Exhibit 10.1

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

TAMPA DIVISION

In re:	Chapter 11

ACCENTIA BIOPHARMACEUTICALS, INC.,	Case No. 8:08-bk-17795-KRM

ANALYTICA INTERNATIONAL, INC.,	Case No. 8:08-bk-17798-KRM

TEAMM PHARMACEUTICALS, INC.,	Case No. 8:08-bk-17800-KRM

ACCENTRX, INC.,	Case No. 8:08-bk-17801-KRM

ACCENTIA SPECIALTY PHARMACY, INC.,	Case No. 8:08-bk-17802-KRM

Debtors.

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FIRST AMENDED JOINT PLAN OF REORGANIZATION OF ACCENTIA

BIOPHARMACEUTICALS, INC., ANALYTICA INTERNATIONAL, INC., TEAMM

PHARMACEUTICALS, INC., ACCENTRX, INC., AND ACCENTIA SPECIALTY

PHARMACY, INC. UNDER CHAPTER 11 OF TITLE 11, UNITED STATES CODE

STICHTER, RIEDEL, BLAIN & PROSSER, P.A.
Charles A. Postler (Florida Bar No. 455318)
110 East Madison Street, Suite 200
Tampa, Florida 33602
Telephone:	(813) 229-0144
Facsimile:	(813) 229-1811
Email:	cpostler@srbp.com
Counsel for Debtors and Debtors in Possession

Tampa, Florida

Dated as of August 16, 2010

PURSUANT TO SECTION 1125 OF TITLE 11 OF THE UNITED STATES CODE, NOTHING CONTAINED IN THIS FIRST AMENDED JOINT PLAN OF REORGANIZATION (THE “PLAN”) SHOULD BE CONSTRUED AS CONSTITUTING A SOLICITATION OF ACCEPTANCES OF THE PLAN UNTIL SUCH TIME AS THE DEBTORS’ DISCLOSURE STATEMENT (AS DEFINED HEREIN) HAS BEEN APPROVED BY AN ORDER OF THE UNITED STATES BANKRUPTCY COURT FOR THE MIDDLE DISTRICT OF FLORIDA, TAMPA DIVISION, AND DISTRIBUTED, WITH APPROPRIATE BALLOTS (INCLUDING THE ACCENTIA STOCKHOLDER BALLOTS), TO ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS ENTITLED TO VOTE ON THE PLAN. THE DEBTORS RESERVE THE RIGHT TO FILE A SECOND AMENDED OR AN AMENDED AND RESTATED PLAN AND A SECOND AMENDED OR AN AMENDED AND RESTATED DISCLOSURE STATEMENT FROM TIME TO TIME HEREAFTER. REFERENCE IS MADE TO SUCH DISCLOSURE STATEMENT FOR A DISCUSSION OF THE DEBTORS’ HISTORY, BUSINESSES, PROPERTIES, AND OPERATIONS, THE PROJECTIONS FOR THE DEBTORS’ FUTURE OPERATIONS, A SUMMARY OF SIGNIFICANT EVENTS WHICH HAVE OCCURRED TO DATE IN THE BANKRUPTCY CASES, A SUMMARY OF THE MEANS OF IMPLEMENTING AND FUNDING THE PLAN, AND THE PROCEDURES FOR VOTING ON THE PLAN. ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS ARE HEREBY ADVISED AND ENCOURAGED TO READ THE DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THE PLAN AND THE DISCLOSURE STATEMENT SHALL NOT BE CONSTRUED AS AN ADMISSION OR STIPULATION, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

TABLE OF CONTENTS

ARTICLE 1	INTRODUCTION	1

ARTICLE 2	DEFINED TERMS; RULES OF CONSTRUCTION	2
2.1	Defined Terms.	2
2.2	Rules of Construction.	30

ARTICLE 3	TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS	30
3.1	Administrative Expense Claims.	30
3.2	Priority Tax Claims.	31

ARTICLE 4	DESIGNATION OF CLASSES OF CLAIMS AND EQUITY INTERESTS	31
4.1	Class 1: Priority Claims.	31
4.2	Class 2: Secured Claims and Other Claims of Laurus/Valens.	32
4.3	Class 3: Secured Claims and Other Claims of Southwest Bank.	32
4.4	Class 4: Secured Claims and Other Claims of McKesson.	32
4.5	Class 5: Secured Claims and Other Claims of the 2006 Secured Debentures Holders.	32
4.6	Class 6: Secured Claims and Other Claims of the 2008 Secured Debentures Holders.	32
4.7	Class 7: Secured Tax Claims of Governmental Units.	32
4.8	Class 8: Other Secured Claims.	32
4.9	Class 9: Claims of the 2007 Debentures Holders.	32
4.10	Class 10: Unsecured Claims (Unsecured Claims Not Otherwise Classified).	32
4.11	Class 11: Unsecured Convenience Claims.	33
4.12	Class 12: Intercompany Claims.	33
4.13	Class 13: Convertible Preferred Stock Claims.	33
4.14	Class 14: Subordinated Securities Claims.	33
4.15	Class 15: Equity Interests.	33
4.16	Class 16: Subsidiary Equity Interests.	33

ARTICLE 5	TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS	33
5.1	Unclassified Claims.	33
5.2	Class 1: Priority Claims.	33
5.3	Class 2: Secured Claims and Other Claims of Laurus/Valens.	34
5.4	Class 3: Secured Claims and Other Claims of Southwest Bank.	37
5.5	Class 4: Secured Claims and Other Claims of McKesson.	40
5.6	Class 5: Secured Claims and Other Claims of the 2006 Secured Debentures Holders.	42
5.7	Class 6: Secured Claims and Other Claims of the 2008 Secured Debentures Holders.	44
5.8	Class 7: Secured Tax Claims of Governmental Units.	47
5.9	Class 8: Other Secured Claims.	47
5.10	Class 9: Claims of the 2007 Debentures Holders.	48
5.11	Class 10: Unsecured Claims (Unsecured Claims Not Otherwise Classified).	50
5.12	Class 11: Unsecured Convenience Claims.	52
5.13	Class 12: Intercompany Claims.	53
5.14	Class 13: Convertible Preferred Stock Claims.	53
5.15	Class 14: Subordinated Securities Claims.	56
5.16	Class 15: Equity Interests.	56
5.17	Class 16: Subsidiary Equity Interests.	57

ARTICLE 6	ACCEPTANCE OR REJECTION OF THE PLAN	57
6.1	Each Impaired Class Entitled to Vote Separately.	57

6.2	Acceptance by Impaired Classes.	57
6.3	Presumed Acceptance of Plan by Unimpaired Classes.	58
6.4	Deemed Non-Acceptance of Plan.	58
6.5	Impairment Controversies.	58

ARTICLE 7	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	58
7.1	Assumption or Rejection of Executory Contracts and Unexpired Leases.	58
7.2	Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases.	59
7.3	Inclusiveness.	59
7.4	Cure of Defaults.	59
7.5	Claims under Rejected Executory Contracts and Unexpired Leases.	60
7.6	Insurance Policies.	60
7.7	Indemnification Rights.	60
7.8	Existing Accentia Stock Options.	61
7.9	Existing Accentia Stock Warrants.	61

ARTICLE 8	MEANS OF IMPLEMENTATION OF THE PLAN	62
8.1	General Overview of the Plan.	62
8.2	Effective Date Actions.	62
8.3	Vesting of Property of the Estates in the Reorganized Debtors.	63
8.4	Continued Corporate Existence.	63
8.5	Corporate Action.	64
8.6	Boards of Directors and Executive Officers of the Reorganized Debtors.	64
8.7	Amendment and Restatement of Articles of Incorporation and Bylaws of Accentia.	65
8.8	Issuance of Reorganized Accentia Common Stock.	65
8.9	Exemptions from Securities Laws.	65
8.10	SEC Public Reports.	67
8.11	Section 1146 Exemption.	68
8.12	Pursuit of Causes of Action.	68
8.13	Prosecution and Settlement of Claims and Causes of Action.	69
8.14	Effectuating Documents; Further Transactions.	70
8.15	Cancellation of Existing Loan Documents and Agreements.	70
8.16	Exit Financing.	70
8.17	Exclusivity Period.	71
8.18	Dissolution of the Committee.	71

ARTICLE 9	PROVISIONS GOVERNING DISTRIBUTIONS	71
9.1	Initial Distribution.	71
9.2	Execution and Delivery of Plan Debentures, Plan Notes, Plan Warrants and Security Documents.	71
9.3	Determination of Claims.	71
9.4	Distributions as to Allowed Claims in Classes 10 and 14.	73
9.5	Unclaimed Distributions.	73
9.6	Transfer of Claim.	74
9.7	One Distribution Per Holder.	74
9.8	Effect of Pre-Confirmation Distributions.	74
9.9	No Interest on Claims.	74
9.10	Determination of Voting and Distribution Rights of Holders of Equity Interests.	75
9.11	Fractional Shares.	75
9.12	Certain Restrictions on Stock Transfers.	75
9.13	Call Provisions for Plan Warrants.	76
9.14	Compliance with Tax Requirements.	77

ARTICLE 10	CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN AND THE EFFECTIVE DATE	77
10.1	Conditions Precedent to Confirmation of the Plan.	77
10.2	Conditions Precedent to the Effective Date.	77
10.3	Notice of the Effective Date.	78

ARTICLE 11	DISCHARGE, EXCULPATION FROM LIABILITY, RELEASE, AND GENERAL INJUNCTION	78
11.1	Discharge of Claims.	78
11.2	Exculpation from Liability.	79
11.3	Release.	79
11.4	General Injunction.	80
11.5	Term of Certain Injunctions and Automatic Stay.	81
11.6	No Liability for Tax Claims.	81
11.7	Regulatory or Enforcement Actions.	81

ARTICLE 12	RETENTION OF JURISDICTION	82
12.1	General Retention.	82
12.2	Specific Purposes.	82
12.3	Closing of the Accentia Bankruptcy Cases.	84

ARTICLE 13	MODIFICATION OF PLAN AND CONFIRMATION OVER OBJECTIONS	84
13.1	Modification of Plan.	84
13.2	Confirmation Over Objections.	85

ARTICLE 14	MISCELLANEOUS PROVISIONS	86
14.1	No Admissions.	86
14.2	Revocation or Withdrawal of the Plan.	86
14.3	Standard for Approval of the Bankruptcy Court.	86
14.4	Further Assurances.	86
14.5	Headings.	86
14.6	Notices.	87
14.7	Governing Law.	87
14.8	Limitation on Allowance.	87
14.9	Estimated Claims.	87
14.10	Consent to Jurisdiction.	87
14.11	Setoffs.	88
14.12	Successors and Assigns.	88
14.13	Modification of Payment Terms.	88
14.14	Entire Agreement.	88
14.15	Severability of Plan Provisions.	88
14.16	Controlling Document.	89
14.17	Plan Supplement.	89
14.18	Computation of Time.	89
14.19	Substantial Consummation.	89

v

INDEX TO EXHIBITS TO PLAN

Exhibit A	–	Schedule of Intercompany Claims

Exhibit B	–	Rejected Contracts

Exhibit C	–	Pro Forma Recapitalization of Reorganized Accentia

ARTICLE 1

INTRODUCTION

Accentia Biopharmaceuticals, Inc. and its wholly-owned subsidiaries, Analytica International, Inc., TEAMM Pharmaceuticals, Inc., AccentRx, Inc., and Accentia Specialty Pharmacy, Inc., as Debtors and Debtors in Possession in the Accentia Bankruptcy Cases, hereby propose the following Plan for the reorganization of the Debtors and the resolution of the outstanding Claims against and Equity Interests in the Debtors pursuant to the provisions of Chapter 11 of the Bankruptcy Code, and request Confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code. This Plan shall amend, restate and replace in its entirety the Joint Plan of Reorganization of Accentia Biopharmaceuticals, Inc., Analytica International, Inc., TEAMM Pharmaceuticals, Inc., AccentRx, Inc., and Accentia Specialty Pharmacy, Inc. under Chapter 11 of Title 11, United States Code dated as of May 28, 2010 (Docket No. 687). Capitalized terms used in the Plan shall have the meanings ascribed to such terms in Article 2.1 of the Plan. The Debtors are the proponents of the Plan within the meaning of Section 1129 of the Bankruptcy Code.

In summary, but subject to more specific details provided herein, the Plan provides for the reorganization of the Debtors and the payment in full of all of the Allowed Claims against the Debtors and the retention by the Accentia Stockholders of their Equity Interests in Accentia subject to dilution as provided in the Plan. Although the Debtors’ Estates are presently being jointly administered for procedural purposes, the Debtors and their Estates have not yet been substantively consolidated. Accordingly, the Plan is really five distinct plans, one for each of the Debtors. The Articles of the Plan generally apply to all of the Debtors, except where otherwise indicated.

Under Section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from the Holder of a Claim or Equity Interest until such time as the Debtors’ Disclosure Statement has been approved by the Bankruptcy Court and distributed to Holders of Claims and Equity Interests. The Debtors’ Disclosure Statement was approved by the Bankruptcy Court in the Accentia Disclosure Statement Approval Order, and has been distributed simultaneously with the Plan to all Holders of Claims and Equity Interests whose votes are being solicited. The Disclosure Statement contains, among other things, (a) a discussion of the Debtors’ history, businesses, properties, and operations, (b) the Projections for the Debtors’ future operations, (c) a summary of significant events which have occurred to date in the Bankruptcy Cases, (d) a summary of the means of implementing and funding the Plan, and (e) the procedures for voting on the Plan. Unless otherwise ordered by the Bankruptcy Court, no materials, other than the Plan and the accompanying Disclosure Statement, Accentia Disclosure Statement Approval Order, Ballot or Accentia Stockholder Ballot, and Committee Support Letter have been approved by the Debtors or the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan. ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT, AND ANY EXHIBITS ATTACHED THERETO, IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications to the Plan set forth in Article 13 of the Plan, the Debtors expressly reserve the right to alter, amend, modify, revoke or withdraw the Plan, one or more times, prior to the Plan’s substantial consummation.

THE PLAN HAS BEEN APPROVED BY THE BOARD OF DIRECTORS OF ACCENTIA. IN THE OPINION OF THE DEBTORS, THE TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN CONTEMPLATES A GREATER RECOVERY THAN THAT WHICH IS LIKELY TO BE ACHIEVED UNDER OTHER ALTERNATIVES FOR THE REORGANIZATION OR LIQUIDATION OF THE DEBTORS. ACCORDINGLY, THE DEBTORS BELIEVE THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF CREDITORS AND HOLDERS OF EQUITY INTERESTS, AND THE DEBTORS RECOMMEND THAT CREDITORS AND HOLDERS OF EQUITY INTERESTS VOTE TO ACCEPT THE PLAN.

IN ADDITION, THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF THE DEBTORS BELIEVES THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF UNSECURED CREDITORS AND RECOMMENDS THAT UNSECURED CREDITORS VOTE TO ACCEPT THE PLAN. UNSECURED CREDITORS ARE ENCOURAGED TO READ THE COMMITTEE SUPPORT LETTER INCLUDED WITH THE DISCLOSURE STATEMENT AND THE PLAN.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, UNLESS OTHERWISE STATED, ALL STATEMENTS IN THE PLAN AND IN THE ACCOMPANYING DISCLOSURE STATEMENT CONCERNING THE HISTORY OF THE DEBTORS’ BUSINESSES, THE PAST OR PRESENT FINANCIAL CONDITION OF THE DEBTORS, THE PROJECTIONS FOR THE FUTURE OPERATIONS OF THE DEBTORS, TRANSACTIONS TO WHICH THE DEBTORS WERE OR ARE PARTY, OR THE EFFECT OF CONFIRMATION OF THE PLAN ON HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS ARE ATTRIBUTABLE EXCLUSIVELY TO THE DEBTORS AND NOT TO ANY OTHER PARTY.

THE PLAN AND THE DISCLOSURE STATEMENT HAVE NOT BEEN REQUIRED TO BE PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NON-BANKRUPTCY LAW. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING OR SELLING OR TRANSFERRING SECURITIES OF ACCENTIA BIOPHARMACEUTICALS, INC. OR BIOVEST INTERNATIONAL, INC. SHOULD EVALUATE THE PLAN AND THE DISCLOSURE STATEMENT IN LIGHT OF THE PURPOSES FOR WHICH THEY WERE PREPARED.

ARTICLE 2

DEFINED TERMS; RULES OF CONSTRUCTION

2.1	Defined Terms.

2.1.1 As used in the Plan, the following terms (which appear in the Plan as capitalized terms) shall have the meanings set forth below:

“1 Month Anniversary Date” means the date that is one (1) month after the Effective Date.

“4 Month Anniversary Date” means the date that is four (4) months after the Effective Date.

“6 Month Anniversary Date” means the date that is six (6) months after the Effective Date.

“12 Month Anniversary Date” means the date that is twelve (12) months after the Effective Date.

“2006 Secured Debentures” means the 8% Secured Convertible Debentures Due September 29, 2010, issued by Accentia to the 2006 Secured Debentures Holders in September 2006, in the original aggregate principal amount of $25,000,000.00.

“2006 Secured Debentures Allowed Class 5 Claim” has the meaning ascribed to such term in Article 5.6.1 of the Plan.

“2006 Secured Debentures Claims” means any and all Secured Claims and other Claims of the 2006 Secured Debentures Holders represented by, relating to, or arising under or in connection with the 2006 Secured Debentures Documents.

“2006 Secured Debentures Documents” means all of the Prepetition documents evidencing the 2006 Secured Debentures Claims and any and all other documents executed by Accentia, Biovest, the 2006 Secured Debentures Holders, or Laurus/Valens in any way relating to the 2006 Secured Debentures Claims, as any such documents have been amended, modified or supplemented thereafter in accordance with their terms.

“2006 Secured Debentures Holders” means the Holders of the 2006 Secured Debentures Claims.

“2006 Secured Debentures Warrants” means the Common Stock Purchase Warrants for the purchase of shares of Accentia Common Stock and Biovest Common Stock, issued to the 2006 Secured Debentures Holders in connection with the issuance of the 2006 Secured Debentures.

“2007 Debentures” means the 8% Convertible Debentures Due February 28, 2011, issued by Accentia to the 2007 Debentures Holders in February 2007, in the original aggregate principal amount of $24,940,000.00.

“2007 Debentures Allowed Class 9 Claim” has the meaning ascribed to such term in Article 5.10.1 of the Plan.

“2007 Debentures Claims” means any and all Claims of the 2007 Debentures Holders represented by, relating to, or arising under or in connection with the 2007 Debentures Documents.

“2007 Debentures Documents” means all of the Prepetition documents evidencing the 2007 Debentures Claims and any and all other documents executed by Accentia or the 2007 Debentures Holders in any way relating to the 2007 Debentures Claims, as any such documents have been amended, modified or supplemented thereafter in accordance with their terms.

“2007 Debentures Holders” means the Holders of the 2007 Debentures Claims.

“2007 Debentures Warrants” means the Common Stock Purchase Warrants for the purchase of shares of Accentia Common Stock, issued to the 2007 Debentures Holders in connection with the issuance of the 2007 Debentures.

“2008 Secured Debentures” means the 8% Original Issue Discount Secured Convertible Debentures Due June 19, 2011, issued by Accentia to the 2008 Secured Debentures Holders in June 2008, in the original aggregate principal amount of $8,906,098.00.

“2008 Secured Debentures Allowed Class 6 Claim” has the meaning ascribed to such term in Article 5.7.1 of the Plan.

“2008 Secured Debentures Claims” means any and all Secured Claims and other Claims of the 2008 Secured Debentures Holders represented by, relating to, or arising under or in connection with the 2008 Secured Debentures Documents.

“2008 Secured Debentures Documents” means all of the Prepetition documents evidencing the 2008 Secured Debentures Claims and any and all other documents executed by Accentia or the 2008 Secured Debentures Holders in any way relating to the 2008 Secured Debentures Claims, as any such documents have been amended, modified or supplemented thereafter in accordance with their terms.

“2008 Secured Debentures Holders” means the Holders of the 2008 Secured Debentures Claims.

“2008 Secured Debentures Original Issue Discount” means an amount equal to $434,598.00.

“2008 Secured Debentures Warrants” means the Common Stock Purchase Warrants for the purchase of shares of Accentia Common Stock, issued to the 2008 Secured Debentures Holders in connection with the issuance of the 2008 Secured Debentures.

“Accentia” means Accentia Biopharmaceuticals, Inc., a Florida corporation.

“Accentia Bankruptcy Cases” means, collectively, the jointly administered cases of the Debtors currently pending before the Bankruptcy Court under Chapter 11 of the Bankruptcy

Code, which cases were commenced by the Debtors on the Petition Date and presently bear Case Nos. 8:08-bk-17795-KRM (Accentia Biopharmaceuticals, Inc.), 8:08-bk-17798-KRM (Analytica International, Inc.), 8:08-bk-17800-KRM (TEAMM Pharmaceuticals, Inc.), 8:08-bk-17801-KRM (AccentRx, Inc.), and 8:08-bk-17802-KRM (Accentia Specialty Pharmacy, Inc.).

“Accentia Common Stock” means the common stock, par value $.001 per share, of Accentia.

“Accentia Disclosure Statement Approval Order” means the Order Approving First Amended Joint Disclosure Statement, Fixing Time to File Applications for Administrative Expenses, Setting Hearing on Confirmation of First Amended Joint Plan, and Setting Deadlines with Respect to Confirmation Hearing, dated August 17, 2010, entered in the Bankruptcy Cases (Docket No. 911).

“Accentia Plan Warrants” has the meaning ascribed to such term in Article 9.13.1 of the Plan.

“Accentia Royalty Agreement” means the Royalty Agreement by and between Biovest and Accentia, dated as of October 31, 2006, as amended by a letter agreement dated February 5, 2008, and as further amended, modified or supplemented thereafter in accordance with its terms.

“Accentia Royalty Termination Agreement” means the Royalty Termination Agreement by and between Biovest and Reorganized Accentia, and acknowledged by Laurus/Valens, to be executed on the Closing Date, providing for the termination of the Accentia Royalty Agreement, as it may be amended, modified or supplemented thereafter in accordance with its terms. The form of the Accentia Royalty Termination Agreement is included in Composite Exhibit 1 attached to the Laurus/Valens Compromise Motion.

“Accentia Stockholder” means a Holder of Existing Accentia Common Stock.

“Accentia Stockholder Ballot” means the Class 15 Ballot to be distributed in the Plan Solicitation Package to each Accentia Stockholder as of the Record Date, on which the Accentia Stockholders may indicate their acceptance or rejection of the Plan in accordance with the Voting Instructions.

“Accentia Subsidiaries” means, collectively, Analytica, TEAMM, AccentRx, and ASP.

“Accentia Term Loan Agreement” means the Term Loan and Security Agreement, to be executed on the Closing Date, by and among LV, the lenders party thereto, and Accentia, as it may be amended, modified or supplemented thereafter in accordance with its terms.

“AccentRx” means AccentRx, Inc., a Florida corporation.

“Administrative Expense” means (a) any cost or expense of administration of the Accentia Bankruptcy Cases under Section 503(b) or 507(a)(1) of the Bankruptcy Code, to the extent the party claiming any such cost or expense files an application, motion, request or other Bankruptcy Court-approved pleading seeking such expense in the Bankruptcy Cases on or before the applicable Administrative Expense Claim Bar Date, including (i) any actual and necessary costs and expenses of preserving the Estates or operating the businesses of the Debtors (including wages, salaries, or commissions for services rendered) incurred on or after the Petition Date, (ii) any Postpetition cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtors in Possession in the ordinary course of their businesses, (iii) any Claim granted administrative priority status by a Final Order of the Bankruptcy Court, (iv) any Claim by a Governmental Unit for taxes (and for interest and/or penalties related to such taxes) due from the Debtors for any Postpetition tax year or period, and (v) compensation or reimbursement of expenses of Professionals awarded or allowed pursuant to an order of the Bankruptcy Court under Section 330(a) or 331 of the Bankruptcy Code (including any amounts held back pursuant to an order of the Bankruptcy Court); (b) any Superpriority Claim; (c) all fees and charges assessed against the Estates under Chapter 123 of title 28, United States Code, 28 U.S.C. §§ 1911-1930; and (d) any and all other costs or expenses of administration of the Accentia Bankruptcy Cases that are allowed by a Final Order of the Bankruptcy Court; provided, however, that, when used in the Plan, the term “Administrative Expense” shall not include any Priority Tax Claim, any Cure Claim, any Environmental Claim, any Disallowed Claim, or, unless otherwise expressly provided in the Plan, any of the Claims in Classes 1 through 14. In no event shall any Claim set out in a Proof of Claim be deemed to be an Administrative Expense (except for any Claim by a Governmental Unit for taxes (and for interest and/or penalties related to such taxes) due from the Debtors for any Postpetition tax year or period).

“Administrative Expense Claim” means any Claim for the payment of an Administrative Expense.

“Administrative Expense Claim Bar Date” means the date(s) established by one or more orders of the Bankruptcy Court as the deadline for the filing by any Creditor or other party in interest of an application, motion, request or other Bankruptcy Court-approved pleading for allowance of any Administrative Expense Claim, including as established in the Accentia Disclosure Statement Approval Order; provided, however, that (a) unless otherwise ordered by the Bankruptcy Court, the Administrative Expense Claim Bar Date for the filing by any Professional of an application for any Administrative Expense Claim not yet filed as of the date of the Plan shall be no later than fourteen (14) days after the date of entry of the Accentia Disclosure Statement Approval Order, and (b) to the extent the Bankruptcy Court has entered an order establishing a different and specific deadline for a Creditor or other party in interest to file an Administrative Expense Claim, the date set forth in such order shall be deemed to be the Administrative Expense Claim Bar Date as to such Creditor or other party in interest. Any Holder of an Administrative Expense Claim (including a Holder of a Claim for Postpetition federal, state or local taxes) that does not file an application, motion, request or other Bankruptcy Court-approved pleading by the applicable Administrative Expense Claim Bar Date shall be forever barred, estopped and enjoined from ever asserting such Administrative Expense Claim against the Debtors, the Reorganized Debtors, or any of their respective Properties or Estates, and such Holder shall not be entitled to participate in any Distribution under the Plan on account of any such Administrative Expense Claim.

“Affiliate” means, with respect to any Person (other than the Debtors), (a) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, (b) any other Person that, directly or indirectly, owns or controls, whether beneficially, or as trustee, guardian or other fiduciary, twenty-five percent (25%) or more of the equity interests having ordinary voting power in the election of directors of such Person, or (c) any other Person who is a director, officer, joint venturer or partner (i) of such Person, (ii) of any subsidiary of such Person, or (iii) of any Person described in clause (a) above. For the purposes of this definition, control of a Person shall mean the power (direct or indirect) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. When used in the Plan as relating to the Debtors, the term “Affiliate” has the meaning ascribed to such term in Section 101(2) of the Bankruptcy Code.

“Allowed Amount” means the dollar amount in which a Claim is allowed.

“Allowed Claim” means a Claim or that portion of a Claim which is not a Disputed Claim or a Disallowed Claim and (a) as to which a Proof of Claim was filed with the Clerk’s Office on or before the Bar Date or the Governmental Unit Bar Date, as applicable, or, by order of the Bankruptcy Court, was not required to be so filed, or (b) as to which no Proof of Claim was filed with the Clerk’s Office on or before the Bar Date or the Governmental Unit Bar Date, as applicable, but which has been or hereafter is listed by the Debtors in the Schedules as liquidated in amount and not disputed or contingent, and, in the case of subparagraph (a) and (b) above, as to which either (i) no objection to the allowance of such Claim has been filed within the time allowed for the making of objections as fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or an order of the Bankruptcy Court, or (ii) any objection as to the allowance of such Claim has been settled or withdrawn or has been overruled by a Final Order. “Allowed Claim” shall also include a Claim that is allowed by the Bankruptcy Court in a Final Order. “Allowed,” when used as an adjective herein (such as Allowed Administrative Expense Claim, Allowed Priority Tax Claim, Allowed Priority Claim, Allowed Secured Claim, and Allowed Unsecured Claim), has a corresponding meaning.

“Allowed Class … Claim” means an Allowed Claim in the particular Class described.

“Allowed Class … Equity Interest” means an Allowed Equity Interest in the particular Class described.

“Allowed Equity Interest” means any Equity Interest (a) which is registered as of the Record Date in a stock register that is maintained by Accentia or the Transfer Agent and (b) which either (i) is not a Disputed Equity Interest or (ii) has been Allowed by a Final Order of the Bankruptcy Court.

“Analytica” means Analytica International, Inc., a Florida corporation.

“Analytica Guaranty” has the meaning ascribed to such term in Article 5.3.2.4 of the Plan. The form of the Analytica Guaranty is included in Composite Exhibit 2 attached to the Laurus/Valens Compromise Motion.

“ASP” means Accentia Specialty Pharmacy, Inc., a Florida corporation.

“Assumed Contracts” has the meaning ascribed to such term in Article 7.1 of the Plan.

“Automatic Conversion Amount” has the meaning ascribed to such term in Articles 5.4.1.3, 5.10.1.1, 5.11.2.3 and 5.14.1.2 of the Plan.

“Automatic Conversion Date” has the meaning ascribed to such term in Articles 5.4.1.3, 5.10.1.1, 5.11.2.3 and 5.14.1.2 of the Plan.

“Automatic Conversion VWAP Price” means the average of the VWAPs for the ten (10) consecutive Trading Days ending on the Trading Day that is immediately preceding the then applicable Automatic Conversion Date.

“Avoidance Actions” means any and all actions to avoid or recover a transfer of Property of the Debtors’ Estates or an interest of the Debtors in Property, which a trustee, debtor in possession or other appropriate party in interest may assert on behalf of the Debtors’ Estates under Chapter 5 of the Bankruptcy Code, including actions under one or more provisions of Section 542, 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code or under any other similar applicable federal, state or common law, regardless of whether or not such action has been commenced prior to the Effective Date.

“Ballot” means the Ballot, accompanying the Disclosure Statement and the Plan, on which (a) Holders of Impaired Claims entitled to vote on the Plan may indicate their acceptance or rejection of the Plan in accordance with the Voting Instructions, (b) certain Holders of Unsecured Claims may make the Convenience Class Opt-In Election or the Convenience Class Opt-Out Election, and (c) Holders of Claims in Classes 3, 4, 6, 8, 10 and 13 may make a Conversion Election.

“Balloting Agent” means the company to be retained by Accentia to (a) provide service of the Plan Solicitation Package upon the Accentia Stockholders, (b) receive and tabulate the Accentia Stockholder Ballots and the Master Ballots, and (c) certify to the Bankruptcy Court the results of the votes for acceptance and rejection of the Plan by the Accentia Stockholders.

“Bankruptcy Cases” means, collectively, the Accentia Bankruptcy Cases and the Biovest Bankruptcy Cases.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Bankruptcy Cases.

“Bankruptcy Counsel” means Stichter, Riedel, Blain & Prosser, P. A.

“Bankruptcy Court” means the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, or, as the context requires, any other court of competent jurisdiction exercising jurisdiction over the Bankruptcy Cases.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as promulgated under Section 2075 of title 28 of the United States Code, and the Local Rules, as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Bankruptcy Cases.

“Bar Date” means June 1, 2009, the date set by the Bankruptcy Court in the Bar Date Order as the last day for filing a Proof of Claim against the Debtors in the Accentia Bankruptcy Cases, excluding (a) a Prepetition Claim of a Governmental Unit, for which a Proof of Claim must be filed with the Bankruptcy Court by the Governmental Unit Bar Date, (b) an Administrative Expense Claim, for which a request for payment of an Administrative Expense must be filed with the Bankruptcy Court by the Administrative Expense Claim Bar Date, (c) a Claim for which a bar date may have been otherwise established by a Final Order of the Bankruptcy Court, for which a Proof of Claim must be filed with the Bankruptcy Court by the date set forth in such Final Order, and (d) a Claim with respect to an executory contract or unexpired lease that is assumed or rejected pursuant to the Plan (as to which the bar date shall be as set forth in Article 7.4 or 7.5, respectively, of the Plan) or a Final Order of the Bankruptcy Court (as to which the bar date shall be as set forth in such Final Order).

“Bar Date Order” means the Order Granting Debtors’ Motion to Set a Bar Date for the Filing of Proofs of Claim and Approving Form of Notice of Bar Date, dated April 8, 2009, entered in the Bankruptcy Cases (Docket No. 257).

“Biovest” means Biovest International, Inc., a Delaware corporation.

“Biovest Bankruptcy Cases” means, collectively, the jointly administered cases of the Biovest Debtors currently pending before the Bankruptcy Court under Chapter 11 of the Bankruptcy Code, which cases were commenced by the Biovest Debtors on the Petition Date and presently bear Case Nos. 8:08-bk-17796-KRM (Biovest International, Inc.), 8:08-bk-17803-KRM (Biovax, Inc.), 8:08-bk-17804-KRM (AutovaxID, Inc.), 8:08-bk-17805-KRM (Biolender, LLC), and 8:08-bk-17806-KRM (Biolender II, LLC).

“Biovest Common Stock” means the common stock, par value $.01 per share, of Biovest.

“Biovest Confirmation Order” means the order of the Bankruptcy Court in the Bankruptcy Cases confirming the Biovest Plan pursuant to Section 1129 and other applicable sections of the Bankruptcy Code, as such order may be amended, modified or supplemented.

“Biovest Debtors” means, collectively, Biovest, Biovax, Inc., AutovaxID, Inc., Biolender, LLC, and Biolender II, LLC.

“Biovest Plan” means the First Amended Joint Plan of Reorganization of Biovest International, Inc., Biovax, Inc., AutovaxID, Inc., Biolender, LLC, and Biolender II, LLC under Chapter 11 of Title 11, United States Code dated as of August 16, 2010, and all exhibits thereto, as the same may be amended, supplemented, modified or amended and restated from time to time in accordance with the provisions of the Biovest Plan and the Bankruptcy Code.

“Biovest Plan Warrants” has the meaning ascribed to such term in Article 9.13.2 of the Plan.

“Biovest Term Loan Agreement” means the Term Loan and Security Agreement, to be executed on the Closing Date, by and among LV, the lenders party thereto, Biovest, Biovax, Inc., AutovaxID, Inc., Biolender, LLC, and Biolender II, LLC, as it may be amended, modified or supplemented thereafter in accordance with its terms.

“Board of Directors” means the Board of Directors of Accentia.

“Business Day” means any day other than (a) a Saturday, (b) a Sunday, (c) a “legal holiday” (as “legal holiday” is defined in Bankruptcy Rule 9006(a)), or (d) a day on which commercial banks in Tampa, Florida are required or authorized to close by law.

“Cash” means cash, cash equivalents and other readily marketable direct obligations of the United States, as determined in accordance with generally accepted accounting principles, including bank deposits, certificates of deposit, checks and similar items. When used in the Plan with respect to a Distribution under the Plan, the term “Cash” means lawful currency of the United States, a certified check, a cashier’s check, a wire transfer of immediately available funds from any source, or a check from Reorganized Accentia drawn on a domestic bank.

“Causes of Action” means any and all of the Debtors’ or the Debtors’ Estates actions, claims, demands, rights, defenses, counterclaims, suits and causes of action, whether known or unknown, in law, equity or otherwise, against any Creditor or other third party, including (a) the Avoidance Actions, and (b) any and all other claims or rights or proceedings of any value whatsoever, at law or in equity, including the Collegium Adversary Proceeding, turnover actions and claims of the type referred to in the Disclosure Statement or in Article 8.12 of the Plan. The Causes of Action shall vest in the Reorganized Debtors on the Effective Date. When used in the Plan, the term “Causes of Action” shall not include any claims, obligations, suits, judgments, damages, rights, remedies, causes of action, charges, costs, debts, indebtedness, or liabilities released or waived by the Debtors pursuant to a Final Order of the Bankruptcy Court.

“Causes of Action Recoveries” means the proceeds, benefits and other recoveries of any Causes of Action received by the Reorganized Debtors.

“Claim” has the meaning ascribed to such term in Section 101(5) of the Bankruptcy Code. Notwithstanding anything to the contrary contained herein, when used in the Plan, the term “Claim” shall be given the broadest possible meaning permitted by applicable law and shall include all manner and type of claim, whenever and wherever such claim may arise, including Administrative Expense Claims, Environmental Claims, and claims based upon or arising under any federal or state securities laws.

“Class” means a category of Claims or Equity Interests classified together as described in Article 4 of the Plan.

“Class 3 Convertible Plan Note” has the meaning ascribed to such term in Article 5.4.1.3 of the Plan.

“Class 3 Interest” has the meaning ascribed to such term in Article 5.4.1.3 of the Plan.

“Class 3 Plan Note” has the meaning ascribed to such term in Article 5.4.1.1 of the Plan.

“Class 3 Plan Shares” has the meaning ascribed to such term in Articles 5.4.1.2 and 5.4.1.3 of the Plan.

“Class 4 Plan Note” has the meaning ascribed to such term in Article 5.5.1.1 of the Plan.

“Class 4 Plan Shares” has the meaning ascribed to such term in Article 5.5.1.5 of the Plan.

“Class 5 Plan Shares” has the meaning ascribed to such term in Articles 5.6.1.1 and 5.6.1.5 of the Plan.

“Class 5 Plan Warrant” has the meaning ascribed to such term in Article 5.6.1.5 of the Plan.

“Class 5 Pledged Biovest Shares” has the meaning ascribed to such term in Article 5.6.1 of the Plan.

“Class 6 Plan Debenture” has the meaning ascribed to such term in Article 5.7.1.1 of the Plan.

“Class 6 Plan Shares” has the meaning ascribed to such term in Articles 5.7.1.5, 5.7.1.6, 5.7.1.7 and 5.7.1.9 of the Plan.

“Class 6 Plan Warrant” has the meaning ascribed to such term in Article 5.7.1.9 of the Plan.

“Class 8 Plan Shares” has the meaning ascribed to such term in Article 5.9.1.2 of the Plan.

“Class 9 Plan Debenture” has the meaning ascribed to such term in Article 5.10.1.1 of the Plan.

“Class 9 Plan Debenture Maturity Date” has the meaning ascribed to such term in Article 5.10.1.1 of the Plan.

“Class 9 Plan Shares” has the meaning ascribed to such term in Articles 5.10.1.1 and 5.10.1.3 of the Plan.

“Class 9 Plan Warrant” has the meaning ascribed to such term in Article 5.10.1.3 of the Plan.

“Class 10 Plan Shares” has the meaning ascribed to such term in Articles 5.11.2.2 and 5.11.2.3 of the Plan.

“Class 13 Plan Note” has the meaning ascribed to such term in Article 5.14.1.2 of the Plan.

“Class 13 Plan Note Maturity Date” has the meaning ascribed to such term in Article 5.14.1.2 of the Plan.

“Class 13 Plan Shares” has the meaning ascribed to such term in Articles 5.14.1.1, 5.14.1.2 and 5.14.1.4 of the Plan.

“Class 13 Plan Warrant” has the meaning ascribed to such term in Article 5.14.1.4 of the Plan.

“Class 15 Plan Shares” has the meaning ascribed to such term in Article 5.16 of the Plan.

“Clerk” means the Clerk of the Bankruptcy Court.

“Clerk’s Office” means the Office of the Clerk of the Bankruptcy Court located at the Sam M. Gibbons United States Courthouse, 801 N. Florida Avenue, 5th Floor, Tampa, Florida 33602.

“Closing” has the meaning ascribed to such term in Article 5.3.1 of the Plan.

“Closing Date” means the date of the Closing under the Accentia Term Loan Agreement.

“Collateral” means Property in which any of the Estates has (or had) an interest and that secures (or secured), in whole or part, whether by agreement, statute, or judicial decree, the payment of a Claim.

“Collegium Adversary Proceeding” means the adversary proceeding filed in the Bankruptcy Cases styled as TEAMM Pharmaceuticals, Inc. and Accentia Biopharmaceuticals, Inc., Plaintiffs, vs. Collegium Pharmaceuticals, Inc., Defendant, Adv. Pro. No. 8:09-ap-00377-KRM.

“Committee” means the Committee of the Unsecured Creditors appointed by the United States Trustee in the Bankruptcy Cases pursuant to Section 1102 of the Bankruptcy Code on December 1, 2008 (Docket No. 74), as such appointment was amended by the United States Trustee on June 9, 2009 (Docket No. 336), on May 27, 2010 (Docket No. 686) and on August 9, 2010 (Docket No. 874), and as the membership of such Committee may hereafter be further amended or modified by the United States Trustee.

“Committee Support Letter” means a letter from the Committee to Unsecured Creditors dated August 16, 2010, recommending that Unsecured Creditors vote to accept the Plan.

“Confirmation” or “Confirmation of the Plan” means the approval of the Plan by the Bankruptcy Court at the Confirmation Hearing.

“Confirmation Date” means the date on which the Confirmation Order is entered on the Docket by the Clerk pursuant to Bankruptcy Rule 5003(a).

“Confirmation Hearing” means the hearing which will be held before the Bankruptcy Court to consider Confirmation of the Plan and related matters pursuant to Section 1128(a) of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time. The date of the Confirmation Hearing is set forth in the Accentia Disclosure Statement Approval Order.

“Confirmation Order” means the order of the Bankruptcy Court in the Bankruptcy Cases confirming the Plan pursuant to Section 1129 and other applicable sections of the Bankruptcy Code, as such order may be amended, modified or supplemented.

“Convenience Class Opt-In Election” means the irrevocable election by a Holder of an Unsecured Claim in an amount greater than $10,000.00 to have such Unsecured Claim reduced to $10,000.00 and treated as an Unsecured Convenience Claim under the Plan. The election must be made by the Holder on the Ballot and filed with the Bankruptcy Court on or before the Voting Deadline.

“Convenience Class Opt-Out Election” means the irrevocable election by a Holder of an Unsecured Claim in an amount less than or equal to $10,000.00 to have such Unsecured Claim treated as a Class 10 Unsecured Claim under the Plan. The election must be made by the Holder on the Ballot and filed with the Bankruptcy Court on or before the Voting Deadline.

“Conversion Election” means the election by the Holder of a Class 3 Claim, the Holder of a Class 4 Claim, a 2008 Secured Debentures Holder, the Holder of a Class 8 Claim, the Holder of a Class 10 Claim, or a Convertible Preferred Stock Holder to convert the Allowed Amount of its Claim into shares of Reorganized Accentia Common Stock as provided in Article 5 of the Plan.

“Convertible Preferred Stock” means the Series A-1 Convertible Preferred Stock, par value $1.00 per share, of Accentia.

“Convertible Preferred Stock Allowed Class 13 Claim” has the meaning ascribed to such term in Article 5.14.1 of the Plan.

“Convertible Preferred Stock Claims” means all Claims and equity securities (as defined in Section 101(16) of the Bankruptcy Code) represented by, relating to, or arising under or in connection with the Convertible Preferred Stock Documents.

“Convertible Preferred Stock Documents” means all of the Prepetition documents evidencing the Convertible Preferred Stock Claims and any and all other documents executed by Accentia or the Convertible Preferred Stock Holders in any way relating to the Convertible Preferred Stock Claims, as any such documents have been amended, modified or supplemented thereafter in accordance with their terms.

“Convertible Preferred Stock Holders” means the Holders of the Convertible Preferred Stock Claims.

“Convertible Preferred Stock Warrants” means the Common Stock Purchase Warrants for the purchase of shares of Accentia Common Stock, issued to the Convertible Preferred Stock Holders in connection with the issuance of the Convertible Preferred Stock.

“Creditor” means the Holder of a Claim, within the meaning of Section 101(10) of the Bankruptcy Code, including Secured Creditors, Unsecured Creditors, and Creditors with Administrative Expense Claims, Priority Tax Claims, Priority Claims, Cure Claims, and Environmental Claims.

“Cure Claim” means any Claim of any nature whatsoever, including any Claim for any cure payment, cost or other amount, if any, due and owing by the Debtors pursuant to Section 365(b) of the Bankruptcy Code or otherwise and any Claim for a default (monetary or non-monetary), arising from, relating to or in connection with the assumption by the Debtors of any Assumed Contract (provided such Claim is filed with the Bankruptcy Court by the Cure Claim Submission Deadline). In no event shall any Claim set out in a Proof of Claim be deemed to be a Cure Claim.

“Cure Claim Submission Deadline” means, and shall occur on the same day as, the Voting Deadline.

“D & O Policy” means any insurance policy in effect at any time on or before the Effective Date (and as such policy may be continued following the Effective Date) under which any Person carrying on an insurance business may be liable to satisfy, or to indemnify or reimburse for payments made to satisfy, part or all of a judgment rendered against, or a settlement made to resolve claims made against, or defense costs incurred by, the Debtors or any past, present or future director, officer, trustee or employee of the Debtors, including the policies issued to Accentia by XL Specialty Insurance Company (Policy Numbers ELU107905-08 and ELU107906-08) and Carolina Casualty Insurance Company (Policy Number 1853099).

“Debt” has the meaning ascribed to such term in Section 101(12) of the Bankruptcy Code.

“Debtors” means, collectively, Accentia, Analytica, TEAMM, AccentRx, and ASP.

“Debtors in Possession” means, collectively, Accentia, Analytica, TEAMM, AccentRx, and ASP, as debtors in possession in the Accentia Bankruptcy Cases.

“Determination Date” means the later of (i) the Effective Date and (ii) the date the order of the Bankruptcy Court allowing a Claim becomes a Final Order (if applicable).

“Disallowed Claim” means any Claim which has been disallowed by an order of the Bankruptcy Court, which order has not been stayed pending appeal.

“Disclosure Statement” means the First Amended Joint Disclosure Statement for First Amended Joint Plan of Reorganization of Accentia Biopharmaceuticals, Inc., Analytica International, Inc., TEAMM Pharmaceuticals, Inc., AccentRx, Inc., and Accentia Specialty Pharmacy, Inc. under Chapter 11 of Title 11, United States Code dated as of August 16, 2010, including all Exhibits attached thereto, as submitted and filed by the Debtors pursuant to Section 1125 of the Bankruptcy Code in respect of the Accentia Bankruptcy Cases and approved by the Bankruptcy Court in the Accentia Disclosure Statement Approval Order, and as such Disclosure Statement may be amended, supplemented, modified or amended and restated from time to time.

“Disputed Claim” means any Claim or portion thereof (other than a Disallowed Claim) that is not an Allowed Claim and (a) as to which a Proof of Claim has been filed with the Clerk’s Office or is deemed filed under applicable law or order of the Bankruptcy Court, or (b) which has been scheduled in the Schedules, and, in the case of subparagraph (a) and (b) above, as to which an objection has been or may be timely filed or deemed filed under the Plan, the Bankruptcy Code, the Bankruptcy Rules, or an order of the Bankruptcy Court and any such objection has not been (i) withdrawn, (ii) overruled by an order of the Bankruptcy Court, or (iii) sustained by an order of the Bankruptcy Court. In addition to the foregoing, a Disputed Claim shall mean a Claim that is not an Allowed Claim, whether or not an objection has been or may be timely filed, if (a) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim scheduled in the Schedules, (b) the classification of the Claim specified in the Proof of Claim differs from the classification of any corresponding Claim scheduled in the Schedules, (c) any corresponding Claim has been scheduled in the Schedules as disputed, contingent or unliquidated, (d) no corresponding Claim has been scheduled in the Schedules, or (e) such Claim is reflected as unliquidated or contingent in the Proof of Claim filed in respect thereof. To the extent an objection relates to the allowance of only a part of a Claim, such Claim shall be a Disputed Claim only to the extent of the amount subject to objection. “Disputed,” when used as an adjective herein (such as Disputed Administrative Expense Claim, Disputed Priority Tax Claim, Disputed Priority Claim, Disputed Secured Claim, and Disputed Unsecured Claim), has a corresponding meaning.

“Disputed Equity Interest” means any Equity Interest (a) which is not registered as of the Record Date in a stock register that is maintained by Accentia or the Transfer Agent, or (b) as to which an objection has been or may be timely filed or deemed filed under the Plan, the Bankruptcy Code, the Bankruptcy Rules, or an order of the Bankruptcy Court and any such objection has not been (i) withdrawn, (ii) overruled by an order of the Bankruptcy Court, or (iii) sustained by an order of the Bankruptcy Court.

“Distribution” means a distribution of Cash or shares of Reorganized Accentia Common Stock, as the context requires, to a Creditor on account of an Allowed Claim pursuant to the terms of the Plan.

“Distribution Date” means, when used with respect to an Allowed Administrative Expense Claim (including Allowed Administrative Expense Claims of Professionals) or an Allowed Unsecured Convenience Claim in Class 11, the date which is as soon as reasonably practicable (as determined by Reorganized Accentia) after the Determination Date, but in no event more than ten (10) days after the Determination Date. “Distribution Date,” when used with respect to an Allowed Priority Tax Claim or Allowed Claims in Classes 1, 3, 4, 6, 7, 8, 10 and 14, means the date or dates for any Distribution to Holders of Allowed Priority Tax Claims or Allowed Claims in Classes 1, 3, 4, 6, 7, 8, 10 and 14 as provided in the Plan, unless such date or dates have been otherwise established by an order of the Bankruptcy Court.

“Docket” means the docket or dockets in the Bankruptcy Cases maintained by the Clerk.

“Effective Date” means, and shall occur on, the first Business Day on which all of the conditions precedent to the occurrence of the Effective Date contained in Article 10.2 of the Plan have been satisfied or waived by the Debtors.

“Effective Date Notice” has the meaning ascribed to such term in Article 10.3 of the Plan.

“Entity” has the meaning ascribed to such term in Section 101(15) of the Bankruptcy Code.

“Environmental Claim” means any Claim or demand now existing or hereafter arising (including all thereof in the nature of or sounding in tort, contract, warranty or under any other theory of law or equity) against the Debtors, their predecessors, successors or assigns, or Affiliates, or their present or former officers, directors or employees, arising out of, or related to, any Environmental Laws, including any Claim or demand: (a) to restrict or enjoin, or recover damages, costs or expenses to remedy, any release, environmental pollution, contamination or nuisance or to require the Debtors to remedy or to reimburse, pay or incur costs to remedy any release, environmental pollution, contamination or nuisance, (b) to remedy, reimburse, compensate or pay any damage, penalty, fine or forfeiture for, or to restrict or enjoin, any violation of or alleged violation of any Environmental Laws, (c) to pay any contractual claim with respect to any Environmental Laws, or (d) to pay or reimburse any Person or Entity for personal injury (including worker’s compensation, sickness, disease or death), tangible or intangible property damage or natural resource damage arising out of, or relating to, any release, environmental pollution, contamination or nuisance, whether or not contemplated in subparagraphs (a) through (c) above, or whether or not such Claim or demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, or whether or not the facts of or legal basis for such Claim or demand are known or unknown, or whether or not the injury or damage giving rise to such Claim or demand was diagnosable, undiagnosable, detectable or undetectable before the Confirmation of the Plan or before the Final Decree Date. Notwithstanding anything to the contrary contained herein, when used in the Plan, the term “Environmental Claim” shall be broadly construed and shall include (a) claims that may or may not presently constitute “claims” within the meaning of Section 101(5) of the Bankruptcy Code and (b) demands that may or may not presently constitute “demands” within the meaning of Section 524(g)(5) of the Bankruptcy Code.

“Environmental Laws” means all federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). As used in the Plan, the term “Environmental Laws” shall include (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601, et seq., (b) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. §§ 6901, et seq., (c) the Clean Air Act, 42 U.S.C. §§ 7401, et seq., (d) the Clean Water Act of 1977, 33 U.S.C. §§ 1251, et seq., (e) the Toxic Substances Control Act, 15 U.S.C. §§ 2601, et seq., (f) the Oil Pollution Act of 1990 (OPA 90), (g) the Hazardous Materials Transportation Authorization Act of 1994, 49 U.S.C. §§ 5101, et seq., (h) the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136, et seq., (i) the Solid Waste Disposal Act, 42 U.S.C. §§ 6901, et seq., (j) the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251, et seq., (k) the Occupational Safety and Health Act, 29 U.S.C. §§ 651, et seq., (l) the Safe Drinking Water Act, 42 U.S.C. §§ 300(f), et seq., (m) all other statutes or laws issued or promulgated by any Governmental Unit, as they may be amended from time to time, relating to environmental contamination or pollution, air pollution, water pollution, noise control and/or the handling, transportation, discharge, existence, release, disposal or recovery of on-site or off-site hazardous, toxic or dangerous wastes, substances, chemicals or materials (including petroleum), including any transfer of ownership notification or approval statutes, and (n) the ordinances, rules, regulations, orders, notices of violation, requests, demands and requirements issued or promulgated by any Governmental Unit in connection with such statutes or laws.

“Equity Interests” means the interests in Accentia held by all Holders of Existing Accentia Common Stock; provided, however, that, when used in the Plan, the term “Equity Interests” shall not include the Existing Accentia Stock Options or the Existing Accentia Stock Warrants.

“Estates” means, collectively, the estates created for the Debtors by Section 541 of the Bankruptcy Code upon the commencement of the Accentia Bankruptcy Cases.

“Estimation Hearing” means a hearing for the estimation of Claims under Section 502(c) of the Bankruptcy Code.

“Exchange Act” means the Securities Exchange Act of 1934, as it has been or may be amended from time to time, and the rules and regulations promulgated thereunder.

“Exculpated Parties” has the meaning ascribed to such term in Article 11.2 of the Plan.

“Exhibit” means an exhibit annexed to the Plan or to the Disclosure Statement, as the context requires.

“Existing Accentia Common Stock” means the 59,548,208 shares of Accentia Common Stock issued and outstanding on the Petition Date. As used in the Plan, the term “Existing Accentia Common Stock” shall not include any shares of Accentia Common Stock held in treasury by Accentia.

“Existing Accentia Stock Options” means any options granted by Accentia to its employees, officers, directors, or consultants, and outstanding on the Effective Date, to purchase shares of Accentia Common Stock, as authorized by the Board of Directors or a duly appointed committee of the Board of Directors.

“Existing Accentia Stock Warrants” means any warrants issued by Accentia, and outstanding on the Effective Date, for the purchase of shares of Accentia Common Stock; provided, however, that, when used in the Plan, the term “Existing Accentia Stock Warrants” shall not include the Laurus/Valens Warrants, the 2006 Secured Debentures Warrants, the 2007 Debentures Warrants, the 2008 Secured Debentures Warrants, and the Convertible Preferred Stock Warrants.

“Exit Financing” has the meaning ascribed to such term in Article 8.16 of the Plan.

“Federal Judgment Interest Rate” means a rate equal to the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, for the calendar week preceding the Confirmation Date.

“Final Decree” means the final decree for the Accentia Bankruptcy Cases entered by the Bankruptcy Court after the Effective Date pursuant to Bankruptcy Rule 3022.

“Final Decree Date” means the date on which the Final Decree, obtained after a hearing on notice to the Notice Parties and to such other Persons and Entities as the Bankruptcy Court may direct, is entered on the Docket.

“Final Order” means (a) an order, judgment, ruling or other decree (or any revision, modification or amendment thereto) issued and entered by the Bankruptcy Court or by any state or other federal court as may have jurisdiction over any proceeding in connection with the Bankruptcy Cases for the purpose of such proceeding, which order, judgment, ruling or other decree has not been reversed, vacated, stayed, modified or amended and as to which (i) no appeal, petition for review, reargument, rehearing, reconsideration or certiorari has been taken and is pending and the time for the filing of any such appeal, petition for review, reargument, rehearing, reconsideration or certiorari has expired, or (ii) such appeal or petition has been heard and dismissed or resolved and the time to further appeal or petition has expired with no further appeal or petition pending; or (b) a stipulation or other agreement entered into which has the effect of any such aforesaid order, judgment, ruling or other decree with like finality.

“Florida Act” means The Florida Business Corporation Act.

“Governmental Unit” has the meaning ascribed to such term in Section 101(27) of the Bankruptcy Code.

“Governmental Unit Bar Date” means June 1, 2009, the date set by the Bankruptcy Court in the Bar Date Order as the last day for a Governmental Unit to file a Proof of Claim against the Debtors in the Accentia Bankruptcy Cases.

“Holder” means (a) as to any Claim, (i) the owner or holder of such Claim as such is reflected on the Proof of Claim filed with respect to such Claim, or (ii) if no Proof of Claim has been filed with respect to such Claim, the owner or holder of such Claim as such is reflected on the Schedules or the books and records of the Debtors or as otherwise determined by order of the Bankruptcy Court, or (iii) if the owner or holder of such Claim has assigned or transferred the Claim to a third party and the Debtors or the Reorganized Debtors, as the case may be, have received sufficient written evidence of such assignment or transfer, the assignee or transferee; and (b) as to any Equity Interest, the record owner or holder of such Equity Interest as of the Record Date as shown on the stock register that is maintained by Accentia or the Transfer Agent or as otherwise determined by order of the Bankruptcy Court.

“Impaired” refers to any Claim or Equity Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

“Indemnification Rights” means any obligations or rights of any of the Debtors to indemnify, reimburse, advance, or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to such Debtor’s articles or certificate of incorporation, articles of organization, bylaws, operating agreement, or policy of providing indemnification, applicable law, or a specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee’s service with, for, or on behalf of such Debtor.

“Indemnitee” means all present and former directors, officers, employees, agents or representatives of the Debtors who are entitled to assert Indemnification Rights.

“Initial Distribution” has the meaning ascribed to such term in Article 9.1 of the Plan.

“Initial Distribution Date” means the date on which the Initial Distribution is commenced by Reorganized Accentia.

“Intercompany Claim” means any Claim which one Debtor holds against another Debtor. A schedule of the Intercompany Claims is set forth in Exhibit A attached to the Plan.

“Laurus” means Laurus Master Fund, Ltd. (In Liquidation), a Cayman Islands company, and its successors or assigns.

“Laurus Prepetition Claims” means any and all Secured Claims and other Claims of Laurus represented by, relating to, or arising under or in connection with the Laurus Prepetition Loan Documents, including all of the Claims of Laurus described or referenced in the Laurus/Valens Proofs of Claim.

“Laurus Prepetition Loan Documents” means all of the Prepetition documents evidencing the Laurus Prepetition Claims and any and all other documents executed by the Debtors or the Biovest Debtors or Laurus/Valens in any way relating to the Laurus Prepetition Claims, as any such documents have been amended, modified or supplemented thereafter in accordance with their terms.

“Laurus/Valens” means, collectively, Laurus, LV, PSource, Valens, and each of their respective Affiliates.

“Laurus/Valens Allowed Debenture Claim” has the meaning ascribed to such term in Article 5.3.2.5 of the Plan.

“Laurus/Valens Allowed Preferred Stock Claim” has the meaning ascribed to such term in Article 5.3.2.6 of the Plan.

“Laurus/Valens Allowed Secured Claim” has the meaning ascribed to such term in Article 5.3.2.1 of the Plan.

“Laurus/Valens Class 5 Shares” has the meaning ascribed to such term in Article 5.3.2.5 of the Plan.

“Laurus/Valens Class 13 Shares” has the meaning ascribed to such term in Article 5.3.2.6 of the Plan.

“Laurus/Valens Compromise Motion” means the Debtors’ Motion for Approval of Settlement Between the Debtors and Laurus Master Fund, Ltd. (in Liquidation) and its Affiliates and Assignees, Pursuant to 11 U.S.C. § 105(a) and Rule 9019(a) of the Federal Rules of Bankruptcy Procedure (Docket No. 627).

“Laurus/Valens Compromise Order” means the Order Granting Debtors’ Motion for Approval of Settlement Between the Debtors and Laurus Master Fund, Ltd. (in Liquidation) and its Affiliates and Assignees, Pursuant to 11 U.S.C. § 105(a) and Rule 9019(a) of the Federal Rules of Bankruptcy Procedure, dated June 8, 2010, entered in the Bankruptcy Cases (Docket No. 698).

“Laurus/Valens Conversion Shares” has the meaning ascribed to such term in Article 5.3.2.2 of the Plan.

“Laurus/Valens Prepetition Claims” means, collectively, the Laurus Prepetition Claims, the LV Prepetition Claims, the PSource Prepetition Claims, and the Valens Prepetition Claims.

“Laurus/Valens Prepetition Loan Documents” means, collectively, the Laurus Prepetition Loan Documents, the LV Prepetition Loan Documents, the PSource Prepetition Loan Documents, and the Valens Prepetition Loan Documents.

“Laurus/Valens Proofs of Claim” means, collectively, (a) claim number 111 asserting a Secured Claim in the amount of $18,368,284.24 filed by Laurus/Valens in Case No. 8:08-bk-17795-KRM (Accentia Biopharmaceuticals, Inc.), and (b) claim number 9 asserting a Secured Claim in the amount of $34,884,063.00 filed by Laurus/Valens in Case No. 8:08-bk-17798-KRM (Analytica International, Inc.).

“Laurus/Valens Settlement” has the meaning ascribed to such term in Article 5.3.1 of the Plan.

“Laurus/Valens Settlement Documents” has the meaning ascribed to such term in Article 5.3.1 of the Plan. The Laurus/Valens Settlement Documents with respect to the Debtors are included in Composite Exhibit 2 attached to the Laurus/Valens Compromise Motion.

“Laurus/Valens Term Notes” has the meaning ascribed to such term in Article 5.3.2.1 of the Plan. The form of the Laurus/Valens Term Note is included in Composite Exhibit 2 attached to the Laurus/Valens Compromise Motion.

“Laurus/Valens Warrants” means, collectively, (a) the Common Stock Purchase Warrant dated August 16, 2005, issued by Accentia to Laurus, for the purchase of up to 1,000,000 shares of Accentia Common Stock at an exercise price of $2.67 per share, (b) the Common Stock Purchase Warrant dated September 29, 2006, issued by Accentia to Laurus, for the purchase of up to 627,240 shares of Accentia Common Stock at an exercise price of $2.75 per share, (c) the Common Stock Purchase Warrant dated October 31, 2007, issued by Accentia to Laurus, for the purchase of up to 4,024,398 shares of Accentia Common Stock at an exercise price of $2.67 per share, (d) the Common Stock Purchase Warrant dated January 18, 2008, issued by Accentia to Valens Offshore I, for the purchase of up to 365,169 shares of Accentia Common Stock at an exercise price of $2.67 per share, and (e) the Common Stock Purchase Warrant dated January 18, 2008, issued by Accentia to Valens U.S., for the purchase of up to 196,629 shares of Accentia Common Stock at an exercise price of $2.67 per share.

“Liabilities” means any and all liabilities, obligations, judgments, damages, charges, costs, Debts, and indebtedness of any and every kind and nature whatsoever, whether heretofore, now or hereafter owing, arising, due or payable, direct or indirect, absolute or contingent, liquidated or unliquidated, known or unknown, foreseen or unforeseen, in law, equity or otherwise, of or relating to the Debtors or any predecessor, successor or assign thereof, or otherwise based in whole or in part upon any act or omission, transaction, event or other occurrence taking place prior to the Effective Date in any way relating to the Debtors or any predecessor, successor or assign thereof, any Property of the Debtors, the businesses or operations of the Debtors, the Bankruptcy Cases, or the Plan, including any and all liabilities, obligations, judgments, damages, charges, costs, Debts, and indebtedness based in whole or in part upon any Claim of or relating to successor liability, transferee liability, or other similar theory; provided, however, that, when used in the Plan, the term “Liabilities” shall not include any obligations of the Reorganized Debtors expressly set forth in the Plan.

“Lien” means, with respect to any Property, any mortgage, pledge, security interest, lien, right of first refusal, option or other right to acquire, assignment, charge, claim, easement, conditional sale agreement, title retention agreement, defect in title, or other encumbrance or hypothecation or restriction of any nature pertaining to or affecting such Property, whether voluntary or involuntary and whether arising by law, contract or otherwise.

“Local Rules” means the Local Rules of the United States Bankruptcy Court for the Middle District of Florida, as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Bankruptcy Cases.

“LV” means LV Administrative Services, Inc., a Delaware corporation, as administrative and collateral agent for Laurus, PSource, and Valens, and its successors or assigns.

“LV Prepetition Claims” means any and all Secured Claims and other Claims of LV represented by, relating to, or arising under or in connection with the LV Prepetition Loan Documents, including all of the Claims of LV described or referenced in the Laurus/Valens Proofs of Claim.

“LV Prepetition Loan Documents” means all of the Prepetition documents evidencing the LV Prepetition Claims and any and all other documents executed by the Debtors or the Biovest Debtors or Laurus/Valens in any way relating to the LV Prepetition Claims, as any such documents have been amended, modified or supplemented thereafter in accordance with their terms.

“Market Price” means the average of the VWAPs for the ten (10) consecutive Trading Days ending on the Trading Day that is immediately preceding the Effective Date; provided, however, that with respect to a Disputed Claim, the term “Market Price” means the average of the VWAPs for the ten (10) consecutive Trading Days ending on the Trading Day that is immediately preceding the date that an order of the Bankruptcy Court determining that such Disputed Claim is an Allowed Claim becomes a Final Order.

“Master Ballot” means the Master Ballot to be distributed to brokers, proxy intermediaries, custodian banks or other nominees, on which such parties shall indicate the acceptance or rejection of the Plan by Accentia Stockholders in accordance with the Voting Instructions.

“Master Service List” has the meaning ascribed to such term in the Master Service List Order.

“Master Service List Order” means the Order Granting Debtors’ Emergency Motion to Establish Notice Procedures dated November 19, 2008, entered in the Bankruptcy Cases (Docket No. 44).

“McKesson” means McKesson Corporation, a Delaware corporation.

“McKesson Accentia Shares” means the 1,353,229 shares of Accentia Common Stock issued to McKesson by Accentia Prepetition, with the understanding that such shares would thereafter be repurchased by Accentia as repayment for the McKesson Prepetition Claims.

“McKesson Allowed Class 4 Claim” has the meaning ascribed to such term in Article 5.5.1 of the Plan.

“McKesson Pledged Biovest Shares” means the 18,000,000 shares of Biovest Common Stock owned by Accentia and pledged to McKesson as collateral for the McKesson Prepetition Claims.

“McKesson Prepetition Claims” means any and all Secured Claims and other Claims of McKesson represented by, relating to, or arising under or in connection with the McKesson Prepetition Loan Documents.

“McKesson Prepetition Loan Documents” means all of the Prepetition documents evidencing the McKesson Prepetition Claims and any and all other documents executed by the Debtors, McKesson or Laurus/Valens in any way relating to the McKesson Prepetition Claims, as any such documents have been amended, modified or supplemented thereafter in accordance with their terms.

“Notice Parties” means (a) Reorganized Accentia, (b) Bankruptcy Counsel, (c) counsel to Laurus/Valens, (d) counsel to the Committee (to the extent the Committee is then in existence), (e) the United States Trustee, and (f) all parties then set forth on the Master Service List.

“Option C Allowed Claim Amount” has the meaning ascribed to such term in Article 5.11.2.3 of the Plan.

“Option C Holder” has the meaning ascribed to such term in Article 5.11.2.3 of the Plan.

“Option C Maturity Date” has the meaning ascribed to such term in Article 5.11.2.3 of the Plan.

“Permitted Liens” has the meaning ascribed to such term in the Accentia Term Loan Agreement.

“Person” means any person, individual, corporation, association, partnership, limited liability company, joint venture, trust, organization, business, government, governmental agency or political subdivision thereof, or any other entity or institution of any type whatsoever, including any “person” as such term is defined in Section 101(41) of the Bankruptcy Code.

“Petition Date” means November 10, 2008, the date on which the Debtors commenced the Accentia Bankruptcy Cases by filing their voluntary petitions under Chapter 11 of the Bankruptcy Code.

“Plan” means the First Amended Joint Plan of Reorganization of Accentia Biopharmaceuticals, Inc., Analytica International, Inc., TEAMM Pharmaceuticals, Inc., AccentRx, Inc., and Accentia Specialty Pharmacy, Inc. under Chapter 11 of Title 11, United States Code dated as of August 16, 2010, and all Exhibits to the Plan, as the same may be amended, supplemented, modified or amended and restated from time to time in accordance with the provisions of the Plan and the Bankruptcy Code.

“Plan Debentures” means, collectively, the Class 6 Plan Debentures and the Class 9 Plan Debentures. The final form of the Plan Debentures shall be included in the Plan Supplement.

“Plan Documents” means all documents that aid in effectuating the Plan, including the Laurus/Valens Settlement Documents, the Plan Debentures, the Plan Notes, the Plan Warrants, the Reorganized Accentia Bylaws, the Reorganized Accentia Charter, and the Security Documents.

“Plan Notes” means, collectively, the Laurus/Valens Term Notes, the Class 3 Plan Note, the Class 3 Convertible Plan Note, the Class 4 Plan Note, and the Class 13 Plan Notes. The final form of the Plan Notes shall be included in the Plan Supplement.

“Plan Shares” means, collectively, the Laurus/Valens Conversion Shares, the Laurus/Valens Class 5 Shares, the Laurus/Valens Class 13 Shares, the Class 3 Plan Shares, the Class 4 Plan Shares, the Class 5 Plan Shares, the Class 6 Plan Shares, the Class 8 Plan Shares, the Class 9 Plan Shares, the Class 10 Plan Shares, the Class 13 Plan Shares, and the Class 15 Plan Shares.

“Plan Solicitation Package” means, collectively, the Disclosure Statement, the Plan, the Accentia Disclosure Statement Approval Order, and the Accentia Stockholder Ballot, unless otherwise ordered by the Bankruptcy Court.

“Plan Supplement” means the document containing the Plan Documents (to the extent not already on file with the Bankruptcy Court), which shall be filed with the Bankruptcy Court in accordance with Article 14.17 of the Plan.

“Plan Warrants” means, collectively, the Class 5 Plan Warrants, the Class 6 Plan Warrants, the Class 9 Plan Warrants, and the Class 13 Plan Warrants. The final form of the Plan Warrants shall be included in the Plan Supplement.

“Postpetition” means arising or accruing on or after the Petition Date and before the Effective Date.

“Postpetition Interest” means interest accrued on the Allowed Amount of a Claim for the period from the Petition Date through and including the day immediately preceding the Effective Date.

“Prepetition” means arising or accruing prior to the Petition Date.

“Priority Claim” means a Claim that is entitled to a priority in payment pursuant to Sections 507(a)(4), (5) and (7) of the Bankruptcy Code and that is not an Administrative Expense Claim, a Priority Tax Claim, a Secured Claim, a Secured Tax Claim or an Unsecured Claim.

“Priority Tax Claim” means a Claim of a Governmental Unit that is entitled to a priority in payment pursuant to Section 507(a)(8) of the Bankruptcy Code and that is not an Administrative Expense Claim, a Priority Claim, a Secured Claim, a Secured Tax Claim or an Unsecured Claim.

“Professional” means any professional employed in the Bankruptcy Cases pursuant to an order of the Bankruptcy Court, pursuant to Section 327 or 1103 of the Bankruptcy Code.

“Projections” means the cash forecast for the Reorganized Debtors for the fiscal quarters ended December 31, 2010 through March 31, 2014, a copy of which is attached as Exhibit 1 to the Disclosure Statement.

“Proof of Claim” means a proof of claim filed with the Bankruptcy Court with respect to a Claim against the Debtors pursuant to Bankruptcy Rule 3001, 3002 or 3003.

“Property” means any property or asset of any kind, whether real, personal or mixed, tangible or intangible, whether now existing or hereafter acquired or arising, and wherever located, and any interest of any kind therein.

“PSource” means PSource Structured Debt Limited, a Guernsey limited liability company, and its successors or assigns.

“PSource Prepetition Claims” means any and all Secured Claims and other Claims of PSource represented by, relating to, or arising under or in connection with the PSource Prepetition Loan Documents, including all of the Claims of PSource described or referenced in the Laurus/Valens Proofs of Claim.

“PSource Prepetition Loan Documents” means all of the Prepetition documents evidencing the PSource Prepetition Claims and any and all other documents executed by the Debtors or the Biovest Debtors or Laurus/Valens in any way relating to the PSource Prepetition Claims, as any such documents have been amended, modified or supplemented thereafter in accordance with their terms.

“Record Date” means the date of the Accentia Disclosure Statement Approval Order, which shall be the date for determination of the ownership of the Class 15 Equity Interests for the purpose of voting on acceptance or rejection of the Plan by the Holders of the Class 15 Equity Interests.

“Rejected Contracts” has the meaning ascribed to such term in Article 7.1 of the Plan. A list of the Rejected Contracts is set forth in Exhibit B attached to the Plan.

“Released Parties” has the meaning ascribed to such term in Article 11.3 of the Plan.

“Reorganized Accentia” means Accentia on and after the Effective Date as reorganized pursuant to the Plan, including any successor thereto by merger, consolidation or otherwise.

“Reorganized Accentia Bylaws” has the meaning ascribed to such term in Article 8.7.2 of the Plan. The final form of the Reorganized Accentia Bylaws shall be included in the Plan Supplement.

“Reorganized Accentia Charter” means the articles of incorporation of Reorganized Accentia, as amended or amended and restated pursuant to the Plan, the Confirmation Order, the Florida Act or otherwise and filed with the Office of the Secretary of State of the State of Florida. The final form of the Reorganized Accentia Charter shall be included in the Plan Supplement.

“Reorganized Accentia Common Stock” means the shares of Accentia Common Stock authorized in the Reorganized Accentia Charter to be issued and distributed pursuant to the provisions of the Plan.

“Reorganized Debtor” means each of the Debtors on and after the Effective Date as reorganized pursuant to the Plan, including any successor thereto by merger, consolidation or otherwise.

“Rule 144” means Rule 144 of the Rules and Regulations under the Securities Act promulgated by the SEC.

“Schedules” means, collectively, Schedules D, E, F, G, and H filed by the Debtors in the Accentia Bankruptcy Cases pursuant to Bankruptcy Rule 1007, as any of such Schedules has been or may hereafter be amended or supplemented from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Secured Claim” means any Claim of a Creditor that is (a) secured in whole or in part, as of the Petition Date, by a Lien (i) on Collateral and (ii) which is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, or (b) subject to setoff under Section 553 of the Bankruptcy Code, but, with respect to both (a) and (b) above, only to the extent of the value of such Creditor’s interest in the Estates’ interest in such Collateral or the amount subject to setoff, as the case may be. Except as otherwise provided in the Plan, if the value of a Creditor’s interest in the Estates’ interest in such Collateral or the amount subject to setoff is less than the amount of the Allowed Claim, then such deficiency shall constitute an Unsecured Claim.

“Secured Creditor” means any Creditor holding a Secured Claim.

“Secured Tax Claim” means a Secured Claim of a Governmental Unit for Prepetition taxes.

“Securities Act” means the Securities Act of 1933, as it has been or may be amended from time to time, and the rules and regulations promulgated thereunder.

“Security” has the meaning ascribed to such term in Section 101(49) of the Bankruptcy Code.

“Security Documents” means the security agreements and other documents to be executed by Reorganized Accentia as described in Articles 5.4.1.4, 5.5.1.2, and 5.7.1.2 of the Plan. The final form of the Security Documents shall be included in the Plan Supplement.

“Southwest Bank” means Southwest Bank, an M&I Bank, a Missouri banking corporation, as successor by merger to Missouri State Bank and Trust Company, and its successors or assigns.

“Southwest Bank Allowed Class 3 Claim” has the meaning ascribed to such term in Article 5.4.1 of the Plan.

“Southwest Bank Pledge Agreement” means the Stock Pledge Agreement by and between Accentia and Southwest Bank, dated as of June 16, 2008, as amended, modified or supplemented thereafter in accordance with its terms.

“Southwest Bank Pledged Shares” means the 15,000,000 shares of Biovest Common Stock owned by Accentia and pledged to Southwest Bank as collateral for the Southwest Bank Prepetition Claims.

“Southwest Bank Prepetition Claims” means any and all Secured Claims and other Claims of Southwest Bank represented by, relating to, or arising under or in connection with the Southwest Bank Prepetition Loan Documents.

“Southwest Bank Prepetition Loan Documents” means that certain Revolving Credit Agreement between Southwest Bank, as lender, and Accentia, as borrower, dated as of December 30, 2005, and the Southwest Bank Pledge Agreement, and all other documents executed in connection therewith, as any such document has been amended, modified or supplemented thereafter in accordance with its terms.

“Subordinated Securities Claim” means any Claim subject to subordination under Section 510(b) of the Bankruptcy Code, including any Claim that arises from the rescission of a purchase or sale of a Security of Accentia (including the Existing Accentia Common Stock), or for damages arising from the purchase or sale of such a Security, or for reimbursement, indemnification, or contribution allowed under Section 502 of the Bankruptcy Code on account of such Claim; provided that, in each such case, such Claim is filed with the Bankruptcy Court by the Bar Date.

“Subsidiary Equity Interests” means the equity interests (including common stock) issued by any of the Accentia Subsidiaries and held, directly or indirectly, by Accentia.

“Superpriority Claim” means any Claim created by a Final Order of the Bankruptcy Court providing for a priority senior to that provided in Section 507(a)(1) of the Bankruptcy Code, including any such Claims granted under Section 364(c)(1) of the Bankruptcy Code.

“TEAMM” means TEAMM Pharmaceuticals, Inc., a Florida corporation.

“Trading Day” means a day on which a Trading Market is open for trading; provided that, if the Reorganized Accentia Common Stock is not on a Trading Market, then as reported on any day in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices).

“Trading Market” means The American Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTCQB marketplace, or the OTC Bulletin Board.

“Transfer Agent” means StockTrans, Inc. or any successor transfer agent engaged by Accentia.

“Unimpaired” refers to a Claim that is not Impaired.

“United States” means the United States of America.

“United States Trustee” means the Office of the United States Trustee for the Middle District of Florida.

“Unsecured Claim” means any Claim which is not an Administrative Expense Claim, Priority Tax Claim, Priority Claim, Secured Tax Claim, Secured Claim, Cure Claim, or Intercompany Claim, including (a) any Claim arising from the rejection of an executory contract or unexpired lease under Section 365 of the Bankruptcy Code, (b) except as otherwise provided in the Plan, any portion of a Claim to the extent the value of the Creditor’s interest in the Estates’ interest in the Collateral securing such Claim is less than the amount of the Allowed Claim, or to the extent that the amount of the Claim subject to setoff is less than the amount of the Allowed Claim, as determined pursuant to Section 506(a) of the Bankruptcy Code, (c) any Claim arising from the provision of goods or services to the Debtors prior to the Petition Date, (d) any Unsecured Claim in the Allowed Amount of $10,000.00 or less to the extent the Holder thereof has made the Convenience Class Opt-Out Election, and (e) any Claim designated as an Unsecured Claim elsewhere in the Plan.

“Unsecured Convenience Claim” means an Unsecured Claim (a) in an amount less than or equal to $10,000.00 and the Holder of such Claim has not made the Convenience Class Opt-Out Election, or (b) in an amount greater than $10,000.00 and the Holder of such Claim has agreed to reduce the amount of its Claim to $10,000.00 by making the Convenience Class Opt-In Election.

“Unsecured Creditor” means any Creditor holding an Unsecured Claim.

“Valens” means, collectively, Valens Offshore I, Valens Offshore II, and Valens U.S.

“Valens Offshore I” means Valens Offshore SPV I, Ltd., a Delaware limited liability company, and its successors or assigns.

“Valens Offshore II” means Valens Offshore SPV II, Corp., a Delaware corporation, and its successors or assigns.

“Valens Prepetition Claims” means any and all Secured Claims and other Claims of Valens represented by, relating to, or arising under or in connection with the Valens Prepetition Loan Documents, including all of the Claims of Valens described or referenced in the Laurus/Valens Proofs of Claim.

“Valens Prepetition Loan Documents” means all of the Prepetition documents evidencing the Valens Prepetition Claims and any and all other documents executed by the Debtors or the Biovest Debtors or Laurus/Valens in any way relating to the Valens Prepetition Claims, as any such documents have been amended, modified or supplemented thereafter in accordance with their terms.

“Valens U.S.” means Valens U.S. SPV I, LLC, a Delaware limited liability company, and its successors or assigns.

“Voting Deadline” means the last day to file, with the Bankruptcy Court, a Ballot, Accentia Stockholder Ballot, or Master Ballot accepting or rejecting the Plan as fixed by the Accentia Disclosure Statement Approval Order.

“Voting Instructions” means the instructions for voting on the Plan contained in the section of the Disclosure Statement entitled “Voting Instructions” and in the Ballot, the Accentia Stockholder Ballot, or the Master Ballot, as the case may be.

“VWAP” means, for any date, the price of the Reorganized Accentia Common Stock determined under the following clause that applies: (a) if the Reorganized Accentia Common Stock is then listed or quoted for trading on a Trading Market, the volume weighted average price per share of the Reorganized Accentia Common Stock for such date on the Trading Market on which the Reorganized Accentia Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); or (b) if the Reorganized Accentia Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Reorganized Accentia Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price per share of the Reorganized Accentia Common Stock so reported for such date.

2.1.2 Any capitalized term used in the Plan that is not defined in the Plan but that is defined in the Bankruptcy Code or in the Bankruptcy Rules shall have the meaning ascribed to that term in the Bankruptcy Code or in the Bankruptcy Rules, as the case may be (with the Bankruptcy Code or the Bankruptcy Rules, as the case may be, controlling in the case of a conflict or ambiguity).

2.2	Rules of Construction.

For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such contract, instrument, release, indenture or other agreement or document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit means such document or Exhibit as it may have been or may be amended, modified or supplemented; (d) if the Plan’s description of the terms of an Exhibit is inconsistent with the terms of the Exhibit, the terms of the Exhibit shall control; (e) unless otherwise specified, all references in the Plan to Articles and Exhibits are references to Articles and Exhibits of or to the Plan; (f) unless the context requires otherwise, the words “herein,” “hereunder” and “hereto” refer to the Plan in its entirety rather than to a particular Article or section or subsection of the Plan; (g) any phrase containing the term “include” or “including” shall mean including without limitation; (h) all of the Exhibits referred to in the Plan shall be deemed incorporated herein by any such reference and made a part hereof for all purposes; (i) any reference to an Entity as a Holder of a Claim or Equity Interest includes that Entity’s successors and assigns; and (j) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply in the construction of the Plan, to the extent such rules are not inconsistent with any other provision in this Article 2.2.

ARTICLE 3

TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS

AND PRIORITY TAX CLAIMS

In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified in the Plan. The treatment accorded to Administrative Expense Claims and Priority Tax Claims is set forth below in this Article 3.

3.1	Administrative Expense Claims.

3.1.1 Except as otherwise provided in Articles 3.1.2 and 3.1.3 below, each Holder of an Allowed Administrative Expense Claim (including Allowed Administrative Expense Claims of Professionals) shall be paid (a) on the Distribution Date, an amount, in Cash, by Reorganized Accentia equal to the Allowed Amount of its Administrative Expense Claim, in accordance with Section 1129(a)(9)(A) of the Bankruptcy Code, or (b) under such other terms as may be agreed upon by both the Holder of such Allowed Administrative Expense Claim and the Debtors or the Reorganized Debtors, as the case may be, or (c) as otherwise ordered by a Final Order of the Bankruptcy Court.

3.1.2 All unpaid fees and charges assessed against the Estates under Chapter 123 of title 28, United States Code, 28 U.S.C. §§ 1911-1930, for any calendar quarter ending prior to the Effective Date shall be paid to the United States Trustee by Reorganized Accentia by no later than thirty (30) days following the Effective Date. At the time of such payment, Reorganized Accentia shall provide to the United States Trustee an affidavit indicating the disbursements made by the Debtors for the relevant periods, if requested by the United States Trustee. Following the Effective Date, any fees required to be paid to the United States Trustee, pursuant to 28 U.S.C. §1930(a)(6), with respect to the Accentia Bankruptcy Cases shall be paid by Reorganized Accentia, until the earlier of (i) the closing of the Accentia Bankruptcy Cases by the issuance of a Final Decree by the Bankruptcy Court, or (ii) the entry of an order by the Bankruptcy Court dismissing the Accentia Bankruptcy Cases or converting the Accentia Bankruptcy Cases to another chapter under the Bankruptcy Code. Any such payment to the United States Trustee shall be in the appropriate sum required pursuant to 28 U.S.C. §1930(a)(6) based upon the applicable disbursements for the relevant period and shall be made within the time period set forth in 28 U.S.C. §1930(a)(6). At the time of each such payment, Reorganized Accentia shall provide to the United States Trustee an affidavit indicating the disbursements for the relevant period, if requested by the United States Trustee.

3.1.3 All Allowed Administrative Expense Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Accentia Bankruptcy Cases shall be paid by the Reorganized Debtors (a) in the ordinary course of business in accordance with contract terms, or (b) under such other terms as may be agreed upon by both the Holder of such Allowed Administrative Expense Claim and the Debtors or the Reorganized Debtors, as the case may be, or (c) as otherwise ordered by a Final Order of the Bankruptcy Court.

3.2	Priority Tax Claims.

Each Holder of an Allowed Priority Tax Claim shall receive from the applicable Reorganized Debtor, on account of such Allowed Priority Tax Claim, regular installment payments in Cash on the Distribution Date in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code. Notwithstanding the above, each Holder of an Allowed Priority Tax Claim may be paid under such other terms as may be agreed upon by both the Holder of such Allowed Priority Tax Claim and the Debtors or the Reorganized Debtors, as the case may be.

ARTICLE 4

DESIGNATION OF CLASSES OF CLAIMS AND EQUITY INTERESTS

Pursuant to Section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims and Equity Interests. A Claim or Equity Interest (a) is classified in a particular Class only to the extent the Claim or Equity Interest qualifies within the description of that Class and (b) is classified in a different Class to the extent the Claim or Equity Interest qualifies within the description of that different Class. Unless otherwise expressly stated, the Classes of Claims set forth below include Claims against each of the Debtors that qualify within the description of that Class. For purposes of the Plan, the Claims and Equity Interests are classified as follows:

4.1	Class 1: Priority Claims.

Class 1 consists of all Priority Claims. To the extent required by the Bankruptcy Court, such Priority Claims shall be separated into subclasses in Class 1 for each Debtor.

4.2	Class 2: Secured Claims and Other Claims of Laurus/Valens.

Class 2 consists of all of the Laurus/Valens Prepetition Claims.

4.3	Class 3: Secured Claims and Other Claims of Southwest Bank.

Class 3 consists of all of the Southwest Bank Prepetition Claims.

4.4	Class 4: Secured Claims and Other Claims of McKesson.

Class 4 consists of all of the McKesson Prepetition Claims.

4.5	Class 5: Secured Claims and Other Claims of the 2006 Secured Debentures Holders.

Class 5 consists of all of the 2006 Secured Debentures Claims.

4.6	Class 6: Secured Claims and Other Claims of the 2008 Secured Debentures Holders.

Class 6 consists of all of the 2008 Secured Debentures Claims.

4.7	Class 7: Secured Tax Claims of Governmental Units.

Class 7 consists of all Secured Tax Claims of Governmental Units.

4.8	Class 8: Other Secured Claims.

Class 8 consists of all Secured Claims not otherwise specifically classified in the Plan. To the extent required by the Bankruptcy Court, such Secured Claims shall be separated into subclasses in Class 8 for each Debtor. In the event there is more than one Secured Claim in this Class for a Debtor, such Secured Claims shall also be separated into subclasses in Class 8 for that Debtor.

4.9	Class 9: Claims of the 2007 Debentures Holders.

Class 9 consists of all of the 2007 Debentures Claims.

4.10	Class 10: Unsecured Claims (Unsecured Claims Not Otherwise Classified).

Class 10 consists of all Unsecured Claims not otherwise classified in the Plan. To the extent required by the Bankruptcy Court, such Unsecured Claims shall be separated into subclasses in Class 10 for each Debtor.

4.11	Class 11: Unsecured Convenience Claims.

Class 11 consists of all Unsecured Convenience Claims. To the extent required by the Bankruptcy Court, such Unsecured Convenience Claims shall be separated into subclasses in Class 11 for each Debtor.

4.12	Class 12: Intercompany Claims.

Class 12 consists of all Intercompany Claims.

4.13	Class 13: Convertible Preferred Stock Claims.

Class 13 consists of all Convertible Preferred Stock Claims.

4.14	Class 14: Subordinated Securities Claims.

Class 14 consists of all Subordinated Securities Claims.

4.15	Class 15: Equity Interests.

Class 15 consists of all Equity Interests.

4.16	Class 16: Subsidiary Equity Interests.

Class 16 consists of all Subsidiary Equity Interests.

ARTICLE 5

TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

Claims and Equity Interests shall be treated under the Plan in the manner set forth in this Article 5. Except as otherwise specifically provided in the Plan, the treatment of, and the consideration to be received by, Holders of Allowed Claims and Holders of Allowed Equity Interests pursuant to the Plan shall be in full and final satisfaction, settlement, release, extinguishment and discharge of their respective Allowed Claims (of any nature whatsoever) and Allowed Equity Interests.

5.1	Unclassified Claims.

Holders of Allowed Administrative Expense Claims and Allowed Priority Tax Claims shall receive the treatment set forth in Article 3 of the Plan.

5.2	Class 1: Priority Claims.

Class 1 consists of all Priority Claims. To the extent required by the Bankruptcy Court, such Priority Claims shall be separated into subclasses in Class 1 for each Debtor. Each Holder of an

Allowed Priority Claim shall receive from Reorganized Accentia a deferred Cash payment, on the 6 Month Anniversary Date, of a value, as of the Effective Date, equal to the Allowed Amount of its Priority Claim, in accordance with Section 1129(a)(9)(B)(i) of the Bankruptcy Code; provided, however, that if Class 1 has not accepted the Plan (as provided in Section 1126(c) of the Bankruptcy Code), each Holder of an Allowed Priority Claim shall be paid, on the Determination Date, an amount, in Cash, by Reorganized Accentia equal to the Allowed Amount of its Priority Claim in accordance with Section 1129(a)(9)(B)(ii) of the Bankruptcy Code. Notwithstanding the foregoing, each Holder of an Allowed Priority Claim may be paid under such other terms as may be agreed upon by both the Holder of such Allowed Priority Claim and the Debtors or the Reorganized Debtors, as the case may be. Class 1 is Impaired by the Plan. Each Holder of a Priority Claim in Class 1 is entitled to vote to accept or reject the Plan.

5.3	Class 2: Secured Claims and Other Claims of Laurus/Valens.

5.3.1 Class 2 consists of all of the Laurus/Valens Prepetition Claims. Following extensive negotiations, the Debtors, the Biovest Debtors, and Laurus/Valens reached a compromise as to all disputes with respect to the Laurus/Valens Prepetition Claims and all disputes between Laurus/Valens and the Biovest Debtors (the “Laurus/Valens Settlement”). On April 16, 2010, the Debtors filed the Laurus/Valens Compromise Motion with the Bankruptcy Court, which sets forth the principal terms of the Laurus/Valens Settlement and includes substantially all of the documents to be executed by the Debtors, the Biovest Debtors, Laurus/Valens and certain other parties in order to consummate the Laurus/Valens Settlement (collectively, the “Laurus/Valens Settlement Documents”). On June 8, 2010, after notice and a hearing, the Bankruptcy Court entered the Laurus/Valens Compromise Order, which approved all of the terms of the Laurus/Valens Settlement. The closing of the Laurus/Valens Settlement (the “Closing”) for both the Debtors and the Biovest Debtors must occur concurrently and will occur upon the Effective Date of the Plan and the effective date of the Biovest Plan and the satisfaction or waiver of the other conditions to Closing set forth in the Accentia Term Loan Agreement and in the Biovest Term Loan Agreement.

5.3.2 The pertinent terms and conditions of the Laurus/Valens Settlement with the Debtors are summarized below. This summary is qualified in its entirety by the Laurus/Valens Settlement Documents and, to the extent of any inconsistencies between this summary and the Laurus/Valens Settlement Documents, the Laurus/Valens Settlement Documents shall control. As stated elsewhere in the Plan, the Laurus/Valens Settlement Documents with respect to the Debtors are included in Composite Exhibit 2 attached to the Laurus/Valens Compromise Motion and, thus, are on file with the Bankruptcy Court and available for review. Copies of the Laurus/Valens Settlement Documents may also be obtained upon written request to Bankruptcy Counsel (to the attention of Charles A. Postler, Esquire). Unless otherwise defined in the Plan, capitalized terms used in this Article 5.3.2 shall have the meanings ascribed thereto in the Laurus/Valens Settlement Documents.

5.3.2.1 Laurus/Valens will have an Allowed Secured Claim against Reorganized Accentia in the amount of $8,800,000.00 (the “Laurus/Valens Allowed Secured Claim”) in full and final satisfaction of all Secured Claims asserted by Laurus/Valens against Accentia and Analytica in the Laurus/Valens Proofs of Claim (excluding the 2006 Secured Debentures Claims of Laurus/Valens, which shall receive the treatment as described in Article 5.3.2.5 below). The Laurus/Valens Allowed Secured Claim will be evidenced by one or more term notes (the “Laurus/Valens Term Notes”), which will be executed and delivered by Reorganized Accentia on the Closing Date. The Laurus/Valens Term Notes will contain the following terms: (a) a maturity date of two (2) years following the Closing Date, (b) interest will accrue at the rate of eight and one-half percent (8.50%) per annum, calculated based on a 365 day year, and will be payable at the time of any principal payment or prepayment of principal, (c) a default rate of interest of twelve and one-half percent (12.50%) per annum, (d) the outstanding principal together with all accrued and unpaid interest will be due and payable in full on the maturity date, (e) Reorganized Accentia may prepay the Laurus/Valens Term Notes, without penalty, at any time, and (f) Reorganized Accentia is required to make mandatory prepayments under the Laurus/Valens Term Notes as follows: (i) on that date which is eighteen (18) months following the Closing Date, a payment of principal, in Cash, in the amount of $4,400,000.00, less the amount of any prior optional prepayments of principal by Reorganized Accentia and the amount of any mandatory prepayments of principal under subparagraph (ii) below, and (ii) a prepayment equal to thirty percent (30%) of the Net Proceeds (i.e., the gross proceeds received less any investment banking or similar fees and commissions and legal costs and expenses incurred by Reorganized Accentia) of any Capital Raise (excluding (x) the first $1,500,000.00 of Net Proceeds received by Reorganized Accentia after the Closing Date, and (y) cash proceeds received by Reorganized Accentia from the exercise of stock options or stock purchase warrants if the stock option or stock purchase warrant was issued prior to the Closing Date or issued pursuant to the Plan), but only up to the then outstanding principal and accrued interest under the Laurus/Valens Term Notes. Any mandatory prepayment will be applied, pro rata, as a reduction of principal on the then outstanding balance of the Laurus/Valens Term Notes and interest accrued on such paid principal amount through the date of payment.

5.3.2.2 On notice to and with the prior written consent of Laurus/Valens, Reorganized Accentia may convert all or any portion of the outstanding principal and accrued interest under the Laurus/Valens Term Notes into shares of Reorganized Accentia Common Stock. The number of shares of Reorganized Accentia Common Stock issuable on a conversion (the “Laurus/Valens Conversion Shares”) shall be equal to (i) an amount equal to the aggregate portion of the principal and accrued and unpaid interest thereon outstanding under the Laurus/Valens Term Note being converted, divided by (ii) ninety percent (90%) of the average closing price publicly reported for the Reorganized Accentia Common Stock for the ten (10) Trading Days immediately preceding the date of the notice of conversion. The Laurus/Valens Conversion Shares shall be issued pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws, but sales of any such shares by Laurus/Valens will be subject to the limitations on the number of shares of Reorganized Accentia Common Stock that may be sold from time to time contained in Rule 144(e), without regard to whether or not Laurus/Valens is considered an “Affiliate” of Reorganized Accentia for purposes of Rule 144(e). In addition, the transfer or resale of the Laurus/Valens Conversion Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters).

5.3.2.3 The Laurus/Valens Term Notes will be secured by (a) a first Lien in all of the assets of Reorganized Accentia (including all intellectual property), junior only to the Lien granted to the 2008 Secured Debentures Holders with respect to the 2008 Secured Debentures and to Permitted Liens, and (b) a pledge by Reorganized Accentia to Laurus/Valens of (i) all of its equity interests in Analytica, and (ii) 20,115,818 shares of Biovest Common Stock owned by Accentia.

5.3.2.4 The Laurus/Valens Term Notes will also be secured by all of the assets of Analytica, which will secure a Guaranty of Analytica as to the entire indebtedness under the Laurus/Valens Term Notes (the “Analytica Guaranty”).

5.3.2.5 Laurus/Valens will have an Allowed Claim against Reorganized Accentia in the amount of $3,347,388.16 with respect to its 2006 Secured Debentures Claims (the “Laurus/Valens Allowed Debenture Claim”). On the Closing Date, Laurus/Valens will convert the entire amount of the Laurus/Valens Allowed Debenture Claim into shares of Reorganized Accentia Common Stock (the “Laurus/Valens Class 5 Shares”) at a conversion rate equal to $2.67 per share of Reorganized Accentia Common Stock, which is the conversion rate set forth in the 2006 Secured Debentures Documents executed by Laurus/Valens (i.e., Laurus/Valens will receive that number of shares of Reorganized Accentia Common Stock determined by dividing the Laurus/Valens Allowed Debenture Claim by $2.67). The Laurus/Valens Class 5 Shares shall be issued as soon as reasonably practicable following the Closing Date (but in no event more than five (5) Business Days following the Closing Date, subject to the procedures followed by the Transfer Agent) pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws, but sales of any such shares by Laurus/Valens will be subject to (i) the limitations on the number of shares of Reorganized Accentia Common Stock that may be sold from time to time contained in Rule 144(e), without regard to whether or not Laurus/Valens is considered an “Affiliate” of Reorganized Accentia for purposes of Rule 144(e), and (ii) the provisions of Article 9.12. In addition, the transfer or resale of the Laurus/Valens Class 5 Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters). Laurus/Valens will not receive any Class 5 Warrants under the Plan.

5.3.2.6 Laurus/Valens will have an Allowed Claim against Reorganized Accentia in the amount of $2,624,996.00 with respect to its Convertible Preferred Stock Claims (the “Laurus/Valens Allowed Preferred Stock Claim”). On the Closing Date, Laurus/Valens will convert the entire amount of the Laurus/Valens Allowed Preferred Stock Claim into shares of Reorganized Accentia Common Stock (the “Laurus/Valens Class 13 Shares”) at a conversion rate equal to $2.67 per share of Reorganized Accentia Common Stock, which is the conversion rate set forth in the Convertible Preferred Stock Documents executed by Laurus/Valens (i.e., Laurus/Valens will receive that number of shares of Reorganized Accentia Common Stock determined by dividing the Laurus/Valens Allowed Preferred Stock Claim by $2.67). The Laurus/Valens Class 13 Shares shall be issued as soon as reasonably practicable following the Closing Date (but in no event more than five (5) Business Days following the Closing Date, subject to the procedures followed by the Transfer Agent)

pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws, but sales of any such shares by Laurus/Valens will be subject to (i) the limitations on the number of shares of Reorganized Accentia Common Stock that may be sold from time to time contained in Rule 144(e), without regard to whether or not Laurus/Valens is considered an “Affiliate” of Reorganized Accentia for purposes of Rule 144(e), and (ii) the provisions of Article 9.12. In addition, the transfer or resale of the Laurus/Valens Class 13 Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters). Laurus/Valens will not receive any Class 13 Warrants under the Plan.

5.3.2.7 All of the Laurus/Valens Warrants will be terminated and cancelled as of the Closing. Laurus/Valens will not have any rejection damages or other Claims against Accentia in connection with the termination and cancellation of the Laurus/Valens Warrants.

5.3.2.8 On the Closing Date, Reorganized Accentia and Biovest will enter into the Accentia Royalty Termination Agreement.

5.3.2.9 Except as to any obligations under the Laurus/Valens Settlement Documents or the Plan, the Debtors and Laurus/Valens and their respective officers, directors, employees, agents, and attorneys will be deemed to have released each other, as of the Closing Date, from any and all claims of any nature whatsoever. The release provisions are included in the Laurus/Valens Compromise Order.

5.3.2.10 All of the Laurus/Valens Settlement Documents will be governed by the laws of the State of New York. Until the Closing Date, the Bankruptcy Court will have and retain exclusive jurisdiction over the Laurus/Valens Settlement and any disputes arising thereunder. Following the Closing Date, the state and/or federal courts in the State of New York will have jurisdiction over the Laurus/Valens Settlement Documents.

5.3.2.11 On the Closing Date, Laurus/Valens will withdraw the Laurus/Valens Proofs of Claim with prejudice.

5.3.2.12 Effective as of the Closing Date, any and all of the Laurus/Valens Prepetition Loan Documents shall be deemed cancelled and void and of no further force and effect.

Class 2 is Impaired by the Plan. Laurus/Valens, as the Holder of the Class 2 Claims, is entitled to vote to accept or reject the Plan.

5.4	Class 3: Secured Claims and Other Claims of Southwest Bank.

5.4.1 Class 3 consists of all of the Southwest Bank Prepetition Claims. The Class 3 Claims of Southwest Bank are secured by a pledge of the Southwest Bank Pledged Shares. Under the Plan, the Class 3 Claims of Southwest Bank will be allowed in the amount of $4,000,000.00 plus Postpetition Interest at the rate of six percent (6%) per annum (the “Southwest Bank Allowed Class 3 Claim”). Under the Plan, the following shall occur with respect to the Southwest Bank Allowed Class 3 Claim:

5.4.1.1 On the Effective Date, in the event Southwest Bank does not make the Conversion Election described in Article 5.4.1.2 or 5.4.1.3, Reorganized Accentia shall execute and deliver in favor of Southwest Bank a promissory note (the “Class 3 Plan Note”) in an original principal amount equal to the amount of the Southwest Bank Allowed Class 3 Claim. The Class 3 Plan Note shall contain the following terms: (a) a maturity date of forty (40) months following the Effective Date, (b) interest will accrue and be payable on the outstanding principal at a fixed rate of six percent (6%) per annum, calculated based on a 365 day year, (c) the outstanding principal together with all accrued and unpaid interest will be due and payable in full on the maturity date, and (d) Reorganized Accentia may prepay all or any portion of the Class 3 Plan Note, without penalty, at any time.

5.4.1.2 At the option of Southwest Bank, Southwest Bank may elect (in lieu of the treatment described in Article 5.4.1.1 or 5.4.1.3) to convert all of its Southwest Bank Allowed Class 3 Claim into shares of Reorganized Accentia Common Stock (the “Class 3 Plan Shares”) at a conversion rate equal to the greater of the Market Price per share of Reorganized Accentia Common Stock or $1.00 (i.e., Southwest Bank will receive on the Effective Date that number of shares of Reorganized Accentia Common Stock determined by dividing the Southwest Bank Allowed Class 3 Claim by the greater of the Market Price or $1.00). The Class 3 Plan Shares shall be issued as soon as reasonably practicable following the Effective Date (but in no event more than five (5) Business Days following the Effective Date, subject to the procedures followed by the Transfer Agent) pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws, but the transfer thereof shall be subject to the provisions of Article 9.12. The transfer or resale of the Class 3 Plan Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters). At the time of such conversion, Southwest Bank shall release as collateral, and return to Reorganized Accentia, all of the Southwest Bank Pledged Shares. Any Conversion Election under this Article 5.4.1.2 shall be made by Southwest Bank on the Ballot filed with the Bankruptcy Court or in a separate writing delivered to Accentia, in each such case prior to the Voting Deadline. In the event Southwest Bank makes a Conversion Election under this Article 5.4.1.2, the provisions of Articles 5.4.1.1, 5.4.1.3 and 5.4.1.4 shall not be applicable to Southwest Bank.

5.4.1.3 At the option of Southwest Bank, Southwest Bank may elect (in lieu of the treatment described in Article 5.4.1.1 or 5.4.1.2) to convert all of its Southwest Bank Allowed Class 3 Claim into shares of Reorganized Accentia Common Stock (also, the “Class 3 Plan Shares”) as described in this Article 5.4.1.3. Under this option, Southwest Bank will receive, as soon as reasonably practicable following the Effective Date (but in no event more than five (5) Business Days following the Effective Date), a convertible promissory note (the “Class 3 Convertible Plan Note”) executed by Reorganized Accentia in an original principal amount equal to the amount of the Southwest Bank Allowed Class 3 Claim. The Class 3

Convertible Plan Note shall contain the following terms: (a) a maturity date of twenty-four (24) months following the Effective Date, (b) interest will accrue on the outstanding principal balance of the Class 3 Convertible Plan Note from time to time (the “Class 3 Interest”) at a fixed rate of six percent (6%) per annum, calculated based on a 365 day year, (c) on the Effective Date and on each of the following seven (7) quarterly anniversaries of the Effective Date (each, an “Automatic Conversion Date”), and provided that the Automatic Conversion VWAP Price is at least $1.00 per share, one-eighth (1/8th) of the original principal balance of the Class 3 Convertible Plan Note plus the Class 3 Interest as of the Automatic Conversion Date (the “Automatic Conversion Amount”) will be automatically converted into shares of Reorganized Accentia Common Stock (also, the “Class 3 Plan Shares”) at a conversion rate equal to the Automatic Conversion VWAP Price per share of Reorganized Accentia Common Stock (i.e., Southwest Bank will receive that number of shares of Reorganized Accentia Common Stock determined by dividing the Automatic Conversion Amount by the Automatic Conversion VWAP Price), (d) if, on any Automatic Conversion Date, the Automatic Conversion VWAP Price is less than $1.00 per share, Southwest Bank may, at its election, either (i) convert the Automatic Conversion Amount into shares of Reorganized Accentia Common Stock (also, the “Class 3 Plan Shares”) at a conversion rate equal to $1.00 per share of Reorganized Accentia Common Stock (i.e., Southwest Bank will receive that number of shares of Reorganized Accentia Common Stock determined by dividing the Automatic Conversion Amount by $1.00), or (ii) liquidate that number of the Southwest Bank Pledged Shares which equals the Automatic Conversion Amount using a conversion rate for the Southwest Bank Pledged Shares equal to the average of the VWAPs (as that term is defined in the Biovest Plan) for the Biovest Common Stock for the ten (10) consecutive Trading Days ending on the Trading Day that is immediately preceding the then applicable Automatic Conversion Date, (e) on each Automatic Conversion Date for which the Automatic Conversion VWAP Price is $1.00 or greater or on which Southwest Bank makes the election described in subparagraph (d) above, the outstanding principal balance of the Class 3 Convertible Plan Note shall be reduced by the Automatic Conversion Amount (excluding the Class 3 Interest), (f) at the time of any conversion under this Article 5.4.1.3, Southwest Bank shall release as collateral, and return to Reorganized Accentia, that number of the Southwest Bank Pledged Shares determined by multiplying the Southwest Bank Pledged Shares by a percentage that is equal to the percentage of the principal balance of the Class 3 Convertible Plan Note then being converted by Southwest Bank (as adjusted to take into account any Southwest Bank Pledged Shares liquidated pursuant to subparagraph (d)(ii) above), provided that no Southwest Bank Pledged Shares shall be released that would cause the loan to collateral value ratio to be less than 150%, and (g) the Class 3 Plan Shares shall be issued as soon as reasonably practicable following the Automatic Conversion Date (but in no event more than five (5) Business Days following the Automatic Conversion Date, subject to the procedures followed by the Transfer Agent) pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws, but the transfer thereof shall be subject to the provisions of Article 9.12. The transfer or resale of the Class 3 Plan Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters). Any Conversion Election under this Article 5.4.1.3 shall be made by Southwest Bank on the Ballot filed with the Bankruptcy Court or in a separate writing delivered to Accentia, in each such case prior to the Voting Deadline. In the event Southwest Bank makes a Conversion Election under this Article 5.4.1.3, the provisions of Articles 5.4.1.1 and 5.4.1.2 shall not be applicable to Southwest Bank.

5.4.1.4 The Class 3 Plan Note or the Class 3 Convertible Plan Note shall be secured by a Lien on the Southwest Bank Pledged Shares, to the same extent, validity and priority as existed in favor of Southwest Bank as of the Petition Date. On the Effective Date, Reorganized Accentia shall execute and deliver in favor of Southwest Bank a stock pledge agreement and other customary security documents evidencing such Lien, with such documents to contain substantially the same terms as the Southwest Bank Pledge Agreement. The stock pledge agreement shall contain provisions providing for the liquidation of the Southwest Bank Pledged Shares and the release of the Southwest Bank Pledged Shares as collateral, as each of those events are described in Article 5.4.1.3.

5.4.1.5 As of the Effective Date, without any further action by any party, subject to the Lien to be granted to Southwest Bank in Article 5.4.1.4, the Liens that secure the Class 3 Claims of Southwest Bank shall be deemed to be extinguished, satisfied and released. To the extent that any Liens to secure the Class 3 Claims have been filed or recorded publicly, if requested by Reorganized Accentia, Southwest Bank shall take any commercially reasonable steps that are necessary to cancel, terminate and/or extinguish such Liens.

5.4.1.6 As of the Effective Date, any and all of the Southwest Bank Prepetition Loan Documents shall be deemed cancelled and void and of no further force and effect.

5.4.1.7 Upon information and belief, the Class 3 Claims have been assigned to Dennis Ryll. In such event, Dennis Ryll shall be deemed to be the Holder of the Class 3 Claims and shall receive the treatment described in this Article 5.4.

Class 3 is Impaired by the Plan. Southwest Bank or Dennis Ryll, as the Holder of the Class 3 Claims, is entitled to vote to accept or reject the Plan.

5.5	Class 4: Secured Claims and Other Claims of McKesson.

5.5.1 Class 4 consists of all of the McKesson Prepetition Claims, which Accentia has listed in its Schedules as a Secured Claim in the amount of $3,613,121.00. The Class 4 Claims of McKesson are secured by a pledge of the McKesson Pledged Biovest Shares. Under the Plan, the Class 4 Claims of McKesson will be allowed in an amount equal to the difference between $3,613,121.00 and the value of the McKesson Accentia Shares as of the Effective Date (such value to be determined using the Market Price per share of Reorganized Accentia Common Stock) (the “McKesson Allowed Class 4 Claim”). Under the Plan, the following shall occur with respect to the McKesson Allowed Class 4 Claim:

5.5.1.1 On the Effective Date, in the event McKesson does not make the Conversion Election described in Article 5.5.1.5, Reorganized Accentia shall execute and deliver in favor of McKesson a promissory note (the “Class 4 Plan Note”) in an original principal amount equal to the amount of the McKesson Allowed Class 4 Claim. The Class 4

Plan Note shall contain the following terms: (a) a maturity date of forty (40) months following the Effective Date, (b) interest will accrue and be payable on the outstanding principal at a fixed rate of five percent (5%) per annum, calculated based on a 365 day year, (c) the outstanding principal together with all accrued and unpaid interest will be due and payable in full on the maturity date, and (d) Reorganized Accentia may prepay all or any portion of the Class 4 Plan Note, without penalty, at any time.

5.5.1.2 The Class 4 Plan Note shall be secured by a Lien on the McKesson Pledged Biovest Shares, to the same extent, validity and priority as existed in favor of McKesson as of the Petition Date; provided, however, that Reorganized Accentia reserves the right to request that the Bankruptcy Court require McKesson to release as collateral, and return to Reorganized Accentia, that number of the McKesson Pledged Biovest Shares having a value that exceeds the amount of the McKesson Allowed Class 4 Claim. On the Effective Date, Reorganized Accentia shall execute and deliver in favor of McKesson a stock pledge agreement and other customary security documents evidencing such Lien.

5.5.1.3 As of the Effective Date, without any further action by any party, subject to the Lien to be granted to McKesson in Article 5.5.1.2, the Liens that secure the Class 4 Claims of McKesson shall be deemed to be extinguished, satisfied and released. To the extent that any Liens to secure the Class 4 Claims have been filed or recorded publicly, if requested by Reorganized Accentia, McKesson shall take any commercially reasonable steps that are necessary to cancel, terminate and/or extinguish such Liens.

5.5.1.4 As of the Effective Date, any and all of the McKesson Prepetition Loan Documents shall be deemed cancelled and void and of no further force and effect.

5.5.1.5 At the option of McKesson, McKesson may elect (in lieu of the treatment described in Article 5.5.1.1) to convert all of its McKesson Allowed Class 4 Claim into shares of Reorganized Accentia Common Stock (the “Class 4 Plan Shares”) at a conversion rate equal to the greater of the Market Price per share of Reorganized Accentia Common Stock or $1.00 per share (i.e., McKesson will receive that number of shares of Reorganized Accentia Common Stock determined by dividing the McKesson Allowed Class 4 Claim by the greater of the Market Price or $1.00). The Class 4 Plan Shares shall be issued as soon as reasonably practicable following the Effective Date (but in no event more than five (5) Business Days following the Effective Date, subject to the procedures followed by the Transfer Agent) pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws, but the transfer thereof shall be subject to the provisions of Article 9.12. The transfer or resale of the Class 4 Plan Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters). At the time of such conversion, McKesson shall release as collateral, and return to Reorganized Accentia, all of the McKesson Pledged Biovest Shares. Any Conversion Election shall be made by McKesson on the Ballot filed with the Bankruptcy Court or in a separate writing delivered to Accentia, in each such case prior to the Voting Deadline. In the event McKesson makes a Conversion Election, the provisions of Articles 5.5.1.1 and 5.5.1.2 shall not be applicable to McKesson.

5.5.1.6 McKesson shall retain ownership of the McKesson Accentia Shares.

Class 4 is Impaired by the Plan. McKesson, as the Holder of the Class 4 Claims, is entitled to vote to accept or reject the Plan.

5.6	Class 5: Secured Claims and Other Claims of the 2006 Secured Debentures Holders.

5.6.1 Class 5 consists of all of the 2006 Secured Debentures Claims. The Class 5 Claims of the 2006 Secured Debentures Holders are secured by a Lien on certain shares of Biovest Common Stock owned by Accentia (the “Class 5 Pledged Biovest Shares”). Under the Plan, subject to Article 5.6.1.6, the Class 5 Claims of each of the 2006 Secured Debentures Holders will be allowed in an amount equal to the outstanding principal and accrued and unpaid interest (at the rate of eight percent (8%) per annum) as of the Petition Date under its 2006 Secured Debentures plus Postpetition Interest at the rate of six percent (6%) per annum (each, a “2006 Secured Debentures Allowed Class 5 Claim”). Under the Plan, the following shall occur with respect to the 2006 Secured Debentures Allowed Class 5 Claims:

5.6.1.1 On the Determination Date, each 2006 Secured Debentures Allowed Class 5 Claim will automatically be converted into shares of Reorganized Accentia Common Stock (the “Class 5 Plan Shares”) or exchanged into shares of Biovest Common Stock (also, the “Class 5 Plan Shares”) by a 2006 Secured Debentures Holder selecting one of the following three options: (i) conversion of the entire amount of the 2006 Secured Debentures Allowed Class 5 Claim into shares of Reorganized Accentia Common Stock at a conversion rate equal to the fixed conversion price included in the 2006 Secured Debentures Documents with respect to such 2006 Secured Debentures Holder (i.e., such 2006 Secured Debentures Holder will receive that number of shares of Reorganized Accentia Common Stock determined by dividing its 2006 Secured Debentures Allowed Class 5 Claim by such fixed conversion price); or (ii) exchange of the entire amount of the 2006 Secured Debentures Allowed Class 5 Claim into shares of Biovest Common Stock owned by Accentia (that comprise part of the Class 5 Pledged Biovest Shares) at a conversion rate equal to $0.75 per share of Biovest Common Stock (i.e., such 2006 Secured Debentures Holder will receive that number of shares of Biovest Common Stock determined by dividing its 2006 Secured Debentures Allowed Class 5 Claim by $0.75); provided, however, that the maximum amount of such 2006 Secured Debentures Allowed Class 5 Claim to be exchanged into shares of Biovest Common Stock shall not exceed the maximum number of shares of Biovest Common Stock originally allocated to such 2006 Secured Debentures Holder in its 2006 Secured Debentures Documents net of any shares of Biovest Common Stock acquired by such 2006 Secured Debentures Holder after the Petition Date and on or before the Effective Date through the exercise of the 2006 Secured Debentures Warrants; or (iii) any combination of subparagraph (i) and (ii) above that equals the amount of the 2006 Secured Debentures Allowed Class 5 Claim of such 2006 Secured Debentures Holder.

5.6.1.2 All of the Class 5 Plan Shares described in Article 5.6.1.1 above shall be issued as soon as reasonably practicable following the Determination Date (but in no event more than five (5) Business Days following the Determination Date, subject to the procedures followed by the Transfer Agent) pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws, but the transfer thereof shall be subject to the provisions of Article 9.12. The transfer or resale of the Class 5 Plan Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters).

5.6.1.3 As of the Effective Date, without any further action by any party, the Liens that secure the 2006 Secured Debentures Claims shall be deemed to be extinguished, satisfied and released. To the extent that any Liens to secure the 2006 Secured Debentures Claims have been filed or recorded publicly, if requested by Reorganized Accentia, each of the 2006 Secured Debentures Holders shall take any commercially reasonable steps that are necessary to cancel, terminate and/or extinguish such Liens.

5.6.1.4 As of the Effective Date, any and all of the 2006 Secured Debentures Documents shall be deemed cancelled and void and of no further force and effect.

5.6.1.5 On the Effective Date, the 2006 Secured Debentures Warrants will be cancelled and a new warrant (the “Class 5 Plan Warrant”) will be issued to each of the 2006 Secured Debentures Holders to purchase the same number of shares of Reorganized Accentia Common Stock and shares of Biovest Common Stock owned by Accentia that comprise part of the Class 5 Pledged Biovest Shares (adjusted to reflect the use of allocated shares of Biovest Common Stock by such 2006 Secured Debentures Holder to exchange its 2006 Secured Debentures Allowed Class 5 Claim into shares of Biovest Common Stock as described in Article 5.6.1.1) as were allocated to such 2006 Secured Debentures Holder as of the Petition Date under its 2006 Secured Debentures Warrants (also, the “Class 5 Plan Shares”). The Class 5 Plan Warrants will have the following terms: (i) an exercise price of $1.50 per share for Reorganized Accentia Common Stock, (ii) an exercise price of $1.50 per share for Biovest Common Stock, (iii) a term of three years from the Effective Date, (iv) no anti-dilution adjustment provisions, (v) an exercise can only be for cash (i.e., no cashless exercise provisions), (vi) be subject to the call provisions described in Articles 9.13.1 (for Reorganized Accentia Common Stock) and 9.1.3.2 (for Biovest Common Stock), (vii) no lock-up provisions, and (viii) all Class 5 Plan Shares issued upon exercise of a Class 5 Plan Warrant shall be issued pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws. The transfer or resale of the Class 5 Plan Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters). The form of the Class 5 Plan Warrant will be forwarded by Accentia to each of the 2006 Secured Debentures Holders within ten (10) days of the date of the Accentia Disclosure Statement Approval Order.

5.6.1.6 Notwithstanding anything to the contrary contained in this Article 5.6.1, the treatment of the 2006 Secured Debentures Claims of Laurus/Valens shall be determined as set forth in Article 5.3.2.5.

Class 5 is Impaired by the Plan. The 2006 Secured Debentures Holders, as the Holders of the Class 5 Claims, are entitled to vote to accept or reject the Plan. For purposes of Section 1126(c) of the Bankruptcy Code, the Laurus/Valens Allowed Debenture Claim shall be counted under Class 5 with respect to any Ballot cast by Laurus/Valens as to the Plan.

5.7	Class 6: Secured Claims and Other Claims of the 2008 Secured Debentures Holders.

5.7.1 Class 6 consists of all of the 2008 Secured Debentures Claims. The Class 6 Claims of the 2008 Secured Debentures Holders are secured by a Lien on certain of the intellectual property assets of Accentia. Under the Plan, the Class 6 Claims of each of the 2008 Secured Debentures Holders will be allowed in an amount equal to the outstanding principal and accrued and unpaid interest (at the rate of eight percent (8%) per annum) as of the Petition Date under its 2008 Secured Debentures plus Postpetition Interest at the rate of seven percent (7%) per annum (less the unearned portion of the 2008 Secured Debentures Original Issue Discount as of the Petition Date) (each, a “2008 Secured Debentures Allowed Class 6 Claim”). Under the Plan, the following shall occur with respect to the 2008 Secured Debentures Allowed Class 6 Claims:

5.7.1.1 On the Determination Date, in the event a 2008 Secured Debentures Holder does not make the Conversion Election described in Article 5.7.1.5, Reorganized Accentia shall execute and deliver in favor of such 2008 Secured Debentures Holder a new secured debenture (the “Class 6 Plan Debenture”) in an original principal amount equal to the amount of its 2008 Secured Debentures Allowed Class 6 Claim. Each of the Class 6 Plan Debentures shall contain the following terms: (a) a maturity date of thirty-six (36) months following the Effective Date, (b) interest will accrue and be payable on the outstanding principal at a fixed rate of eight and one-half percent (8.50%) per annum, calculated based on a 365 day year, and (c) the outstanding principal together with all accrued and unpaid interest will be due and payable in full on the maturity date. The Class 6 Plan Debentures shall not contain any redemption rights, but shall incorporate the conversion rights set forth in Articles 5.7.1.6 and 5.7.1.7.

5.7.1.2 Each of the Class 6 Plan Debentures shall be secured by a Lien on all of the Property of Reorganized Accentia securing the 2008 Secured Debentures, to the same extent, validity and priority as existed in favor of the 2008 Secured Debentures Holders as of the Petition Date. Reorganized Accentia shall execute and deliver in favor of the 2008 Secured Debentures Holders a new security agreement and other customary security documents evidencing such Lien.

5.7.1.3 As of the Effective Date, without any further action by any party, subject to the Lien to be granted to each of the 2008 Secured Debentures Holders in Article 5.7.1.2, the Liens that secure the 2008 Secured Debentures Claims shall be deemed to be extinguished, satisfied and released. To the extent that any Liens to secure the 2008 Secured Debentures Claims have been filed or recorded publicly, if requested by Reorganized Accentia, each of the 2008 Secured Debentures Holders shall take any commercially reasonable steps that are necessary to cancel, terminate and/or extinguish such Liens.

5.7.1.4 As of the Effective Date, any and all of the 2008 Secured Debentures Documents shall be deemed cancelled and void and of no further force and effect.

5.7.1.5 At the option of a 2008 Secured Debentures Holder, such 2008 Secured Debentures Holder may elect (in lieu of the treatment described in Article 5.7.1.1) to convert all of its 2008 Secured Debentures Allowed Class 6 Claim into shares of Reorganized Accentia Common Stock (the “Class 6 Plan Shares”) at a conversion rate equal to $1.10 per share of Reorganized Accentia Common Stock (i.e., such 2008 Secured Debentures Holder will receive that number of shares of Reorganized Accentia Common Stock determined by dividing its 2008 Secured Debentures Allowed Class 6 Claim by $1.10). The Class 6 Plan Shares shall be issued as soon as reasonably practicable following the Determination Date (but in no event more than five (5) Business Days following the Determination Date, subject to the procedures followed by the Transfer Agent) pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws, but the transfer thereof shall be subject to the provisions of Article 9.12. The transfer or resale of the Class 6 Plan Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters). Any Conversion Election under this Article 5.7.1.5 shall be made by a 2008 Secured Debentures Holder on the Ballot filed with the Bankruptcy Court or in a separate writing delivered to Accentia, in each such case prior to the Voting Deadline. In the event a 2008 Secured Debentures Holder makes a Conversion Election under this Article 5.7.1.5, the provisions of Articles 5.7.1.1 and 5.7.1.2 shall not be applicable to such 2008 Secured Debentures Holder.

5.7.1.6 At the option of a 2008 Secured Debentures Holder who receives a Class 6 Plan Debenture pursuant to Article 5.7.1.1, at any time following the Effective Date, such 2008 Secured Debentures Holder may elect to convert all of the then outstanding balance of its Class 6 Plan Debenture into shares of Reorganized Accentia Common Stock (also, the “Class 6 Plan Shares”) at a conversion rate equal to $1.10 per share of Reorganized Accentia Common Stock (i.e., such 2008 Secured Debentures Holder will receive that number of shares of Reorganized Accentia Common Stock determined by dividing such outstanding balance by $1.10). Any Conversion Election under this Article 5.7.1.6 shall be made by a 2008 Secured Debentures Holder by written notice to Reorganized Accentia. In the event a 2008 Secured Debentures Holder makes the election to convert under this Article 5.7.1.6, such 2008 Secured Debentures Holder shall take any commercially reasonable steps that are necessary to cancel, terminate and/or extinguish the Lien granted under Article 5.7.1.2.

5.7.1.7 Commencing on the 6 Month Anniversary Date, if the VWAP is at least 150% of $1.10 per share for any ten (10) consecutive Trading Days, Reorganized Accentia, at its option, may upon written notice to the Holders of the Class 6 Plan Debentures convert the then outstanding balance of all of the Class 6 Plan Debentures into shares of Reorganized Accentia Common Stock (also, the “Class 6 Plan Shares”) at a conversion rate equal to $1.10 per share of Reorganized Accentia Common Stock (i.e., each 2008 Secured Debentures Holder will receive that number of shares of Reorganized Accentia Common Stock determined by dividing such outstanding balance by $1.10). In the event Reorganized Accentia makes the election to convert under this Article 5.7.1.7, each 2008 Secured Debentures Holder shall take any commercially reasonable steps that are necessary to cancel, terminate and/or extinguish the Lien granted under Article 5.7.1.2.

5.7.1.8 All of the Class 6 Plan Shares described in Articles 5.7.1.6 and 5.7.1.7 shall be issued as soon as reasonably practicable following such written notice (but in no event more than five (5) Business Days following such written notice, subject to the procedures followed by the Transfer Agent) pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws, but the transfer thereof shall be subject to the provisions of Article 9.12. The transfer or resale of the Class 6 Plan Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters).

5.7.1.9 On the Effective Date, the 2008 Secured Debentures Warrants will be cancelled and a new warrant (the “Class 6 Plan Warrant”) will be issued to each of the 2008 Secured Debentures Holders to purchase the same number of shares of Reorganized Accentia Common Stock as were allocated to such 2008 Secured Debentures Holder as of the Petition Date under its 2008 Secured Debentures Warrants (also, the “Class 6 Plan Shares”). The Class 6 Plan Warrants will have the following terms: (i) an exercise price of $1.50 per share, (ii) a term of three years from the Effective Date, (iii) no anti-dilution adjustment provisions, (iv) an exercise can only be for cash (i.e., no cashless exercise provisions), (v) be subject to the call provisions described in Article 9.13.1 below, (vi) no lock-up provisions, and (vii) all shares of Reorganized Accentia Common Stock issued upon exercise of a Class 6 Plan Warrant shall be issued pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws. The transfer or resale of the Class 6 Plan Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters).

5.7.1.10 The form of the Class 6 Plan Debenture, the Security Documents under Article 5.7.1.2, and the Class 6 Plan Warrant will be forwarded by Accentia to each of the 2008 Secured Debentures Holders within ten (10) days of the date of the Accentia Disclosure Statement Approval Order.

Class 6 is Impaired by the Plan. The 2008 Secured Debentures Holders, as the Holders of the Class 6 Claims, are entitled to vote to accept or reject the Plan.

5.8	Class 7: Secured Tax Claims of Governmental Units.

Class 7 consists of all Secured Tax Claims of Governmental Units. On the Determination Date, Reorganized Accentia, at its option, may pay to a Governmental Unit, in Cash, the Allowed Amount of its Secured Tax Claim. Notwithstanding the foregoing, Reorganized Accentia may also, at its option, make deferred Cash payments to a Governmental Unit, over a period not exceeding five (5) years after the Determination Date, in an amount equal to the Allowed Amount of its Secured Tax Claim. Such deferred Cash payments shall be made in quarterly installments by Reorganized Accentia, commencing ninety (90) days after the Determination Date. Holders of Allowed Secured Tax Claims shall receive interest on account of their Allowed Secured Tax Claims at the rate established for delinquent tax obligations pursuant to 26 U.S.C. § 6621; provided, however, that if the Holder of such Allowed Secured Tax Claim is a city, county or state, such Holder shall receive interest on account of its Allowed Secured Tax Claim at the applicable statutory rate under state law. Class 7 is Unimpaired by the Plan. Each Holder of a Class 7 Claim conclusively is presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

5.9	Class 8: Other Secured Claims.

5.9.1 Class 8 consists of all Secured Claims not otherwise specifically classified in the Plan. To the extent required by the Bankruptcy Court, such Secured Claims shall be separated into subclasses in Class 8 for each Debtor. In the event there is more than one Secured Claim in this Class for a Debtor, such Secured Claims shall also be separated into subclasses in Class 8 for that Debtor. Under the Plan, the following shall occur with respect to the Allowed Class 8 Claims:

5.9.1.1 In the event a Holder of a Class 8 Claim does not make the Conversion Election described in Article 5.9.1.2, such Holder will receive a Distribution, in Cash, in an amount equal to the sum of (a) one hundred percent (100%) of such Holder’s Allowed Class 8 Claim plus (b) interest accruing at the rate of eight percent (8%) per annum on the Allowed Amount of such Class 8 Claim for the period from the Effective Date through and including the Distribution Date. Such Distribution will be made to such Holder by Reorganized Accentia at the end of the 40th month following the Effective Date.

5.9.1.2 At the option of a Holder of a Class 8 Claim, such Holder may elect (in lieu of the treatment described in Article 5.9.1.1) to convert all of its Allowed Class 8 Claim into shares of Reorganized Accentia Common Stock (the “Class 8 Plan Shares”) at a conversion rate equal to the Market Price per share of Reorganized Accentia Common Stock (i.e., such Holder will receive that number of shares of Reorganized Accentia Common Stock determined by dividing its Allowed Class 8 Claim by the Market Price). The Class 8 Plan Shares shall be issued as soon as reasonably practicable following the Determination Date (but in no event more than five (5) Business Days following the Determination Date, subject to the procedures followed by the Transfer Agent) pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws, but the transfer thereof shall be subject to the provisions of Article 9.12. The transfer or resale of the Class 8 Plan Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters). Any Conversion Election shall be made by a Holder of a Class 8 Claim on the Ballot filed with the Bankruptcy Court or in a separate writing delivered to Accentia, in each such case prior to the Voting Deadline. In the event a Holder of a Class 8 Claim makes a Conversion Election under this Article 5.9.1.2, the provisions of Article 5.9.1.1 shall not be applicable to such Holder.

5.9.1.3 Notwithstanding the foregoing provisions of Articles 5.9.1.1 and 5.9.1.2, Reorganized Accentia, in its sole discretion, may return to the Secured Creditor any Property securing its Secured Claim in full and final satisfaction of the Secured Claim.

5.9.1.4 Any deficiency owing to a Secured Creditor with respect to a Class 8 Claim shall be classified and treated as a Class 10 Unsecured Claim to the extent Allowed by a Final Order of the Bankruptcy Court.

Class 8 is Impaired by the Plan. Each Holder of a Class 8 Claim is entitled to vote to accept or reject the Plan.

5.10	Class 9: Claims of the 2007 Debentures Holders.

5.10.1 Class 9 consists of all of the 2007 Debentures Claims. Under the Plan, the Class 9 Claims of each of the 2007 Debentures Holders will be allowed in an amount equal to the outstanding principal and accrued and unpaid interest (at the rate of eight percent (8%) per annum) as of the Petition Date under its 2007 Debentures plus Postpetition Interest at the rate of six percent (6%) per annum (each, a “2007 Debentures Allowed Class 9 Claim”). Under the Plan, the following shall occur with respect to the 2007 Debentures Allowed Class 9 Claims:

5.10.1.1 Each 2007 Debentures Holder will receive, as soon as reasonably practicable following the Determination Date (but in no event more than five (5) Business Days following the Determination Date), a new debenture (the “Class 9 Plan Debenture”) executed by Reorganized Accentia in an original principal amount equal to the amount of its 2007 Debentures Allowed Class 9 Claim. The Class 9 Plan Debenture shall contain the following terms: (a) a maturity date of twenty-four (24) months following the Determination Date (the “Class 9 Plan Debenture Maturity Date”), (b) no interest will accrue on the outstanding principal balance of the Class 9 Plan Debenture, (c) on the Determination Date and on each of the following seven (7) quarterly anniversaries of the Determination Date (each, an “Automatic Conversion Date”), and provided that the Automatic Conversion VWAP Price is at least $1.00 per share, one-eighth (1/8th) of the original principal balance of the Class 9 Plan Debenture (the “Automatic Conversion Amount”) will be automatically converted into shares of Reorganized Accentia Common Stock (the “Class 9 Plan Shares”) at a conversion rate equal to the lesser of $1.25 per share of Reorganized Accentia Common Stock or the Automatic Conversion VWAP Price per share of Reorganized Accentia Common Stock (i.e., a 2007 Debentures Holder will receive that number of shares of Reorganized Accentia Common Stock determined by dividing the Automatic Conversion Amount by the lesser of $1.25 or the Automatic Conversion VWAP Price), (d) if, on any Automatic Conversion Date, the Automatic Conversion VWAP Price is less than $1.00 per share, the Automatic Conversion Amount for that Automatic Conversion Date will not automatically convert into shares of Reorganized Accentia Common Stock, but will instead become payable at the Class 9 Plan Debenture Maturity Date (as described below) unless a 2007 Debentures Holder, upon written notice to Reorganized Accentia, elects to convert the Automatic Conversion Amount into shares of Reorganized Accentia Common Stock (also, the “Class 9 Plan Shares”) at a conversion rate equal to $1.00 per share of Reorganized Accentia Common Stock (i.e., the 2007 Debentures Holder will receive that number of shares of Reorganized Accentia Common Stock determined by dividing the Automatic Conversion Amount by $1.00), (e) on each Automatic Conversion Date for which the Automatic Conversion VWAP Price is $1.00 or greater or on which the 2007 Debentures Holder makes an optional conversion under subparagraph (d) above, the outstanding principal balance of the Class 9 Plan Debenture shall be reduced by the Automatic Conversion Amount, (f) any principal amount outstanding under the Class 9 Plan Debenture at the Class 9 Plan Debenture Maturity Date will be due and payable in full, at the election of Reorganized Accentia, in either Cash or in shares of Reorganized Accentia Common Stock at a conversion rate equal to the average of the VWAPs for the ten (10) consecutive Trading Days ending on the Trading Day that is immediately preceding the Class 9 Plan Debenture Maturity Date (provided that the average of the VWAPs for such period is at least $.50 per share), (g) if, at any time during the term of the Class 9 Plan Debenture, the VWAP is at least $1.50 per share for ten (10) consecutive Trading Days, the 2007 Debentures Holder, at its option, may upon written notice to Reorganized Accentia convert any or all of the then outstanding principal balance of its Class 9 Plan Debenture into shares of Reorganized Accentia Common Stock at a conversion rate equal to the Automatic Conversion VWAP Price used for the initial conversion on the Determination Date but not to exceed $1.25 per share, (h) if, at any time during the term of the Class 9 Plan Debentures, the VWAP is at least $1.88 per share for thirty (30) consecutive Trading Days, Reorganized Accentia, at its option, may upon written notice to the 2007 Debentures Holders require the conversion of up to $5,000,000.00 of the then aggregate outstanding principal balance of the Class 9 Plan Debentures at a conversion rate equal to the Automatic Conversion VWAP Price used for the initial conversion on the Determination Date but not to exceed $1.25 per share (such conversion right by Reorganized Accentia shall reset for subsequent periods during the term of the Class 9 Plan Debentures), with any such conversion to be pro rata based on each Holder’s percentage interest in the then aggregate outstanding principal balance of the Class 9 Plan Debentures, and (i) the Class 9 Plan Shares shall be issued as soon as reasonably practicable following the Automatic Conversion Date (but in no event more than five (5) Business Days following the Automatic Conversion Date, subject to the procedures followed by the Transfer Agent) pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws, but the transfer thereof shall be subject to the provisions of Article 9.12. The transfer or resale of the Class 9 Plan Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters).

5.10.1.2 As of the Effective Date, any and all of the 2007 Debentures Documents shall be deemed cancelled and void and of no further force and effect.

5.10.1.3 On the Effective Date, the 2007 Debentures Warrants will be cancelled and a new warrant (the “Class 9 Plan Warrant”) will be issued to each of the 2007 Debentures Holders to purchase the same number of shares of Reorganized Accentia Common Stock as were allocated to such 2007 Debentures Holder as of the Petition Date under its 2007 Debentures Warrants (also, the “Class 9 Plan Shares”). The Class 9 Plan Warrants will have the following terms: (i) an exercise price of $1.50 per share, (ii) a term of three years from the Effective Date, (iii) no anti-dilution adjustment provisions, (iv) an exercise can only be for cash (i.e., no cashless exercise provisions), (v) be subject to the call provisions described in Article 9.13.1 below, (vi) no lock-up provisions, and (vii) all shares of Reorganized Accentia Common Stock issued upon exercise of a Class 9 Plan Warrant shall be issued pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws. The transfer or resale of the Class 9 Plan Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters).

5.10.1.4 The form of the Class 9 Plan Debenture and the Class 9 Plan Warrant will be forwarded by Accentia to each of the 2007 Debentures Holders within ten (10) days of the date of the Accentia Disclosure Statement Approval Order.

Class 9 is Impaired by the Plan. The 2007 Debentures Holders, as the Holders of the Class 9 Claims, are entitled to vote to accept or reject the Plan.

5.11	Class 10: Unsecured Claims (Unsecured Claims Not Otherwise Classified).

5.11.1 Class 10 consists of all Unsecured Claims not otherwise classified in the Plan. To the extent required by the Bankruptcy Court, such Unsecured Claims shall be separated into subclasses in Class 10 for each Debtor.

5.11.2 Under the Plan, each Holder of an Unsecured Claim in Class 10 shall have the option to select one of the treatments set forth below designated as Option A, Option B and Option C:

5.11.2.1 Option A. Under Option A, the Holder of an Allowed Unsecured Claim in Class 10 will receive a Distribution, in Cash, in an amount equal to the sum of one hundred percent (100%) of such Holder’s Allowed Class 10 Unsecured Claim (including Postpetition Interest at the Federal Judgment Interest Rate) plus (b) interest accruing at the rate of five percent (5%) per annum on the Allowed Amount of such Class 10 Claim for the period from the Effective Date through and including the Distribution Date. Such Distribution will be made to such Holder by Reorganized Accentia at the end of the 40th month following the Effective Date.

5.11.2.2 Option B. Under Option B, the Holder of an Allowed Unsecured Claim in Class 10 will convert all of its Allowed Class 10 Unsecured Claim (including Postpetition Interest at the Federal Judgment Interest Rate) into shares of Reorganized Accentia Common Stock (the “Class 10 Plan Shares”) at a conversion rate equal to the Market Price per share of Reorganized Accentia Common Stock (i.e., such Holder will receive that number of shares of

Reorganized Accentia Common Stock determined by dividing its Allowed Class 10 Unsecured Claim (including Postpetition Interest at the Federal Judgment Interest Rate) by the Market Price). The Class 10 Plan Shares shall be issued as soon as reasonably practicable following the Determination Date (but in no event more than five (5) Business Days following the Determination Date, subject to the procedures followed by the Transfer Agent) pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws, but the transfer thereof shall be subject to the provisions of Article 9.12. The transfer or resale of the Class 10 Plan Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters).

5.11.2.3 Option C. Under Option C, the Holder of an Allowed Unsecured Claim in Class 10 electing Option C (an “Option C Holder”) will receive a Distribution, in accordance with the provisions of this Article 5.11.2.3, in an amount equal to one hundred percent (100%) of such Option C Holder’s Allowed Class 10 Unsecured Claim (including Postpetition Interest at the Federal Judgment Interest Rate). For purposes of this Article 5.11.2.3, the Allowed Amount of a Class 10 Unsecured Claim from time to time for an Option C Holder shall be hereinafter referred to as the “Option C Allowed Claim Amount.” On the Determination Date and on each of the following seven (7) quarterly anniversaries of the Determination Date (each, an “Automatic Conversion Date”), and provided that the Automatic Conversion VWAP Price is at least $1.00 per share, one-eighth ( 1/8th) of the Option C Allowed Claim Amount for an Option C Holder (the “Automatic Conversion Amount”) will be automatically converted into shares of Reorganized Accentia Common Stock (the “Class 10 Plan Shares”) at a conversion rate equal to the Automatic Conversion VWAP Price per share of Reorganized Accentia Common Stock (i.e., such Option C Holder will receive that number of shares of Reorganized Accentia Common Stock determined by dividing the Automatic Conversion Amount by the Automatic Conversion VWAP Price). If, on any Automatic Conversion Date, the Automatic Conversion VWAP Price is less than $1.00 per share, the Automatic Conversion Amount for that Automatic Conversion Date will not automatically convert into shares of Reorganized Accentia Common Stock, but will instead become payable at the date which is twenty-four (24) months following the Determination Date (the “Option C Maturity Date”) as described below, unless the Option C Holder, upon written notice to Reorganized Accentia, elects to convert the Automatic Conversion Amount into shares of Reorganized Accentia Common Stock (also, the “Class 10 Plan Shares”) at a conversion rate equal to $1.00 per share of Reorganized Accentia Common Stock (i.e., such Option C Holder will receive that number of shares of Reorganized Accentia Common Stock determined by dividing the Automatic Conversion Amount by $1.00). On each Automatic Conversion Date for which the Automatic Conversion VWAP Price is $1.00 or greater or on which the Option C Holder elects an optional conversion as described in the immediately preceding sentence, the Option C Allowed Claim Amount shall be reduced by the Automatic Conversion Amount. Any portion of the Option C Allowed Claim Amount that is outstanding at the Option C Maturity Date will be due and payable in full, at the election of Reorganized Accentia, in either Cash or in shares of Reorganized Accentia Common Stock at a conversion rate equal to the average of the VWAPs for the ten (10) consecutive Trading Days ending on the Trading Day that is immediately preceding the

Option C Maturity Date. If, at any time prior to the Option C Maturity Date, the VWAP is at least $1.50 per share for ten (10) consecutive Trading Days, an Option C Holder, at its option, may upon written notice to Reorganized Accentia convert any or all of the Option C Allowed Claim Amount into shares of Reorganized Accentia Common Stock at a conversion rate equal to the Automatic Conversion VWAP Price used for the initial conversion on the Determination Date. In addition, if, at any time prior to the Option C Maturity Date, the VWAP is at least $1.88 per share for thirty (30) consecutive Trading Days, Reorganized Accentia, at its option, may upon written notice to the Option C Holders require the conversion of up to $5,000,000.00 of the then aggregate outstanding balance of the Option C Allowed Claim Amount at a conversion rate equal to the Automatic Conversion VWAP Price used for the initial conversion on the Determination Date (such conversion right by Reorganized Accentia shall reset for subsequent periods until the Option C Maturity Date), with any such conversion to be pro rata based on each Option C Holder’s percentage interest in the then aggregate outstanding balance of the Option C Allowed Claim Amount. The Class 10 Plan Shares shall be issued as soon as reasonably practicable following the Automatic Conversion Date (but in no event more than five (5) Business Days following the Automatic Conversion Date, subject to the procedures followed by the Transfer Agent) pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws, but the transfer thereof shall be subject to the provisions of Article 9.12. The transfer or resale of the Class 10 Plan Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters).

5.11.3 The election of Option A, Option B or Option C must be made on the Ballot submitted by the Holder of a Class 10 Unsecured Claim and filed with the Bankruptcy Court by the Voting Deadline; provided, however, that the Debtors, in their sole discretion, may accept any written election of Option B or Option C by the Holder of a Class 10 Unsecured Claim that is delivered to the Debtors prior to the Effective Date. In the event that a Holder of a Class 10 Unsecured Claim does not make an election of Option A, Option B or Option C on its Ballot or does not file a Ballot with the Bankruptcy Court, such Holder shall be deemed to have elected Option A.

Class 10 is Impaired by the Plan. Each Holder of an Unsecured Claim in Class 10 is entitled to vote to accept or reject the Plan.

5.12	Class 11: Unsecured Convenience Claims.

5.12.1 Class 11 consists of all Unsecured Convenience Claims. To the extent required by the Bankruptcy Court, such Unsecured Convenience Claims shall be separated into subclasses in Class 11 for each Debtor. Notwithstanding anything to the contrary contained in the Plan, each Holder of a Class 10 Unsecured Claim (a) in an amount greater than $10,000.00 may have its Unsecured Claim treated as an Unsecured Convenience Claim under the Plan by making the Convenience Class Opt-In Election, or (b) in an amount less than or equal to $10,000.00 may have its Unsecured Claim treated as a Class 10 Unsecured Claim under the Plan by making the Convenience Class Opt-Out Election. The Convenience Class Opt-In Election or the Convenience Class Opt-Out Election is irrevocable and must be made by such Holder on its Ballot and filed with the Bankruptcy Court on or before the Voting Deadline.

5.12.2 On the Distribution Date, the Holder of an Allowed Unsecured Convenience Claim shall receive Cash from Reorganized Accentia in an amount equal to (a) twenty percent (20%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $10,000.00, or (b) $2,000.00 if the amount of such Allowed Claim is greater than $10,000.00 and the Holder of such Allowed Claim has agreed to reduce the Allowed Amount of its Claim to $10,000.00 by making the Convenience Class Opt-In Election. Notwithstanding the foregoing, if Reorganized Accentia does not have sufficient Cash available to make the payment required to the Holder of an Allowed Class 11 Claim on the Distribution Date, such Allowed Class 11 Claim shall be paid on the 6 Month Anniversary Date or as otherwise ordered by a Final Order of the Bankruptcy Court.

Class 11 is Impaired by the Plan. Each Holder of an Unsecured Convenience Claim in Class 11 is entitled to vote to accept or reject the Plan.

5.13	Class 12: Intercompany Claims.

Class 12 consists of all Intercompany Claims. On the Effective Date, all of the Intercompany Claims shall be deemed cancelled, annulled and extinguished without any further action by any party and shall be of no further force and effect. The Holders of the Class 12 Intercompany Claims will not receive or retain any Property under the Plan on account of such Intercompany Claims. Accordingly, Reorganized Accentia will not make any Distribution or establish any reserve under the Plan for the Intercompany Claims. Class 12 is Impaired by the Plan. Pursuant to Section 1126(g) of the Bankruptcy Code, Class 12 is deemed not to have accepted the Plan and, thus, Holders of the Class 12 Intercompany Claims are not entitled to vote to accept or reject the Plan.

5.14	Class 13: Convertible Preferred Stock Claims.

5.14.1 Class 13 consists of all Convertible Preferred Stock Claims. Under the Plan, subject to Article 5.14.1.5, the Class 13 Claims of each of the Convertible Preferred Stock Holders will be allowed in an amount equal to the outstanding principal as of the Petition Date under its Convertible Preferred Stock Documents (each, a “Convertible Preferred Stock Allowed Class 13 Claim”). Under the Plan, the following shall occur with respect to the Convertible Preferred Stock Allowed Class 13 Claims:

5.14.1.1 At the option of a Convertible Preferred Stock Holder, such Convertible Preferred Stock Holder may elect (in lieu of the treatment described in Article 5.14.1.2) to convert all of its Convertible Preferred Stock Allowed Class 13 Claim into shares of Reorganized Accentia Common Stock (the “Class 13 Plan Shares”) at a conversion rate equal to $2.67 per share of Reorganized Accentia Common Stock (i.e., such Convertible Preferred Stock Holder will receive on the Determination Date that number of shares of Reorganized Accentia Common Stock determined by dividing its Convertible Preferred Stock Allowed Class 13 Claim by $2.67). The Class 13 Plan Shares shall be issued as soon as reasonably practicable following the Determination Date (but in no event more than five (5) Business Days following the Determination Date, subject to the procedures followed by the Transfer

Agent) pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws, but the transfer thereof shall be subject to the provisions of Article 9.12. The transfer or resale of the Class 13 Plan Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters). Any Conversion Election under this Article 5.14.1.1 shall be made by a Convertible Preferred Stock Holder on the Ballot filed with the Bankruptcy Court or in a separate writing delivered to Accentia, in each such case prior to the Voting Deadline. In the event a Convertible Preferred Stock Holder makes a Conversion Election under this Article 5.14.1.1, the provisions of Article 5.14.1.2 shall not be applicable to such Convertible Preferred Stock Holder.

5.14.1.2 In the event a Convertible Preferred Stock Holder does not make the Conversion Election described in Article 5.14.1.1, such Convertible Preferred Stock Holder will receive, as soon as reasonably practicable following the Determination Date (but in no event more than five (5) Business Days following the Determination Date), a convertible promissory note (the “Class 13 Plan Note”) executed by Reorganized Accentia in an original principal amount equal to the amount of its Convertible Preferred Stock Allowed Class 13 Claim. The Class 13 Plan Note shall contain the following terms: (a) a maturity date of twenty-four (24) months following the Determination Date (the “Class 13 Plan Note Maturity Date”), (b) no interest will accrue on the outstanding principal balance of the Class 13 Plan Note, (c) on the Determination Date and on each of the following seven (7) quarterly anniversaries of the Determination Date (each, an “Automatic Conversion Date”), and provided that the Automatic Conversion VWAP Price is at least $1.00 per share, one-eighth ( 1/8th) of the original balance of the Class 13 Plan Note (the “Automatic Conversion Amount”) will be automatically converted into shares of Reorganized Accentia Common Stock (the “Class 13 Plan Shares”) at a conversion rate equal to the Automatic Conversion VWAP Price per share of Reorganized Accentia Common Stock (i.e., such Convertible Preferred Stock Holder will receive that number of shares of Reorganized Accentia Common Stock determined by dividing the Automatic Conversion Amount by the Automatic Conversion VWAP Price), (d) if, on any Automatic Conversion Date, the Automatic Conversion VWAP Price is less than $1.00 per share, the Automatic Conversion Amount for that Automatic Conversion Date will not automatically convert into shares of Reorganized Accentia Common Stock, but will instead become payable at the Class 13 Plan Note Maturity Date (as described below) unless a Convertible Preferred Stock Holder, upon written notice to Reorganized Accentia, elects to convert the Automatic Conversion Amount into shares of Reorganized Accentia Common Stock (also, the “Class 13 Plan Shares”) at a conversion rate equal to $1.00 per share of Reorganized Accentia Common Stock (i.e., the Convertible Preferred Stock Holder will receive that number of shares of Reorganized Accentia Common Stock determined by dividing the Automatic Conversion Amount by $1.00), (e) on each Automatic Conversion Date for which the Automatic Conversion VWAP Price is $1.00 or greater or on which the Convertible Preferred Stock Holder makes an optional conversion under subparagraph (d) above, the outstanding principal balance of the Class 13 Plan Note shall be reduced by the Automatic Conversion Amount, (f) any principal amount outstanding under the Class 13 Plan Note at the Class 13 Plan Note Maturity Date will be due and payable in full, at the election of Reorganized Accentia, in either Cash or in shares of Reorganized Accentia Common Stock at a conversion rate equal to the greater of the average of the VWAPs for the ten (10) consecutive Trading Days ending on the Trading Day that is immediately preceding the Class 13 Plan Note Maturity Date or $1.00, (g) if, at any time during the term of the Class 13 Plan Note, the VWAP is at least 125% of $1.25 per share for ten (10) consecutive Trading Days, the Convertible Preferred Stock Holder, at its option, may upon written notice to Reorganized Accentia convert any or all of the then outstanding principal balance of its Class 13 Plan Note into shares of Reorganized Accentia Common Stock at a conversion rate equal to the Automatic Conversion VWAP Price used for the initial conversion on the Determination Date, (h) if, at any time during the term of the Class 13 Plan Notes, the VWAP is at least 150% of $1.25 per share for thirty (30) consecutive Trading Days, Reorganized Accentia, at its option, may upon written notice to the Convertible Preferred Stock Holders require the conversion of all or any portion of the then aggregate outstanding principal balance of the Class 13 Plan Notes at a conversion rate equal to the Automatic Conversion VWAP Price used for the initial conversion on the Determination Date (such conversion right by Reorganized Accentia shall reset for subsequent periods during the term of the Class 13 Plan Notes), with any such conversion to be pro rata based on each Holder’s percentage interest in the then aggregate outstanding principal balance of the Class 13 Plan Notes, and (i) the Class 13 Plan Shares shall be issued as soon as reasonably practicable following the Automatic Conversion Date (but in no event more than five (5) Business Days following the Automatic Conversion Date, subject to the procedures followed by the Transfer Agent) pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws, but the transfer thereof shall be subject to the provisions of Article 9.12. The transfer or resale of the Class 13 Plan Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters).

5.14.1.3 As of the Effective Date, any and all of the Convertible Preferred Stock Documents shall be deemed cancelled and void and of no further force and effect.

5.14.1.4 On the Effective Date, the Convertible Preferred Stock Warrants will be cancelled and a new warrant (the “Class 13 Plan Warrant”) will be issued to each of the Convertible Preferred Stock Holders to purchase the same number of shares of Reorganized Accentia Common Stock as were allocated to such Convertible Preferred Stock Holder Holder as of the Petition Date under its Convertible Preferred Stock Warrants (also, the “Class 13 Plan Shares”). The Class 13 Plan Warrants will have the following terms: (i) an exercise price of $1.50 per share, (ii) a term of three years from the Effective Date, (iii) no anti-dilution adjustment provisions, (iv) an exercise can only be for cash (i.e., no cashless exercise provisions), (v) be subject to the call provisions described in Article 9.1.3.1 below, (vi) no lock-up provisions, and (vii) all shares of Reorganized Accentia Common Stock issued upon exercise of a Class 13 Plan Warrant shall be issued pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws. The transfer or resale of the Class 13 Plan Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter (see Article 8.9 of the Plan for a further discussion of the securities law issues relating to underwriters).

5.14.1.5 The form of the Class 13 Plan Note and the Class 13 Plan Warrant will be forwarded by Accentia to each of the Convertible Preferred Stock Holders within ten (10) days of the date of the Accentia Disclosure Statement Approval Order.

5.14.1.6 Notwithstanding anything to the contrary contained in this Article 5.14.1, the treatment of the Convertible Preferred Stock Claims of Laurus/Valens shall be determined as set forth in Article 5.3.2.6.

Class 13 is Impaired by the Plan. The Convertible Preferred Stock Holders, as the Holders of the Class 13 Claims, are entitled to vote to accept or reject the Plan. For purposes of Section 1126(c) of the Bankruptcy Code, the Laurus/Valens Allowed Preferred Stock Claim shall be counted under Class 13 with respect to any Ballot cast by Laurus/Valens as to the Plan.

5.15	Class 14: Subordinated Securities Claims.

5.15.1 Class 14 consists of all Subordinated Securities Claims. Pursuant to Section 510(b) of the Bankruptcy Code, each Allowed Class 14 Claim, if any, shall be subordinated to all Claims (including Class 10 Unsecured Claims) or Equity Interests that are senior to or equal to the Claim or Equity Interest represented by the Security of Accentia in question; provided, however, that if such Security is Existing Accentia Common Stock, such Allowed Class 14 Claim shall have the same priority as Class 15 Equity Interests.

5.15.2 Under the Plan, each Holder of an Allowed Class 14 Claim will receive a Distribution, in Cash, in an amount equal to the sum of one hundred percent (100%) of such Holder’s Allowed Class 14 Claim. Such Distribution will be made to such Holder by Reorganized Accentia at the end of the 48th month following the Effective Date; provided, however, that no Distribution shall be made to the Holders of Allowed Class 14 Claims until all Distributions have been made to all Holders of Allowed Class 10 Unsecured Claims who have elected Option A under Article 5.11.2.1.

Class 14 is Impaired by the Plan. Each Holder of a Subordinated Securities Claim in Class 14 is entitled to vote to accept or reject the Plan.

5.16	Class 15: Equity Interests.

Class 15 consists of all Equity Interests. Under the Plan, each Holder of an Allowed Class 15 Equity Interest on the Effective Date shall be deemed to receive one (1) share of Reorganized Accentia Common Stock for each share of Existing Accentia Common Stock held by such Holder as of the Effective Date (the “Class 15 Plan Shares”), subject to dilution of such Holder’s percentage ownership interest in Reorganized Accentia as a result of the issuance of the other Plan Shares hereunder. To the extent requested by the Holder of an Allowed Class 15 Equity Interest, such Holder shall receive, upon surrender to the Transfer Agent of a stock certificate evidencing shares of Existing Accentia Common Stock, a new certificate representing the Class 15 Plan Shares. The Class 15 Plan Shares shall be deemed issued pursuant to Section 1145 of the Bankruptcy Code and shall not have any legend restricting the sale thereof under federal securities laws. The Debtors do not believe that the Holders of Class 15 Equity Interests are Impaired by the Plan, since their shares of Existing Accentia Common Stock were subject to significant dilution as of the Petition Date. However, out of an abundance of caution, the Debtors are treating Class 15 as Impaired by the Plan and, thus, each Holder of a Class 15 Equity Interest is entitled to vote to accept or reject the Plan.

5.17	Class 16: Subsidiary Equity Interests.

Class 16 consists of all Subsidiary Equity Interests. The Subsidiary Equity Interests will not be affected by the Plan and Accentia will retain the Subsidiary Equity Interests. No Distributions will be made under the Plan on account of the Subsidiary Equity Interests. Class 16 is Unimpaired by the Plan. Accentia, as the Holder of the Class 16 Subsidiary Equity Interests, conclusively is presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

ARTICLE 6

ACCEPTANCE OR REJECTION OF THE PLAN

6.1	Each Impaired Class Entitled to Vote Separately.

Except as otherwise provided in Article 6.4, the Holders of Claims or Equity Interests in each Impaired Class of Claims or Impaired Class of Equity Interests shall be entitled to vote separately to accept or reject the Plan.

6.2	Acceptance by Impaired Classes.

6.2.1 Classes 1, 2, 3, 4, 5, 6, 8, 9, 10, 11, 13 and 14 are Impaired under the Plan, and Holders of Claims in such Classes are entitled to vote to accept or reject the Plan. Pursuant to Section 1126(c) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if (a) the Holders (other than any Holder designated pursuant to Section 1126(e) of the Bankruptcy Code) of at least two-thirds in dollar amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated pursuant to Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. If a Holder of a Claim holds more than one Claim in any one Class, all Claims of such Holder in such Class shall be aggregated and deemed to be one Claim for purposes of determining the number of Claims in such Class voting on the Plan.

6.2.2 The Debtors do not believe that the Holders of Class 15 Equity Interests are Impaired by the Plan, since their shares of Existing Accentia Common Stock were subject to significant dilution as of the Petition Date. However, out of an abundance of caution, the Debtors are treating Class 15 as Impaired by the Plan. Pursuant to Section 1126(d) of the Bankruptcy Code, an Impaired Class of Equity Interests shall have accepted the Plan if the Holders (other than any Holder designated pursuant to Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Equity Interests actually voting in such Class have voted to accept the Plan.

6.3	Presumed Acceptance of Plan by Unimpaired Classes.

Class 7 is Unimpaired under the Plan. Pursuant to Section 1126(f) of the Bankruptcy Code, such Class and the Holders of Claims in such Class are conclusively presumed to have accepted the Plan and, thus, are not entitled to vote on the Plan. Accordingly, votes of Holders of Claims in Class 7 are not being solicited by the Debtors. Except as otherwise expressly provided in the Plan, nothing contained herein or otherwise shall affect the rights and legal and equitable claims or defenses of the Debtors or the Reorganized Debtors in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

6.4	Deemed Non-Acceptance of Plan.

Holders of Class 12 Intercompany Claims will not receive or retain any Property or equity interest under the Plan on account of such Intercompany Claims and, therefore, Class 12 is deemed not to have accepted the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Accordingly, votes of Holders of Class 12 Intercompany Claims are not being solicited by the Debtors.

6.5	Impairment Controversies.

If a controversy arises as to whether any Claim or Equity Interest, or any Class of Claims or Class of Equity Interests, is Impaired under the Plan, such Claim, Equity Interest or Class shall be treated as specified in the Plan unless the Bankruptcy Court shall determine such controversy upon motion of the party challenging the characterization of a particular Claim or Equity Interest, or a particular Class of Claims or Class of Equity Interests, under the Plan.

ARTICLE 7

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.1	Assumption or Rejection of Executory Contracts and Unexpired Leases.

Pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that currently exist between any of the Debtors and another Person or Entity and not listed on Exhibit B attached hereto shall be deemed assumed by the applicable Debtor as of the Effective Date (collectively, the “Assumed Contracts”); provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend Exhibit B to add any executory contract or unexpired lease thereto or to delete any executory contract or unexpired lease therefrom, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be rejected (if added) or assumed (if deleted). The Debtors shall provide notice of any amendments to Exhibit B to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Exhibit B shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder. Any executory contract or unexpired lease that exists between the Debtors and another Person or Entity and that is listed on Exhibit B attached to the Plan shall be deemed rejected by the Debtors as of the Confirmation Date (collectively, the “Rejected Contracts”), unless there is pending before the Bankruptcy Court on the Confirmation Date a motion to assume such executory contract or unexpired lease. In addition, any executory contract or unexpired lease that exists between either AccentRx, ASP or TEAMM and another Person or Entity shall be deemed rejected by AccentRx, ASP or TEAMM, as the case may be, as of the Confirmation Date (also, collectively, the “Rejected Contracts”), unless there is pending before the Bankruptcy Court on the Confirmation Date a motion to assume such executory contract or unexpired lease. For purposes of the Plan, (i) all non-compete agreements, confidentiality or non-disclosure agreements and indemnification agreements executed for the benefit of the Debtors shall be deemed to be executory contracts and Assumed Contracts, and (ii) except as provided in Article 7.7, all non-compete agreements, confidentiality or non-disclosure agreements, indemnification agreements and guaranties executed by any of the Debtors for the benefit of a third party shall be deemed to be executory contracts and Rejected Contracts (even if not listed on Exhibit B).

7.2	Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases.

Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Article 7.1 hereof, (ii) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Article 7.1 hereof, and (iii) the extension of time, pursuant to Section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign, or reject any unexpired lease of nonresidential real property through the date of entry of an order approving the assumption, assumption and assignment, or rejection of such unexpired lease. The assumption by any of the Debtors of an Assumed Contract shall be binding upon any and all parties to such Assumed Contract as a matter of law, and each such Assumed Contract shall be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan or an order of the Bankruptcy Court.

7.3	Inclusiveness.

Unless otherwise specified on Exhibit B, each executory contract and unexpired lease listed or to be listed on Exhibit B shall include all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Exhibit B.

7.4	Cure of Defaults.

Any lessor or other party to an Assumed Contract (except those lessors or other parties whose unexpired leases or executory contracts have been previously assumed by a Final Order of the Bankruptcy Court) asserting a Cure Claim in connection with the assumption of any unexpired lease or executory contract under Article 7.1, as contemplated by Section 365(b) of the Bankruptcy Code, must file such Cure Claim with the Bankruptcy Court on or before the Cure Claim Submission Deadline asserting all alleged amounts accrued or alleged defaults through the Effective Date. Any lessor or other party to an Assumed Contract failing to file a Cure Claim by the Cure Claim Submission Deadline shall be forever barred from asserting, collecting or seeking to collect any amounts or defaults relating thereto against the Debtors or the Reorganized Debtors. The

Reorganized Debtors shall have ninety (90) days from the Effective Date to file an objection to any Cure Claim. Any disputed Cure Claims shall be resolved either consensually or by the Bankruptcy Court. Except as may otherwise be agreed to by the parties, by no later than the 6 Month Anniversary Date, the Reorganized Debtors shall cure any and all undisputed Cure Claims. All disputed Cure Claims shall be cured either within one hundred twenty (120) days after the entry of a Final Order determining the amount, if any, of the Debtors’ liability with respect thereto or as may otherwise be agreed to by the parties. As of the date of the Plan, the Debtors do not believe there will be any Cure Claims.

7.5	Claims under Rejected Executory Contracts and Unexpired Leases.

7.5.1 Unless otherwise ordered by the Bankruptcy Court, any Claim for damages arising by reason of the rejection of any executory contract or unexpired lease must be filed with the Bankruptcy Court on or before the Bar Date for rejection damage Claims in respect of such rejected executory contract or unexpired lease or such Claim shall be forever barred and unenforceable against the Debtors or the Reorganized Debtors. With respect to the Rejected Contracts, the Bar Date for filing rejection damage and other Claims with the Bankruptcy Court shall be thirty (30) days after the Confirmation Date. The Plan and any other order of the Bankruptcy Court providing for the rejection of an executory contract or unexpired lease shall constitute adequate and sufficient notice to Persons or Entities which may assert a Claim for damages from the rejection of an executory contract or unexpired lease of the Bar Date for filing a Claim in connection therewith.

7.5.2 All Claims for damages from the rejection of an executory contract or unexpired lease, once fixed and liquidated by the Bankruptcy Court and determined to be Allowed Claims, shall be Allowed Unsecured Claims in Class 10.

7.6	Insurance Policies.

All of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto are treated as executory contracts under the Plan. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or the Reorganized Debtors may hold against any Person or Entity, including the insurers under any of the Debtors’ insurance policies or under the D&O Policy.

7.7	Indemnification Rights.

All Claims for Indemnification Rights against the Debtors by an Indemnitee for defense and indemnification shall be reinstated against the Reorganized Debtors and rendered Unimpaired to the extent that such Indemnitee is entitled to defense or indemnification under applicable law, agreement or past policy of the Debtors, but only to the extent that any such reinstated Claim for defense and indemnification in response to a claim against such Indemnitee is covered under any of the Debtors’ insurance policies, including the D&O Policy. The reinstated Claim against the Reorganized Debtors, and the Reorganized Debtors’ corresponding defense and indemnification obligation, shall not be for any deductible or self-insured retention amount and shall not exceed the amount of available insurance coverage.

7.8	Existing Accentia Stock Options.

7.8.1 All of the grants of the Existing Accentia Stock Options and any agreements, documents, or instruments relating thereto are treated as executory contracts under the Plan. All of the holders of the Existing Accentia Stock Options shall retain unaltered all of their legal, equitable and contractual rights thereunder, subject to the provisions set forth in Articles 7.8.2-7.8.4.

7.8.2 Any Existing Accentia Stock Option granted Prepetition shall be exercisable by the holder thereof in accordance with the terms of the original grant, but may not be exercised until after the 4 Month Anniversary Date. The sale of any shares of Reorganized Accentia Common Stock received upon the exercise of any such option shall be subject to any restrictions or limitations under Rule 144(e) and Accentia’s insider trading restrictions and policies.

7.8.3 Any Existing Accentia Stock Option granted Postpetition may not be exercised by the holder thereof until after the 12 Month Anniversary Date. Following the 12 Month Anniversary Date, any such option shall be exercisable in accordance with the terms of the original grant provided that one of the following conditions has been satisfied following the Effective Date: (i) an aggregate of 30,000,000 shares of Reorganized Accentia Common Stock have traded at a price equal to or greater than $1.25 per share, or (ii) for a period of ninety (90) consecutive Trading Days, the VWAP equals or exceeds $1.88 per share. If either of the conditions in subparagraph (i) or (ii) has not been satisfied by the 12 Month Anniversary Date, then any such option shall not be exercisable thereafter until the first to occur of the following: (a) the satisfaction of either of the conditions in subparagraph (i) or (ii) above, or (b) the holder of any such option pays an exercise price to Reorganized Accentia in an amount equal to the sum of (x) the exercise price stated in such option plus (y) an amount equal to the difference between $1.25 per share and the exercise price stated in such option.

7.8.4. Notwithstanding the provisions of Article 7.8.2 or 7.8.3, the holder of an Existing Accentia Stock Option may exercise such option provided that the shares of Reorganized Accentia Common Stock issued upon such exercise are deposited into an escrow account controlled by Reorganized Accentia and cannot be sold or transferred until such time that such option would have otherwise become exercisable under Article 7.8.2 or 7.8.3; provided, however, that this prohibition on transfer shall not prohibit the transfer of any such shares to a family member or to an Entity for the benefit of or controlled by a family member as permitted by the terms of the applicable incentive stock option plan (provided that the family member or Entity agrees to be bound by the provisions of Article 7.8.2 or 7.8.3, as the case may be).

7.9	Existing Accentia Stock Warrants.

7.9.1 All of the Existing Accentia Stock Warrants are treated as executory contracts under the Plan. All of the holders of Existing Accentia Stock Warrants shall retain unaltered all of their legal, equitable and contractual rights thereunder, subject to the provisions set forth in Article 7.9.2.

7.9.2 Any shares of Reorganized Accentia Common Stock issued, upon exercise, to the holder of an Existing Accentia Stock Warrant may not be sold or transferred until after the 12 Month Anniversary Date; provided, however, that this prohibition on transfer shall not prohibit the transfer of any such shares to a family member or to an Entity for the benefit of or controlled by a family member (provided that the family member or Entity agrees to be bound by the provisions of this Article 7.9.2). Any certificate for such shares shall contain a legend thereon setting forth the foregoing provisions and restrictions.

ARTICLE 8

MEANS OF IMPLEMENTATION OF THE PLAN

8.1	General Overview of the Plan.

The Plan provides for the continued operation of the Debtors as Reorganized Debtors. The Plan provides for Cash payments to Holders of Allowed Claims and, in certain instances, the issuance of designated amounts of the Reorganized Accentia Common Stock to certain Holders of Allowed Claims, all as more particularly described in Articles 3 and 5 of the Plan. In addition, each Holder of an Allowed Class 15 Equity Interest on the Effective Date will be deemed to receive one (1) share of Reorganized Accentia Common Stock for each share of Existing Accentia Common Stock held by such Holder as of the Effective Date, subject to dilution of such Holder’s percentage ownership interest in Reorganized Accentia as a result of the issuance of the other Plan Shares.

The Plan shall be implemented on the Effective Date, and the primary source of the funds necessary to implement the Plan initially will be the Cash of Reorganized Accentia, including funds to be received from the Exit Financing. At the present time, the Debtors believe that Reorganized Accentia will have sufficient funds, as of the Effective Date, to pay in full the expected payments required under the Plan to the Holders of Allowed Administrative Expense Claims (including Allowed Administrative Expense Claims of Professionals), Allowed Secured Tax Claims in Class 7, and Allowed Unsecured Convenience Claims in Class 11. Cash payments to be made under the Plan after the Effective Date to the Holders of Allowed Priority Tax Claims and Allowed Claims in Classes 1, 2, 3, 4, 6, 7, 8, 10 and 14 will be derived from the operations of the Reorganized Debtors or from any new capital or financing raised by Reorganized Accentia, in each case as shown in the Projections.

8.2	Effective Date Actions.

8.2.1 Subject to the approval of the Bankruptcy Court and the satisfaction or waiver of the conditions precedent to the occurrence of the Effective Date contained in Article 10.2 of the Plan, on or as of the Effective Date, the Plan shall be implemented and the following actions shall thereafter immediately occur:

8.2.1.1	the Closing shall occur under the Laurus/Valens Settlement Documents;

8.2.1.2	Reorganized Accentia shall make the Initial Distribution as provided in Article 9.1 of the Plan;

8.2.1.3	Reorganized Accentia shall execute and deliver the Plan Debentures, the Plan Notes, the Plan Warrants, and the Security Documents in accordance with the provisions of the Plan;

8.2.1.4	All of the Class 12 Intercompany Claims shall automatically be deemed cancelled, annulled, extinguished and surrendered without any further action by any party and shall be of no further force and effect;

8.2.1.5	The Reorganized Accentia Charter shall be filed with the Office of the Secretary of State of the State of Florida;

8.2.1.6	Subject to Article 8.2.1.5, Reorganized Accentia shall issue and distribute the Plan Shares in accordance with the provisions of the Plan;

8.2.1.7	The Reorganized Debtors shall be automatically substituted for the Debtors as a party to all contested matters, adversary proceedings, administrative proceedings and lawsuits, both within and outside of the Bankruptcy Court, involving the Debtors’ Properties, Claims against the Debtors, the Causes of Action, and the resolution of Disputed Claims; and

8.2.1.8	The Reorganized Debtors shall carry out their other Effective Date responsibilities under the Plan, including the execution and delivery of all documentation contemplated by the Plan and the Plan Documents.

8.3	Vesting of Property of the Estates in the Reorganized Debtors.

On the Effective Date, except as otherwise expressly provided in the Plan, all Property of the Estates (including the Causes of Action and any net operating losses) shall vest in the Reorganized Debtors free and clear of any and all Liens, Debts, obligations, Claims, Cure Claims, Liabilities, Equity Interests, and all other interests of every kind and nature except the Permitted Liens, and the Confirmation Order shall so provide. The Reorganized Debtors intend to preserve net operating losses to the maximum extent permitted under applicable law. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of their Properties, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. All privileges with respect to the Property of the Debtors’ Estates, including the attorney/client privilege, to which the Debtors are entitled shall automatically vest in, and may be asserted by or waived on behalf of, the Reorganized Debtors.

8.4	Continued Corporate Existence.

Each of the Debtors will continue to exist after the Effective Date as a separate corporate entity, with all of the powers of a corporation under the laws of the jurisdiction of its incorporation and pursuant to its articles or certificate of incorporation and bylaws or other organizational documents in effect prior to the Effective Date, except to the extent such articles or certificate of incorporation and bylaws or other organizational documents are amended or amended and restated as provided in the Plan or the Confirmation Order, without prejudice to any right to terminate such existence (whether by merger, dissolution or otherwise) under applicable law after the Effective Date.

8.5	Corporate Action.

All matters provided for under the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, or any corporate action to be taken by or required of the Debtors or the Reorganized Debtors, including all action taken to approve the Reorganized Accentia Charter and the Reorganized Accentia Bylaws, shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement for further action by the stockholders or directors of the Debtors or the Reorganized Debtors.

8.6	Boards of Directors and Executive Officers of the Reorganized Debtors.

8.6.1 Subject to any requirement of Bankruptcy Court approval pursuant to Section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the executive officers and directors of the Debtors immediately prior to the Effective Date shall be deemed to be the executive officers and directors of the Reorganized Debtors without any further action by any party. Pursuant to Section 1129(a)(5) of the Bankruptcy Code, the Debtors have disclosed, in the Disclosure Statement, the identity and affiliation of any individual proposed to serve as an initial director or executive officer of Reorganized Accentia and, to the extent such individual is an insider other than by virtue of being a director, the nature of any compensation for such individual.

8.6.2. On and after the Effective Date, the operations of each of the Reorganized Debtors shall continue to be the responsibility of its Board of Directors. Each director of each of the Reorganized Debtors shall serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the applicable articles or certificate of incorporation and bylaws or other organizational documents of such Reorganized Debtor. Each executive officer of each of the Reorganized Debtors shall serve from and after the Effective Date until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal in accordance with the applicable articles or certificate of incorporation and bylaws or other organizational documents of such Reorganized Debtor.

8.6.3 From and after the Confirmation Date, the Board of Directors and executive officers of each of the Debtors and the Reorganized Debtors, as the case may be, shall have all powers accorded by law to put into effect and carry out the Plan and the Confirmation Order.

8.6.4 To the extent that, as of the Effective Date, any of the Debtors has in place employment, indemnification and other agreements with its directors, officers and employees who will continue in such capacities after the Effective Date, such agreements shall remain in place after the Effective Date, and the Reorganized Debtors will continue to honor such agreements. Such agreements may include equity, bonus and other incentive plans in which directors, officers and other employees of the Reorganized Debtors may be eligible to participate, including the Existing Accentia Stock Options.

8.7	Amendment and Restatement of Articles of Incorporation and Bylaws of Accentia.

8.7.1 The Board of Directors of Accentia shall take such action as may be necessary to cause the articles of incorporation of Accentia to be amended and restated (a) if applicable, to authorize a sufficient number of shares of Reorganized Accentia Common Stock necessary to meet (i) the requirements set forth in the Plan as to the issuance of the Plan Shares, and (ii) the obligations of Reorganized Accentia under the Existing Accentia Stock Options and the Existing Accentia Stock Warrants, (b) to contain any provisions as may be required in order that such articles of incorporation are consistent with the provisions of the Plan, the Bankruptcy Code, and the Confirmation Order, and (c) to provide, pursuant to Section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by Section 1123(a)(6).

8.7.2 The bylaws of Accentia shall be amended and restated as necessary to satisfy the provisions of the Plan (as amended and restated, the “Reorganized Accentia Bylaws”).

8.7.3 To the extent necessary, the Confirmation Order shall include appropriate language approving the Reorganized Accentia Charter and the Reorganized Accentia Bylaws. The Reorganized Accentia Charter and the Reorganized Accentia Bylaws shall be the charter and bylaws governing Reorganized Accentia on and after the Effective Date, subject to any right to amend the foregoing as permitted by applicable law.

8.8	Issuance of Reorganized Accentia Common Stock.

Reorganized Accentia shall issue and distribute, in accordance with the provisions of the Plan, shares of Reorganized Accentia Common Stock to those Entities entitled to receive the Plan Shares hereunder. Exhibit C attached hereto sets forth a pro forma recapitalization of Reorganized Accentia after giving effect to the maximum possible issuance of shares of Reorganized Accentia Common Stock under the terms of the Plan as of the Effective Date, the Existing Accentia Stock Options, and the Existing Accentia Stock Warrants.

8.9	Exemptions from Securities Laws.

General. Pursuant to Section 1125(e) of the Bankruptcy Code, any Person that solicits the acceptance or rejection of a plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, or that participates, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a Security, offered or sold under the plan, of the debtor, is not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptance or rejection of a plan or the offer, issuance, sale, or purchase of Securities.

Issuance of Reorganized Accentia Common Stock and Biovest Common Stock under the Plan. Section 1145(a) of the Bankruptcy Code exempts from registration under the Securities Act and under equivalent state securities or “blue sky” laws (a) the offer or sale under a plan of reorganization of a Security of a debtor, of an affiliate participating in a joint plan with a debtor, or of a successor of a debtor under a plan, if such offer or sale is either (i) in exchange for a claim against, an interest in, or a claim for an administrative expense in the bankruptcy case concerning, the debtor or such affiliate, or (ii) “principally in such exchange and partly for cash or property”, or (b) the offer of a Security through any warrant, option, right to subscribe, or conversion privilege that was sold in the manner specified in subparagraph (a) above, or the sale of a Security upon the exercise of such a warrant, option, right to subscribe, or conversion privilege. The Debtors believe that the offer and issuance of the Plan Debentures, the Plan Notes, the Plan Warrants and the Plan Shares in exchange for Claims and Equity Interests under the Plan satisfy the requirements of Section 1145(a) of the Bankruptcy Code and that such transactions, therefore, are exempt from registration under federal and state securities laws. In addition, for purposes of Section 1145(a)(1), Biovest shall be deemed as participating in the Plan with the Debtors with respect to the offer and sale of the Class 5 Plan Shares and the Class 5 Plan Warrants. The Confirmation Order will include a finding and conclusion to the effect that such offer and issuance fall within the exemptions from registration under the Securities Act and state and local securities laws pursuant to Section 1145 of the Bankruptcy Code.

Subsequent Transfers of Plan Shares.

Plan Shares Issued Pursuant to Section 1145 Exemption. The Plan Shares may be freely transferred by most recipients thereof, and all resales of and subsequent transactions for the Plan Shares are exempt from registration under federal and state securities laws, unless the holder is an “underwriter” with respect to the Plan Shares. Section 1145(b)(1) of the Bankruptcy Code defines four types of “underwriters”:

(i) an Entity that purchases a claim against, an interest in, or a claim for an administrative expense in the bankruptcy case concerning, the debtor, if such purchase is with a view to distribution of any Security received or to be received in exchange for such a claim or interest;

(ii) an Entity that offers to sell Securities offered or sold under a bankruptcy plan for the holders of such Securities;

(iii) an Entity that offers to buy Securities offered or sold under a bankruptcy plan from the holders of such Securities, if the offer to buy is (x) with a view to distribution of such Securities, and (y) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of Securities under the plan; and

(iv) an Entity that is an “issuer” with respect to such Securities, as the term “issuer” is defined in Section 2(11) of the Securities Act.

Under Section 2(11) of the Securities Act, an “issuer” includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer. “Control” (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor (or its affiliate or successor) under a plan of reorganization may be deemed to “control” such debtor (and therefore be an underwriter for purposes of Section 1145), particularly if such management position is coupled with the ownership of a significant percentage of the debtor’s (or affiliate’s or successor’s) voting securities. Moreover, the legislative history of Section 1145 of the Bankruptcy Code suggests that a creditor who owns at least 10% of the securities of a reorganized debtor may be presumed to be a “control person.”

To the extent that Persons deemed to be “underwriters” receive Plan Shares pursuant to the Plan, resales of such Plan Shares by such Persons would not be exempted by Section 1145(a) of the Bankruptcy Code from registration under the Securities Act or other applicable law. Persons deemed to be underwriters, however, may be able to sell such Plan Shares without registration subject to the provisions of Rule 144 under the Securities Act as discussed below.

Plan Shares Held by Underwriters. Holders of Plan Shares who are deemed to be “underwriters” within the meaning of Section 1145(b)(1) of the Bankruptcy Code or who may otherwise be deemed to be “affiliates” of, or to exercise “control” over, Reorganized Accentia within the meaning of Rule 405 of Regulation C under the Securities Act, may, in addition to any other exemptions that may be available under federal and state securities laws, under certain circumstances, be able to sell their Plan Shares pursuant to the more limited safe harbor resale provisions of Rule 144 under the Securities Act. Generally, Rule 144 provides that, if certain conditions are met (e.g., volume limitations, manner of sale, availability of current information about the issuer, etc.), specified persons who resell such securities and are “affiliates” of the issuer of the securities sought to be resold will not be deemed to be “underwriters” as defined in Section 2(11) of the Securities Act.

The foregoing summary discussion regarding Section 1145 of the Bankruptcy Code is general in nature and has been included in the Plan solely for informational purposes. Although the Plan Shares will become freely tradable by most recipients thereof as described above, it should be noted that there can be no assurance that an active trading market for the Reorganized Accentia Common Stock will develop or, if developed, that it will continue. Accordingly, no assurance can be given concerning the actual market for the Plan Shares or a Person’s ability to sell the Plan Shares at any particular time. The Debtors do not make any representations concerning, and do not provide any opinion or advice with respect to, the securities law and bankruptcy law matters described above. In view of the uncertainty concerning the availability of exemptions from the registration requirements of the Securities Act and equivalent state securities or “blue sky” laws to a recipient of Plan Shares who may be deemed to be an “underwriter” (within the meaning of Section 1145(b)(1) of the Bankruptcy Code) and/or an “affiliate” of, or a person who exercises “control” over, Reorganized Accentia under applicable federal and state securities laws, the Debtors encourage each Person who is to receive Plan Shares pursuant to the Plan to consider carefully and consult with its own legal advisor(s) with respect to such (and any related) matters.

8.10	SEC Public Reports.

The Accentia Common Stock is registered under the Exchange Act. Section 13(a) of the Exchange Act requires that Accentia file with the SEC annual reports on Form 10-K and quarterly reports on Form 10-Q. Following the Petition Date, Accentia voluntarily ceased filing certain required reports with the SEC, including its annual reports on Form 10-K for the 2008 and 2009 fiscal years and its quarterly reports on Form 10-Q for the 2009 fiscal year and the first quarter of the

2010 fiscal year. On August 16, 2010, Accentia filed all of the foregoing reports with the SEC as well as its Form 10-Q Quarterly Report for the fiscal quarter ended June 30, 2010. As a result of the foregoing, Accentia is considered current in its SEC filings as of the date of the Plan. Each of the above-referenced reports can be accessed on the Internet at www.sec.gov or on Accentia’s website at www.accentia.com.

8.11	Section 1146 Exemption.

Pursuant to Section 1146(a) of the Bankruptcy Code, the issuance, distribution, transfer or exchange of any Security (including the Reorganized Accentia Common Stock), or the making, delivery or recording of any instrument of transfer, pursuant to, in implementation of or as contemplated by the Plan or any Plan Document or the Laurus/Valens Settlement Documents, or the vesting, re-vesting, transfer or sale of any Property of, by or in the Debtors or their Estates or the Reorganized Debtors pursuant to, in implementation of or as contemplated by the Plan or any Plan Document or the Laurus/Valens Settlement Documents, or any transaction arising out of, contemplated by or in any way related to the foregoing, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangible or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall be, and hereby are, directed to forego the collection of any such tax or governmental assessment and to accept for filing and recording any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

8.12	Pursuit of Causes of Action.

8.12.1 On the Effective Date, the Causes of Action shall be vested in the Reorganized Debtors, except to the extent a Creditor or other third party has been specifically released from any Cause of Action by the terms of the Plan or by a Final Order of the Bankruptcy Court. The Reorganized Debtors will have the right, in their sole and absolute discretion, to pursue, not pursue, settle, release or enforce any Causes of Action without seeking any approval from the Bankruptcy Court except as provided in Article 8.13. The Debtors are currently not in a position to express an opinion on the merits of any of the Causes of Action or on the recoverability of any amounts as a result of any such Causes of Action. For purposes of providing notice, the Debtors state that any party in interest that engaged in business or other transactions with the Debtors Prepetition or that received payments from the Debtors Prepetition may be subject to litigation to the extent that applicable bankruptcy or non-bankruptcy law supports such litigation. The Reorganized Debtors will fund the costs and expenses (including legal fees) to pursue the Causes of Action.

8.12.2 No Creditor or other party should vote for the Plan or otherwise rely on the Confirmation of the Plan or the entry of the Confirmation Order in order to obtain, or on the belief that it will obtain, any defense to any Cause of Action. No Creditor or other party should act or refrain from acting on the belief that it will obtain any defense to any Cause of Action. ADDITIONALLY, THE PLAN DOES NOT, AND IS NOT INTENDED TO, RELEASE ANY CAUSES OF ACTION OR OBJECTIONS TO CLAIMS, AND ALL SUCH RIGHTS ARE SPECIFICALLY RESERVED IN FAVOR OF THE REORGANIZED DEBTORS. Creditors are advised that legal rights, claims and rights of action the Debtors may have against them, if they exist, are retained under the Plan for prosecution unless a Final Order of the Bankruptcy Court authorizes the Debtors to release such claims. As such, Creditors are cautioned not to rely on (i) the absence of the listing of any legal right, claim or right of action against a particular Creditor in the Disclosure Statement, the Plan, or the Schedules, or (ii) the absence of litigation or demand prior to the Effective Date of the Plan as any indication that the Debtors or the Reorganized Debtors do not possess or do not intend to prosecute a particular claim or Cause of Action if a particular Creditor votes to accept the Plan. It is the expressed intention of the Plan to preserve rights, objections to Claims, and rights of action of the Debtors, whether now known or unknown, for the benefit of the Reorganized Debtors. A Cause of Action shall not, under any circumstances, be waived as a result of the failure of the Debtors to describe such Cause of Action with specificity in the Plan or in the Disclosure Statement; nor shall the Reorganized Debtors, as a result of such failure, be estopped or precluded under any theory from pursuing such Cause of Action. Nothing in the Plan operates as a release of any of the Causes of Action.

8.12.3 The Debtors do not presently know the full extent of the Causes of Action and, for purposes of voting on the Plan, all Creditors are advised that the Reorganized Debtors will have substantially the same rights that a Chapter 7 trustee would have with respect to the Causes of Action. Accordingly, neither a vote to accept the Plan by any Creditor nor the entry of the Confirmation Order will act as a release, waiver, bar or estoppel of any Cause of Action against such Creditor or any other Person or Entity, unless such Creditor, Person or Entity is specifically identified by name as a released party in the Plan, in the Confirmation Order, or in any other Final Order of the Bankruptcy Court. Confirmation of the Plan and entry of the Confirmation Order is not intended to and shall not be deemed to have any res judicata or collateral estoppel or other preclusive effect that would precede, preclude, or inhibit prosecution of such Causes of Action following Confirmation of the Plan.

8.12.4 At this time, the Debtors believe the Causes of Action consist primarily of (i) Avoidance Actions, and (ii) the Collegium Adversary Proceeding. Because the Plan is premised on the Debtors’ solvency and provides for payment in full of all Allowed Claims of Creditors, with interest, at the present time, the Debtors anticipate that no Avoidance Actions will be pursued.

8.12.5 The Debtors and the Reorganized Debtors reserve all rights under Section 506(c) of the Bankruptcy Code with respect to any and all Secured Claims.

8.12.6 The Estates shall remain open, even if the Accentia Bankruptcy Cases shall have been closed, as to any and all Causes of Action until such time as the Causes of Action have been fully administered and the Causes of Action Recoveries have been received by the Reorganized Debtors.

8.13	Prosecution and Settlement of Claims and Causes of Action.

The Reorganized Debtors (a) may commence or continue in any appropriate court or tribunal any suit or other proceeding for the enforcement of any Cause of Action which the Debtors had or had power to assert immediately prior to the Effective Date, and (b) may settle or adjust such Cause of Action. From and after the Effective Date, the Reorganized Debtors shall be authorized, pursuant to Bankruptcy Rule 9019 and Section 105(a) of the Bankruptcy Code, to compromise and settle any Cause of Action or objection to a Claim in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements: (i) if the resulting settlement provides for settlement of a Cause of Action or objection to a Claim originally asserted in an amount equal to or less than $50,000.00, then the Reorganized Debtors may settle the Cause of Action or objection to Claim and execute necessary documents, including a stipulation of settlement or release, subject to notifying the United States Trustee and counsel to Laurus/Valens of the terms of the settlement agreement; provided, however, that if the United States Trustee or counsel to Laurus/Valens indicates its approval or does not provide the Reorganized Debtors with an objection to the proposed settlement within ten (10) days after it receives notice of such settlement in writing, then the Reorganized Debtors shall be authorized to accept and consummate the settlement; and provided further, however, that if a timely written objection is made by the United States Trustee or counsel to Laurus/Valens to the proposed settlement, then the settlement may not be consummated without approval of the Bankruptcy Court in accordance with Bankruptcy Rule 9019; and (ii) if the resulting settlement involves a Cause of Action or objection to a Claim originally asserted in an amount exceeding $50,000.00, then the Reorganized Debtors shall be authorized and empowered to settle such Cause of Action or objection to Claim only upon Bankruptcy Court approval in accordance with Bankruptcy Rule 9019 and after notice to the Notice Parties.

8.14	Effectuating Documents; Further Transactions.

Prior to the Effective Date, each of the chief executive officer, president, or chief financial officer of the Debtors (and, on and after the Effective Date, each of the chief executive officer, president, or chief financial officer of the Reorganized Debtors) shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, mortgages, and other agreements or documents, including the Laurus/Valens Settlement Documents, the Plan Debentures, the Plan Notes, the Plan Warrants and the Security Documents, and take such actions as may be necessary or appropriate, to effectuate and further evidence the terms and conditions of the Plan or to otherwise comply with applicable law.

8.15	Cancellation of Existing Loan Documents and Agreements.

On the Effective Date, except as otherwise expressly provided in the Plan, (a) all notes, bonds, indentures, debentures or other instruments or documents evidencing or creating any indebtedness or obligations of the Debtors with respect to Claims in Classes 1 through 14 shall be deemed cancelled, and (b) the obligations of the Debtors under any such notes, bonds, indentures, debentures or other instruments or documents evidencing or creating any indebtedness or obligations of the Debtors with respect to Claims in Classes 1 through 14 shall be discharged.

8.16	Exit Financing.

On or as soon as reasonably practicable following the Effective Date, Reorganized Accentia will obtain new financing (the “Exit Financing”) in an amount ranging from $1 million to $10 million. Subject to any mandatory prepayment requirements under the Laurus/Valens Term Notes, Reorganized Accentia intends to utilize the proceeds of the Exit Financing to provide additional working capital to conduct its operations following the Effective Date and to fund, to the extent necessary, certain Cash payments required to be made under the Plan on or shortly after the Effective

Date. The Exit Financing will be structured as a private placement equity offering through the sale to institutional and/or accredited investors of Reorganized Accentia Common Stock combined with warrants to purchase shares of Reorganized Accentia Common Stock. A more detailed discussion of the Exit Financing is contained in the section of the Disclosure Statement entitled “SUMMARY OF THE PLAN—Exit Financing.”

8.17	Exclusivity Period.

The Debtors will retain the exclusive right to amend or modify the Plan, and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Effective Date.

8.18	Dissolution of the Committee.

The Committee shall continue in existence until the later of (i) the 1 Month Anniversary Date or (ii) the Initial Distribution Date. Thereafter, the Committee shall be deemed dissolved and the members of the Committee shall be deemed discharged from all rights, duties and liabilities arising from, or related to, the Bankruptcy Cases.

ARTICLE 9

PROVISIONS GOVERNING DISTRIBUTIONS

9.1	Initial Distribution.

As soon as reasonably practicable (as determined by Reorganized Accentia) after the Effective Date, Reorganized Accentia shall (i) make the Distributions required under the Plan to Holders of Allowed Administrative Expense Claims (including Allowed Administrative Expense Claims of Professionals) and Allowed Claims in Classes 7 and 11; provided, however, that the Distributions as to Allowed Administrative Expense Claims of Professionals shall be made no more than ten (10) days after the Effective Date; and (ii) issue the Plan Shares to the Holders of Allowed Claims in Classes 2, 3, 4, 5, 6, 8, 9, 10 and 13 as required by the terms of the Plan ((i) and (ii), collectively, the “Initial Distribution”). Thereafter, Reorganized Accentia shall make additional Distributions to Holders of Allowed Claims as and when required by the terms of the Plan.

9.2	Execution and Delivery of Plan Debentures, Plan Notes, Plan Warrants and Security Documents.

On the Effective Date or the Determination Date, as the case may be, Reorganized Accentia shall execute and deliver the Plan Debentures, the Plan Notes, the Plan Warrants and the Security Documents.

9.3	Determination of Claims.

9.3.1 From and after the Effective Date, the Reorganized Debtors shall have the exclusive authority to, and shall, file, settle, compromise, withdraw, or litigate to judgment all objections to Claims. Except as to any late-filed Claims and Claims resulting from the rejection of executory contracts or unexpired leases, if any, all objections to Claims shall be filed with the Bankruptcy Court by no later than ninety (90) days following the Effective Date (unless such period is extended by the Bankruptcy Court upon motion of the Debtors or the Reorganized Debtors), and the Confirmation Order shall contain appropriate language to that effect. Holders of Unsecured Claims that have not filed such Claims on or before the Bar Date shall serve the Notice Parties with any request to the Bankruptcy Court for allowance to file late Unsecured Claims. If the Bankruptcy Court grants the request to file a late Unsecured Claim, such Unsecured Claim shall be treated in all respects as a Class 10 Unsecured Claim. Objections to late-filed Claims and Claims resulting from the rejection of executory contracts or unexpired leases shall be filed on the later of (a) ninety (90) days following the Effective Date or (b) the date sixty (60) days after the Reorganized Debtors receive actual notice of the filing of such Claim.

9.3.2 Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the Holder of the Claim if the Debtors or the Reorganized Debtors, as the case may be, effect service in any of the following manners: (a) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004, (b) to the extent counsel for the Holder of a Claim is unknown, by first class mail, postage prepaid, on the signatory on the Proof of Claim or other representative identified on the Proof of Claim or any attachment thereto, or (c) by first class mail, postage prepaid, on any counsel that has filed a notice of appearance in the Bankruptcy Cases on behalf of the Holder of a Claim.

9.3.3 Disputed Claims shall be fixed or liquidated in the Bankruptcy Court as core proceedings within the meaning of 28 U.S.C. § 157(b)(2)(B) unless the Bankruptcy Court orders otherwise. If the fixing or liquidation of a contingent or unliquidated Claim would cause undue delay in the administration of the Bankruptcy Cases, such Claim shall be estimated by the Bankruptcy Court for purposes of allowance and Distribution. The Debtors or the Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, such estimated amount will constitute either the Allowed Amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate allowance of such Claim. The determination of Claims in Estimation Hearings shall be binding for purposes of establishing the maximum amount of the Claim for purposes of allowance and Distribution. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not exclusive of one another. Procedures for specific Estimation Hearings, including provisions for discovery, shall be set by the Bankruptcy Court giving due consideration to applicable Bankruptcy Rules and the need for prompt determination of the Disputed Claim.

9.4	Distributions as to Allowed Claims in Classes 10 and 14.

9.4.1 Each Holder of an Allowed Unsecured Claim in Class 10 who elects Option A and each Holder of an Allowed Claim in Class 14 shall receive a Cash Distribution, on the applicable Distribution Date, in the amount provided for in Article 5 of the Plan.

9.4.2 Notwithstanding any provision herein to the contrary, no Distribution shall be made to the Holder of a Disputed Claim in Class 10 or in Class 14 unless and until such Disputed Claim becomes an Allowed Claim. At such time that such Disputed Claim becomes an Allowed Class 10 Claim or an Allowed Class 14 Claim, the Holder of such Allowed Class 10 Claim or Allowed Class 14 Claim shall receive the Distribution to which such Holder is then entitled under the Plan.

9.4.3 Notwithstanding any provision herein to the contrary, if, on any applicable Distribution Date, the Holder of a Class 10 Claim or a Class 14 Claim is subject to a proceeding against it by the Reorganized Debtors under Section 502(d) of the Bankruptcy Code, then Reorganized Accentia (in its sole discretion) may withhold a Distribution to such Holder until the final resolution of such proceeding.

9.4.4 Distributions to a Holder of an Allowed Claim in Class 10 or Class 14 shall be made at the address of such Holder set forth in the Schedules or on the books and records of the Debtors or the Reorganized Debtors at the time of the Distribution, unless the Reorganized Debtors have been notified in writing of a change of address, including by the filing of a Proof of Claim or statement pursuant to Bankruptcy Rule 3003 by such Holder that contains an address for such Holder different than the address for such Holder as set forth in the Schedules. The Reorganized Debtors shall not be liable for any Distribution sent to the address of record of a Holder in the absence of the written change thereof as provided herein.

9.5	Unclaimed Distributions.

9.5.1 If the Holder of an Allowed Claim fails to negotiate a check for a Distribution issued to such Holder within sixty (60) days of the date such check was issued, then Reorganized Accentia shall provide written notice to such Holder stating that, unless such Holder negotiates such check within thirty (30) days of the date of such notice, the amount of Cash attributable to such check shall be deemed to be unclaimed, such Holder shall be deemed to have no further Claim in respect of such check, such Holder’s Allowed Claim shall no longer be deemed to be Allowed, and such Holder shall not be entitled to participate in any further Distributions under the Plan in respect of such Claim.

9.5.2 If a check for a Distribution made pursuant to the Plan to any Holder of an Allowed Claim is returned to Reorganized Accentia due to an incorrect or incomplete address for the Holder of such Allowed Claim, and no claim is made in writing to Reorganized Accentia as to such check within sixty (60) days of the date such Distribution was made, then the amount of Cash attributable to such check shall be deemed to be unclaimed, such Holder shall be deemed to have no further Claim in respect of such check, such Holder’s Allowed Claim shall no longer be deemed to be Allowed, and such Holder shall not be entitled to participate in any further Distributions under the Plan in respect of such Claim.

9.5.3 Any unclaimed Distribution as described above sent by Reorganized Accentia shall become the property of Reorganized Accentia.

9.5.4 If a stock certificate for Reorganized Accentia Common Stock distributed to the Holder of an Allowed Claim pursuant to the Plan is returned to Reorganized Accentia or the Transfer Agent due to an incorrect or incomplete address for the recipient, and no claim is made in writing to Reorganized Accentia or the Transfer Agent as to such stock certificate within ninety (90) days of the date such stock certificate was distributed, then the number of shares of Reorganized Accentia Common Stock evidenced by such stock certificate shall be deemed to be unclaimed and such recipient shall be deemed to have no further rights in respect of such stock certificate or the shares of Reorganized Accentia Common Stock evidenced thereby.

9.6	Transfer of Claim.

In the event that the Holder of any Claim shall transfer such Claim on and after the Effective Date, such Holder shall immediately advise the Reorganized Debtors in writing of such transfer and provide sufficient written evidence of such transfer. The Reorganized Debtors shall be entitled to assume that no transfer of any Claim has been made by any Holder unless and until the Reorganized Debtors shall have received written notice to the contrary. Each transferee of any Claim shall take such Claim subject to the provisions of the Plan and to any request made, waiver or consent given or other action taken hereunder and, except as otherwise expressly provided in such notice, the Reorganized Debtors shall be entitled to assume conclusively that the transferee named in such notice shall thereafter be vested with all rights and powers of the transferor under the Plan.

9.7	One Distribution Per Holder.

If the Holder of a Claim holds more than one Claim in any one Class, all Claims of such Holder in such Class shall be aggregated and deemed to be one Claim for purposes of Distribution hereunder, and only one Distribution shall be made with respect to the single aggregated Claim.

9.8	Effect of Pre-Confirmation Distributions.

Nothing in the Plan shall be deemed to entitle the Holder of a Claim that received, prior to the Effective Date, full or partial payment of such Holder’s Claim, by way of settlement or otherwise, pursuant to an order of the Bankruptcy Court, provision of the Bankruptcy Code, or other means, to receive a duplicate payment in full or in part pursuant to the Plan; and all such full or partial payments shall be deemed to be payments made under the Plan for purposes of satisfying the obligations of the Debtors or the Reorganized Debtors to such Holder under the Plan.

9.9	No Interest on Claims.

Except as expressly stated in the Plan or otherwise Allowed by a Final Order of the Bankruptcy Court, no Holder of an Allowed Claim shall be entitled to the accrual of Postpetition Interest or the payment of Postpetition Interest, penalties, or late charges on account of such Allowed Claim for any purpose. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a Disputed Claim becomes an Allowed Claim.

9.10	Determination of Voting and Distribution Rights of Holders of Equity Interests.

9.10.1 All proofs of Equity Interests filed by Holders of Equity Interests to evidence Equity Interests shall be deemed disallowed, and the stock register that is maintained by the Transfer Agent shall be deemed to constitute good and sufficient evidence of the existence, amount, and Holders of Equity Interests.

9.10.2 At the close of business on the Record Date, the Transfer Agent’s stock transfer ledgers regarding the Equity Interests shall close for the purpose of voting on the Plan. The Debtors shall not have any obligation to recognize any transfers of Equity Interests occurring during the period from the Record Date until the Voting Deadline, but shall be entitled instead to recognize and deal with, for purposes of voting on the Plan, only those Holders of Equity Interests reflected on the books of the Transfer Agent as of the close of business on the Record Date.

9.10.3 In the event that a dispute with respect to the voting or distribution rights of the Holder of any Equity Interest exists as of the Record Date or as of the Effective Date, the Debtors or any other party in interest may apply to the Bankruptcy Court for a determination of such dispute.

9.11	Fractional Shares.

The Distribution of shares of Reorganized Accentia Common Stock as provided in the Plan may mathematically entitle the recipient to a fractional share of Reorganized Accentia Common Stock. Notwithstanding any provision in the Plan to the contrary, payments of fractions of shares of Reorganized Accentia Common Stock shall not be made and shall be deemed to be zero. No consideration (Cash or otherwise) shall be provided in lieu of fractional shares that are deemed to be zero.

9.12	Certain Restrictions on Stock Transfers.

Any shares of Reorganized Accentia Common Stock issued under the Plan to the Holder of an Allowed Claim in Classes 3, 4, 5, 6, 8, 9, 10 and 13 and any shares of Biovest Common Stock issued under the Plan to the Holder of an Allowed Claim in Class 5 shall be subject to the following provisions: (a) any restrictions or limitations under Rule 144(e), (b) a limit on the sale of such shares in any ninety (90) day period to that number of such shares equal to one percent (1%) of the issued and outstanding shares of Reorganized Accentia Common Stock (or Biovest Common Stock in the instance of an exchange into shares of Biovest Common Stock), (c) a prohibition on the sale of any such shares for a period of one hundred twenty (120) days following any debt or equity raise by Reorganized Accentia (or Biovest in the instance of an exchange into shares of Biovest Common Stock) of between $5,000,000.00 to $9,900,000.00, and (d) a prohibition on the sale of any such shares for a period of one hundred eighty (180) days following any debt or equity raise by Reorganized Accentia (or Biovest in the instance of an exchange into shares of Biovest Common Stock) of $10,000,000.00 or more. The foregoing provisions will only be applicable to a holder of Reorganized Accentia Common Stock or a holder of Biovest Common Stock to the extent such holder (together with its Affiliates) holds five percent (5%) or more of the Reorganized Accentia Common Stock or the Biovest Common Stock, as the case may be, at the time of the debt or equity raise transaction, unless the placement agent requires lock-up provisions for holders of less than five percent (5%) of such common stock who are similarly situated in terms of ownership with such holder. The Debtors do not believe that any Class 10 Unsecured Creditor will be subject to the provisions of this Article 9.12. During any lock-up period, the holder will be permitted to leak out shares of Reorganized Accentia Common Stock (or Biovest Common Stock) equal to one percent (1%) of the outstanding shares of Reorganized Accentia Common Stock (or Biovest Common Stock) in any ninety (90) day period. Any lock-up imposed by a placement agent shall terminate at any time that the subject shares trade for ten (10) consecutive Trading Days at or above 150% of the share price of such debt or equity raise. Any certificate for shares of Reorganized Accentia Common Stock or Biovest Common Stock issued under the Plan to a holder of at least five percent (5%) of the issued and outstanding shares of Reorganized Accentia Common Stock or Biovest Common Stock shall contain a legend thereon setting forth the foregoing provisions and restrictions.

9.13	Call Provisions for Plan Warrants.

9.13.1 The Plan Warrants for the Reorganized Accentia Common Stock (the “Accentia Plan Warrants”) shall contain a call feature providing Reorganized Accentia the right to call the Accentia Plan Warrants as follows: (i) commencing on the 6 Month Anniversary Date, Reorganized Accentia may call fifty percent (50%) of each holder’s Accentia Plan Warrants upon five (5) days written notice to such holder when the average closing price per share publicly reported for the Reorganized Accentia Common Stock equals or exceeds 150% of the $1.50 exercise price for ten (10) consecutive Trading Days, and (ii) commencing on the 12 Month Anniversary Date, Reorganized Accentia may call each such holder’s remaining Accentia Plan Warrants upon five (5) days written notice to such holder when the average closing price per share publicly reported for the Reorganized Accentia Common Stock equals or exceeds 175% of the $1.50 exercise price for ten (10) consecutive Trading Days. Notwithstanding the foregoing, no Accentia Plan Warrant can be called to the extent that such Accentia Plan Warrant, if exercised, would cause the holder thereof to own more than 9.99% of the outstanding shares of Reorganized Accentia Common Stock. In addition, in the event a lock-up is imposed on shares of Reorganized Accentia Common Stock by a placement agent pursuant to Article 9.12, no call of any Accentia Plan Warrant held by a holder subject to such lock-up can be made from the date of such lock-up until the passage of ninety (90) days following the expiration of such lock-up. Any Accentia Plan Warrants not timely exercised following a call will terminate.

9.13.2 The Class 5 Plan Warrants for the Biovest Common Stock (the “Biovest Plan Warrants”) shall contain a call feature providing Reorganized Accentia the right to call the Biovest Plan Warrants as follows: (i) Reorganized Accentia may call fifty percent (50%) of each holder’s Biovest Plan Warrants upon five (5) days written notice to such holder when the average closing price per share publicly reported for the Biovest Common Stock equals or exceeds 150% of the $1.50 exercise price for ten (10) consecutive Trading Days, and (ii) Reorganized Accentia may call each such holder’s remaining Biovest Plan Warrants upon five (5) days written notice to such holder when the average closing price per share publicly reported for the Reorganized Accentia Common Stock equals or exceeds 175% of the $1.50 exercise price for ten (10) consecutive Trading Days. Notwithstanding the foregoing, in the event a lock-up is imposed on shares of Biovest Common

Stock by a placement agent pursuant to Article 9.12, no call of any Biovest Plan Warrant held by a holder subject to such lock-up can be made from the date of such lock-up until the passage of ninety (90) days following the expiration of such lock-up. Any Biovest Plan Warrants not timely exercised following a call will terminate.

9.14	Compliance with Tax Requirements.

In connection with the Plan, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed by federal, state, local and foreign taxing authorities, and all Distributions hereunder shall be subject to such withholding and reporting requirements. Notwithstanding the above, each Holder of an Allowed Claim that is to receive a Distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding, and other tax obligations, on account of such Distribution.

ARTICLE 10

CONDITIONS PRECEDENT TO CONFIRMATION

OF THE PLAN AND THE EFFECTIVE DATE

10.1	Conditions Precedent to Confirmation of the Plan.

The following are conditions precedent to Confirmation of the Plan, each of which may be waived by the Debtors:

10.1.1 The Bankruptcy Court shall have made such findings and determinations regarding the Plan as shall enable the entry of the Confirmation Order in a manner consistent with the provisions of the Plan.

10.1.2 The Bankruptcy Court shall have made such findings and determinations regarding the Biovest Plan as shall enable the entry of the Biovest Confirmation Order in a manner consistent with the provisions of the Biovest Plan.

10.2	Conditions Precedent to the Effective Date.

The Plan shall not be consummated and the Effective Date shall not occur unless each of the following conditions has been satisfied following the Confirmation Date or waived by the Debtors:

10.2.1 The Confirmation Order shall be a Final Order.

10.2.2 The Biovest Confirmation Order shall be a Final Order and all of the conditions precedent to the effective date of the Biovest Plan shall have been satisfied or waived by the Biovest Debtors.

10.2.3 All conditions precedent to the Closing under the Laurus/Valens Settlement Documents shall have been satisfied or waived in accordance with the terms thereof.

10.2.4 All conditions precedent to the closing of the Exit Financing shall have been satisfied or waived in accordance with the terms thereof.

10.2.5 Each Plan Document shall be in form and substance reasonably acceptable to the Debtors.

10.3	Notice of the Effective Date.

Promptly following the satisfaction, or the waiver by the Debtors, of all of the conditions set forth in Article 10.2, the Debtors shall file a notice (the “Effective Date Notice”) with the Bankruptcy Court designating the Effective Date. The Debtors shall serve the Effective Date Notice on all of the Notice Parties.

ARTICLE 11

DISCHARGE, EXCULPATION FROM LIABILITY, RELEASE,

AND GENERAL INJUNCTION

11.1	Discharge of Claims.

Except as otherwise expressly provided in the Plan or in the Confirmation Order, the Confirmation Order shall operate as a discharge, pursuant to Section 1141(d) of the Bankruptcy Code, to the fullest extent permitted by applicable law, as of the Effective Date, of the Debtors and their Estates and the Reorganized Debtors from any and all Debts of and Claims of any nature whatsoever against the Debtors that arose at any time prior to the Effective Date, including any and all Claims for principal and interest, whether accrued before, on or after the Petition Date. Except as otherwise expressly provided in the Plan or in the Confirmation Order, but without limiting the generality of the foregoing, on the Effective Date, the Debtors and their Estates and the Reorganized Debtors, and their respective successors or assigns, shall be discharged, to the fullest extent permitted by applicable law, from any Claim or Debt that arose prior to the Effective Date and from any and all Debts of the kind specified in Section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based on such Debt was filed pursuant to Section 501 of the Bankruptcy Code, (b) a Claim based on such Debt is an Allowed Claim pursuant to Section 502 of the Bankruptcy Code, or (c) the Holder of a Claim based on such Debt has voted to accept the Plan. As of the Effective Date, except as otherwise expressly provided in the Plan or in the Confirmation Order, all Persons and Entities, including all Holders of Claims or Equity Interests, shall be forever precluded and permanently enjoined to the fullest extent permitted by applicable law from asserting directly or indirectly against the Debtors or their Estates or the Reorganized Debtors, or any of their respective successors and assigns, or the assets or Properties of any of them, any other or further Claims, Debts, rights, causes of action, remedies, or Liabilities based upon any act, omission, document, instrument, transaction, event, or other activity of any kind or nature that occurred prior to the Effective Date or that occurs in connection with implementation of the Plan, including any action or proceeding which may be brought pursuant to the Securities Act or the Exchange Act, and the Confirmation Order shall contain appropriate injunctive language to that effect. As of the Effective Date, Holders of Equity Interests shall have no rights arising from or relating to such Equity

Interests, except as otherwise expressly provided in the Plan. In accordance with the foregoing, except as otherwise expressly provided in the Plan or in the Confirmation Order, the Confirmation Order shall be a judicial determination of the discharge or termination of all such Claims and other Debts and Liabilities against the Debtors, pursuant to Sections 524 and 1141 of the Bankruptcy Code, to the fullest extent permitted by applicable law, and such discharge shall void any judgment obtained against the Debtors, at any time, to the extent that such judgment relates to a discharged or terminated Claim, Liability, or Debt. Notwithstanding the foregoing, Reorganized Accentia shall remain obligated to make payments to Holders of Allowed Claims and issue shares of Reorganized Accentia Common Stock as required pursuant to the Plan.

11.2	Exculpation from Liability.

The Debtors and their respective Postpetition directors and officers, the Professionals for the Debtors (acting in such capacity), the Committee and its members, and the Professionals for the Committee (acting in such capacity) (collectively, the “Exculpated Parties”) shall neither have nor incur any liability whatsoever to any Person or Entity for any act taken or omitted to be taken in good faith in connection with or related to the formulation, preparation, dissemination, or confirmation of the Plan, the Disclosure Statement, any Plan Document, the Exit Financing, the Laurus/Valens Settlement, or any contract, instrument, release, or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection with the Plan or the Bankruptcy Cases, in each case for the period on and after the Petition Date and through the Effective Date; provided, however, that this exculpation from liability provision shall not be applicable to any liability found by a court of competent jurisdiction to have resulted from fraud or the willful misconduct or gross negligence of any such party. With respect to Professionals, the foregoing exculpation from liability provision shall also include claims of professional negligence arising from the services provided by such Professionals during the Bankruptcy Cases. Any such claims shall be governed by the standard of care otherwise applicable to the standard of negligence claims outside of bankruptcy. The rights granted under this Article 11.2 are cumulative with (and not restrictive of) any and all rights, remedies, and benefits that the Exculpated Parties have or obtain pursuant to any provision of the Bankruptcy Code or other applicable law. In furtherance of the foregoing, the Exculpated Parties shall have the fullest protection afforded under Section 1125(e) of the Bankruptcy Code and all applicable law from liability for violation of any applicable law, rule or regulation governing the solicitation of acceptance or rejection of a plan or the offer, issuance, sale or purchase or securities, including the Plan Debentures, the Plan Notes, the Plan Warrants and the Plan Shares. This exculpation from liability provision is an integral part of the Plan and is essential to its implementation. Notwithstanding anything to the contrary contained herein, the provisions of this Article 11.2 shall not release, or be deemed a release of, any of the Causes of Action.

11.3	Release.

On the Effective Date, the Debtors, the Reorganized Debtors, the Committee, and any and all Holders of Claims and Equity Interests shall release unconditionally and hereby are deemed to release unconditionally the Debtors’ Postpetition directors and officers, the members of the Committee, and the Professionals (collectively, the “Released Parties”) from any and all claims, obligations, suits, judgments, damages, losses, rights, remedies, causes of action, charges, costs, debts, indebtedness, or liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place between the Petition Date and the Effective Date, which is in any way relating to the Debtors, the Bankruptcy Cases, any Property of the Debtors, the business or operations of the Debtors, the Exit Financing, any Plan Documents, the Plan, the Laurus/Valens Settlement, or any of the transactions contemplated thereby; provided, however, that this release provision shall not be applicable to any liability found by a court of competent jurisdiction to have resulted from fraud or the willful misconduct or gross negligence of any such party. With respect to Professionals, the foregoing exclusion from this release provision shall also include claims of professional negligence arising from the services provided by such Professionals during the Bankruptcy Cases. Any such claims shall be governed by the standard of care otherwise applicable to the standard of negligence claims outside of bankruptcy. The Confirmation Order shall enjoin the prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any such claim, obligation, suit, judgment, damage, loss, right, remedy, cause of action, charge, cost, debt, indebtedness, or liability which arose or accrued during such period or was or could have been asserted against any of the Released Parties, except as otherwise provided in the Plan or in the Confirmation Order. Each of the Released Parties shall have the right to independently seek enforcement of this release provision. This release provision is an integral part of the Plan and is essential to its implementation. Notwithstanding anything to the contrary contained herein, the provisions of this Article 11.3 shall not release, or be deemed a release of, any of the Causes of Action.

11.4	General Injunction.

Pursuant to Sections 105, 1123, 1129 and 1141 of the Bankruptcy Code, in order to preserve and implement the various transactions contemplated by and provided for in the Plan, as of the Effective Date, except as otherwise expressly provided in the Plan or in the Confirmation Order, all Persons or Entities that have held, currently hold or may hold a Claim, Debt, or Liability that is discharged or terminated pursuant to the terms of the Plan are and shall be permanently enjoined and forever barred to the fullest extent permitted by law from taking any of the following actions on account of any such discharged or terminated Claims, Debts, or Liabilities, other than actions brought to enforce any rights or obligations under the Plan or the Plan Documents: (a) commencing or continuing in any manner any action or other proceeding against the Debtors or the Reorganized Debtors or their respective Properties; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors or the Reorganized Debtors or their respective Properties; (c) creating, perfecting or enforcing any Lien or encumbrance against the Debtors or the Reorganized Debtors or their respective Properties; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or the Reorganized Debtors; (e) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order; or (f) interfering with or in any manner whatsoever disturbing the rights and remedies of the Debtors or the Reorganized Debtors under the Plan and the Plan Documents and the other documents executed in connection therewith. The Debtors and the Reorganized Debtors shall have the right to independently seek enforcement of this general injunction provision. This general injunction provision is an integral part of the Plan and is essential to its implementation. Notwithstanding anything to the contrary contained herein, the provisions of this Article 11.4 shall not release, or be deemed a release of, any of the Causes of Action.

11.5	Term of Certain Injunctions and Automatic Stay.

11.5.1 All injunctions or automatic stays for the benefit of the Debtors pursuant to Sections 105, 362 or other applicable provisions of the Bankruptcy Code, or otherwise provided for in the Bankruptcy Cases, and in existence on the Confirmation Date, shall remain in full force and effect following the Confirmation Date and until the Final Decree Date, unless otherwise ordered by the Bankruptcy Court.

11.5.2 With respect to all lawsuits pending in courts in any jurisdiction (other than the Bankruptcy Court) that seek to establish the Debtors’ liability on Prepetition Claims asserted therein and that are stayed pursuant to Section 362 of the Bankruptcy Code, such lawsuits shall be deemed dismissed as of the Effective Date, unless the Debtors affirmatively elect to have the Debtors’ liability established by such other courts, and any pending motions seeking relief from the automatic stay for purposes of continuing any such lawsuits in such other courts shall be deemed denied as of the Effective Date, and the automatic stay shall continue in effect, unless the Debtors affirmatively elect to have the automatic stay lifted and to have the Debtors’ liability established by such other courts; and the Prepetition Claims at issue in such lawsuits shall be determined and either Allowed or disallowed in whole or part by the Bankruptcy Court pursuant to the applicable provisions of the Plan, unless otherwise elected by the Debtors as provided herein.

11.6	No Liability for Tax Claims.

Unless a taxing Governmental Unit has asserted a Claim against the Debtors before the Governmental Unit Bar Date or Administrative Expense Claim Bar Date established therefor, no Claim of such Governmental Unit shall be Allowed against the Debtors, the Reorganized Debtors or their respective directors, officers, employees or agents for taxes, penalties, interest, additions to tax or other charges arising out of (i) the failure, if any, of the Debtors, any of their Affiliates, or any other Person or Entity to have paid tax or to have filed any tax return (including any income tax return or franchise tax return) in or for any prior year or period, or (ii) an audit of any return for a period before the Petition Date.

11.7	Regulatory or Enforcement Actions.

Nothing in this Plan shall restrict any federal government regulatory agency from pursuing any regulatory or police enforcement action or performing its statutory duties against any Person or Entity in any forum, but only to the extent not prohibited by the automatic stay of Section 362 of the Bankruptcy Code or discharged or enjoined pursuant to Section 524 or 1141(d) of the Bankruptcy Code. Nothing contained in this Article 11.7 is intended to, nor shall it, supersede or alter any applicable provisions of the Bankruptcy Code.

ARTICLE 12

RETENTION OF JURISDICTION

12.1	General Retention.

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, until the Accentia Bankruptcy Cases are closed, the Bankruptcy Court shall retain the fullest and most extensive jurisdiction of the Accentia Bankruptcy Cases that is permitted by applicable law, including that necessary to ensure that the purposes and intent of the Plan are carried out provided, however, that notwithstanding anything to the contrary contained in this Article 12, following the Closing Date, the state and/or federal courts in the State of New York will have jurisdiction over the Laurus/Valens Settlement Documents.

12.2	Specific Purposes.

In addition to the general retention of jurisdiction set forth in Article 12.1, after Confirmation of the Plan and until the Accentia Bankruptcy Cases are closed, the Bankruptcy Court shall retain jurisdiction of the Accentia Bankruptcy Cases for the following specific purposes.

12.2.1 to allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any application for an Administrative Expense Claim, and to determine any and all objections to the allowance or priority of Claims or Equity Interests;

12.2.2 to determine any and all cases, controversies, suits or disputes arising under or relating to the Accentia Bankruptcy Cases, the Plan or the Confirmation Order (including regarding the effect of any release, exculpation from liability, discharge, limitation of liability, or injunction provisions provided for herein or affected hereby and regarding whether the conditions precedent to the consummation and/or Effective Date of the Plan have been satisfied);

12.2.3 to determine any and all applications for allowance of compensation of Professionals and reimbursement of expenses under Section 330, 331 or 503(b) of the Bankruptcy Code arising out of or relating to the Accentia Bankruptcy Cases; provided, however, that this retention of jurisdiction shall not require prior Bankruptcy Court approval of the payment of fees and reimbursement of expenses of Professionals incurred after the Effective Date unless an objection to such fees and expenses has been made by Reorganized Accentia;

12.2.4 to determine any and all motions pending as of the date of the Confirmation Hearing (including pursuant to the Plan) for the rejection, assumption, or assignment of executory contracts or unexpired leases to which the Debtors are a party or with respect to which the Debtors may be liable, and to determine the allowance of any Claims resulting from the rejection thereof or any Cure Claims;

12.2.5 to determine any and all motions, applications, adversary proceedings (including the Collegium Adversary Proceeding), contested or litigated matters, Causes of Action, and any other matters involving the Debtors or the Reorganized Debtors commenced in connection with, or arising during, the Accentia Bankruptcy Cases and pending on the Effective Date, including approval of proposed settlements thereof;

12.2.6 to enforce, interpret and administer the terms and provisions of the Plan and the Plan Documents;

12.2.7 to modify any provisions of the Plan to the fullest extent permitted by the Bankruptcy Code and the Bankruptcy Rules;

12.2.8 to consider and act on the compromise and settlement of any Claim against or Equity Interest in the Debtors or their respective Estates;

12.2.9 to assure the performance by the Reorganized Debtors of their obligations under the Plan;

12.2.10 to correct any defect, cure any omission, reconcile any inconsistency or make any other necessary changes or modifications in or to the Disclosure Statement, the Plan, the Plan Documents, the Confirmation Order, or any exhibits or schedules to the foregoing, as may be necessary or appropriate to carry out the purposes and intent of the Plan, including the adjustment of the date(s) of performance under the Plan in the event the Effective Date does not occur as provided herein so that the intended effect of the Plan may be substantially realized thereby;

12.2.11 to resolve any disputes concerning any release or exculpation of, or limitation of liability as to, a non-debtor (including any Professional) hereunder or the injunction against acts, employment of process or actions against such non-debtor (including any Professional) arising hereunder;

12.2.12 to enforce all orders, judgments, injunctions and rulings entered in connection with the Accentia Bankruptcy Cases;

12.2.13 to enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order, including the Plan Documents;

12.2.14 to review and approve any sale or transfer of assets or Property by the Debtors or the Reorganized Debtors, including prior to or after the date of the Plan, and to determine all questions and disputes regarding such sales or transfers;

12.2.15 to determine all questions and disputes regarding title to the assets or Property of the Debtors, the Estates, or the Reorganized Debtors;

12.2.16 to determine any and all matters, disputes and proceedings relating to the Causes of Action, whether arising before or after the Effective Date;

12.2.17 to determine any motions or contested matters involving taxes, tax refunds, tax attributes, tax benefits and similar or related matters with respect to the Debtors arising on or prior to the Effective Date or arising on account of transactions contemplated by the Plan;

12.2.18 to resolve any determinations which may be requested by the Debtors or the Reorganized Debtors of any unpaid or potential tax liability or any matters relating thereto under Sections 505 and 1146 of the Bankruptcy Code, including tax liability or such related matters for any taxable year or portion thereof ending on or before the Effective Date;

12.2.19 to issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

12.2.20 to enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

12.2.21 to determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or the Plan Documents;

12.2.22 to enter such orders as are necessary to implement and enforce the injunctions described herein;

12.2.23 to enforce the obligations of any purchaser of any Property of the Debtors;

12.2.24 to adjudicate any and all disputes or issues arising from or relating to the distribution of the Reorganized Accentia Common Stock, including any dispute or issue regarding the application of Section 1145 of the Bankruptcy Code;

12.2.25 to determine such other matters and for such other purposes as may be provided for in the Confirmation Order or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law; and

12.2.26 to enter an order concluding and terminating the Accentia Bankruptcy Cases.

12.3	Closing of the Accentia Bankruptcy Cases.

In addition to the retention of jurisdiction set forth in Articles 12.1 and 12.2, the Bankruptcy Court shall retain jurisdiction of the Accentia Bankruptcy Cases to enter an order reopening the Accentia Bankruptcy Cases after they have been closed.

ARTICLE 13

MODIFICATION OF PLAN AND CONFIRMATION OVER OBJECTIONS

13.1	Modification of Plan.

13.1.1 The Debtors may modify the Plan at any time prior to the entry of the Confirmation Order provided that the Plan, as modified, and the Disclosure Statement meet applicable Bankruptcy Code and Bankruptcy Rules requirements. Specifically, the Debtors may modify the Plan under this Article 13.1.1 to satisfy any requirements under Section 1145 of the Bankruptcy Code, including (a) to deem the Plan and the Biovest Plan to be joint plans or to deem Biovest to be a proponent of the Plan and participating in the Plan with the Debtors, and (b) to shorten the term of any of the Plan Debentures and the Plan Notes, with the consent of the Committee. The modifications to the Plan described in subparagraphs (a) and (b) above shall be deemed non-material and to not materially adversely affect the interests, rights, or treatment of any Class of Claims or Equity Interests under the Plan.

13.1.2 After the entry of the Confirmation Order, the Debtors (prior to the Effective Date) or the Reorganized Debtors (on and after the Effective Date) may modify the Plan to remedy any defect or omission herein, or to reconcile any inconsistencies between the Plan and the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that (a) the Debtors or the Reorganized Debtors (as the case may be) obtain Bankruptcy Court approval for such modification, after notice to the Notice Parties and a hearing, and (b) such modification does not materially adversely affect the interests, rights, or treatment of any Class of Claims or Equity Interests under the Plan.

13.1.3 After the entry of the Confirmation Order and before substantial consummation of the Plan, the Debtors (prior to the Effective Date) or the Reorganized Debtors (on and after the Effective Date) may modify the Plan in a way that materially adversely affects the interests, rights, or treatment of a Class of Claims or Equity Interests, provided that (a) the Plan, as modified, meets applicable Bankruptcy Code requirements, (b) the Debtors or the Reorganized Debtors (as the case may be) obtain Bankruptcy Court approval for such modification, after notice to the Notice Parties and the Class of Claims or Equity Interests materially adversely affected and a hearing, (c) such modification is accepted by (i) at least two-thirds in dollar amount, and more than one-half in number, of the Allowed Claims actually voting in each Class of Claims adversely affected by such modification or (ii) at least two-thirds in amount of Allowed Equity Interests actually voting in each Class of Equity Interests adversely affected by such modification, and (d) the Debtors or the Reorganized Debtors (as the case may be) comply with Section 1125 of the Bankruptcy Code with respect to the Plan, as modified.

13.1.4 Notwithstanding anything to the contrary contained in this Article 13.1 or elsewhere in the Plan, the Plan may not be altered, amended or modified without the written consent of the Debtors (prior to the Effective Date) or the Reorganized Debtors (on and after the Effective Date) and Laurus/Valens.

13.2	Confirmation Over Objections.

In the event any Impaired Class of Claims or Equity Interests votes against the Plan, and the Plan is not revoked or withdrawn in accordance with Article 14.2, the Debtors hereby request, and shall be allowed, to modify the terms of the Plan to effect a “cramdown” on such dissenting Class by (a) restructuring the treatment of any Class on terms consistent with Section 1129(b)(2)(B) of the Bankruptcy Code, or (b) deleting distributions to all Classes at or below the level of the objecting Class, or reallocating such distributions, until such impaired senior Classes are paid in accordance with the absolute priority rule of Section 1129(b) of the Bankruptcy Code. The Debtors may make such modifications or amendments to the Plan and such modifications or amendments shall be filed with the Bankruptcy Court and served on all parties in interest entitled to receive notice prior to the Confirmation Hearing. No such modifications shall require any resolicitation of acceptances as to the Plan by any Class of Claims or Equity Interests unless the Bankruptcy Court shall require otherwise. Notwithstanding any provision of the Plan to the contrary, the Debtors reserve any and all rights they may have to challenge the validity, perfection, priority, scope and extent of any Liens in respect to any Secured Claims and the amount of any Secured Claims, the Holders of which have not accepted the Plan.

ARTICLE 14

MISCELLANEOUS PROVISIONS

14.1	No Admissions.

The Plan provides for the resolution, settlement and compromise of Claims against and Equity Interests in the Debtors. Nothing herein shall be construed to be an admission of any fact or otherwise binding upon the Debtors in any manner prior to the Effective Date.

14.2	Revocation or Withdrawal of the Plan.

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation of the Plan does not occur, then the Plan shall be deemed null and void in all respects and nothing contained in the Plan shall be deemed to (a) constitute a waiver or release of any Claims against, or Equity Interests in, the Debtors or any other Person, or (b) prejudice in any manner the rights of the Debtors or any other Person in any further proceedings involving the Debtors.

14.3	Standard for Approval of the Bankruptcy Court.

In the event any of the matters described herein are brought for approval before the Bankruptcy Court, then any such approval shall mean the entry of an order by the Bankruptcy Court approving the matter using the standards for approval of similar matters by a Chapter 11 debtor in possession.

14.4	Further Assurances.

Each of the Debtors and the Reorganized Debtors agree, and are hereby authorized, to execute and deliver any and all papers, documents, contracts, agreements and instruments which may be necessary to carry out and implement the terms and conditions of the Plan.

14.5	Headings.

The headings and table of contents used in the Plan are for convenience and reference only and shall not constitute a part of the Plan for any other purpose or in any manner affect the construction of the provisions of the Plan.

14.6	Notices.

All notices, requests or other communications in connection with, or required to be served by, the Plan shall be in writing and shall be sent by United States first class mail, postage prepaid, or by overnight delivery by a recognized courier service, and addressed as follows: (i) if to the Debtors or the Reorganized Debtors, Accentia Biopharmaceuticals, Inc., Attn: Samuel S. Duffey, 324 South Hyde Park Avenue, Suite 350, Tampa, Florida 33606, with a copy to Charles A. Postler, Esq., Stichter, Riedel, Blain & Prosser, P.A., 110 East Madison Street, Suite 200, Tampa, Florida 33602, (ii) if to Laurus/Valens, c/o Stuart Komrower, Esq., Cole, Schotz, Meisel, Forman & Leonard, P.A., 25 Main Street, Hackensack, New Jersey 07601 and Robert B. Glenn, Glenn Rasmussen Fogarty & Hooker, P.A., 100 S. Ashley Drive, Suite 1300, Tampa, Florida 33602, and (iii) if to the Committee, c/o Adam H. Friedman, Esq., Olshan Grundman Frome Rosenzwieg & Wolosky, LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 and Paul J. Battista, Esq., Genovese Joblove & Battista, P.A., 100 S.E. Second Street, 44th Floor, Miami, Florida 33131. Copies of all notices under the Plan to any party shall be given to each of the parties listed above contemporaneously with the giving of such notice. Any of the parties listed above may change the person or address to whom or to which notices are to be given hereunder by filing a written instrument to that effect with the Bankruptcy Court. Notwithstanding anything to the contrary contained in the Plan, no notice shall be required hereunder to the Committee if it is no longer in existence.

14.7	Governing Law.

Except to the extent that federal law (including the Bankruptcy Code or the Bankruptcy Rules) is applicable, or where the Plan or the provision of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without giving effect to the principles of conflicts of law thereof. Notwithstanding anything to the contrary contained in the Plan, all of the Laurus/Valens Settlement Documents will be governed by the laws of the State of New York.

14.8	Limitation on Allowance.

No attorneys’ fees, punitive damages, penalties, exemplary damages, or interest shall be paid with respect to any Claim or Equity Interest except as otherwise expressly provided in the Plan or as Allowed by a Final Order of the Bankruptcy Court.

14.9	Estimated Claims.

To the extent any Claim is estimated for any purpose other than for voting on the Plan, then in no event shall such Claim be Allowed in an amount greater than the estimated amount.

14.10	Consent to Jurisdiction.

Upon any default under the Plan, the Debtors and the Reorganized Debtors consent to the jurisdiction of the Bankruptcy Court and agree that the Bankruptcy Court shall be the preferred forum for all proceedings relating to any such default.

By accepting any Distribution under or in connection with the Plan, by filing any Proof of Claim, by filing any Administrative Expense Claim or Cure Claim, by voting on the Plan, by reason of being served with notice of the filing of the Bankruptcy Cases or the Confirmation Hearing, or by entering an appearance in the Bankruptcy Cases, Creditors, Holders of Equity Interests and other parties in interest, including foreign Creditors and foreign parties in interest, have consented, and shall be deemed to have expressly consented, to the jurisdiction of the Bankruptcy Court for all purposes with respect to any and all matters relating to, arising under or in connection with the Debtors, the Plan or the Bankruptcy Cases, including the matters and purposes set forth in Article 12 of the Plan. The Bankruptcy Court shall maintain jurisdiction to the fullest extent allowed under applicable law over all matters set forth in Article 12 of the Plan.

14.11	Setoffs.

Subject to the limitations provided in Section 553 of the Bankruptcy Code, the Reorganized Debtors may, but shall not be required to, set off against any Claim and any Distribution to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever the Debtors or the Reorganized Debtors may have against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against the Holder of such Claim.

14.12	Successors and Assigns.

The rights, benefits, duties and obligations of any Person or Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person or Entity.

14.13	Modification of Payment Terms.

The Reorganized Debtors reserve the right to modify the treatment of any Allowed Claim, as provided in Section 1123(a)(4) of the Bankruptcy Code, at any time after the Effective Date, upon the consent of the Holder of such Allowed Claim.

14.14	Entire Agreement.

The Plan and the Plan Documents set forth the entire agreement and undertakings relating to the subject matter thereof and supersede all prior discussions and documents. No Person or Entity shall be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter thereof, other than as expressly provided for therein or as may hereafter be agreed to by such Person or Entity in writing.

14.15	Severability of Plan Provisions.

If, prior to Confirmation of the Plan, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the

Debtors, shall have the power to alter or interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term or provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable.

14.16	Controlling Document.

To the extent the Confirmation Order or the Plan is inconsistent with the Disclosure Statement or any agreement entered into between the Debtors or the Reorganized Debtors and any third party, unless otherwise expressly provided in the Plan or the Confirmation Order or the Laurus/Valens Settlement Documents, the Confirmation Order and the Plan shall control over the Disclosure Statement and any such agreement. The Confirmation Order (and any other Final Orders of the Bankruptcy Court) shall be construed together and consistent with the terms of the Plan; provided, however, to the extent the Confirmation Order is inconsistent with the Plan, the Confirmation Order shall control over the Plan.

14.17	Plan Supplement.

The Plan Supplement shall be filed with the Bankruptcy Court and posted at www.srbp.com at least ten (10) days prior to the Voting Deadline; provided, however, that the Debtors may amend the Plan Supplement through and including the Confirmation Date. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected at the Clerk’s Office during normal business hours, may be obtained from the Bankruptcy Court’s copying service upon the payment of the appropriate charges, or may be obtained from Bankruptcy Counsel’s website at www.srbp.com.

14.18	Computation of Time.

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

14.19	Substantial Consummation.

The Plan shall be deemed to be substantially consummated within the meaning of Section 1101 of the Bankruptcy Code upon commencement by Reorganized Accentia of the Initial Distribution described in Article 9.1 of the Plan.

Dated as of August 16, 2010	Respectfully submitted,

ACCENTIA BIOPHARMACEUTICALS, INC.

	By:	/s/ Samuel S. Duffey
Samuel S. Duffey, President

ANALYTICA INTERNATIONAL, INC.

	By:	/s/ Samuel S. Duffey
Samuel S. Duffey, President

TEAMM PHARMACEUTICALS, INC.

	By:	/s/ Samuel S. Duffey
Samuel S. Duffey, President

ACCENTRX, INC.

	By:	/s/ Samuel S. Duffey
Samuel S. Duffey, President

ACCENTIA SPECIALTY PHARMACY, INC.

	By:	/s/ Samuel S. Duffey
Samuel S. Duffey, President

/s/ Charles A. Postler
Charles A. Postler (Florida Bar No. 455318)
STICHTER, RIEDEL, BLAIN & PROSSER, P.A.
110 East Madison Street, Suite 200 Tampa, Florida 33602
Telephone: (813) 229-0144
Facsimile: (813) 229-1811
Email: cpostler@srbp.com Counsel for Debtors and Debtors in Possession

EXHIBIT A

Schedule of Intercompany Claims

(Accentia Biopharmaceuticals, Inc. and Accentia Subsidiaries)

CREDITOR	DEBTOR	AMOUNT

Accentia Biopharmaceuticals, Inc.	TEAMM Pharmaceuticals, Inc.	$39,763,795.00
Accentia Biopharmaceuticals, Inc.	Accent Rx, Inc.	$13,334,388.00
Accentia Biopharmaceuticals, Inc.	Accentia Specialty Pharmacy, Inc.	$3,325,415.00
Analytica International, Inc.	Accentia Biopharmaceuticals, Inc.	$927,109.00

EXHIBIT B

Rejected Contracts

Debtor	Third Party to Contract	Date	Type of Contract

Accentia	Aeroteck Scientific, LLC	11/16/2006	Contingency Search Agreement
Accentia	Contacts & Management GmbH	02/19/2008	Business Listing Agreement
Accentia	Fulcrum Pharma Developments, Inc.	02/21/2005	Master Services Agreement
Accentia	Perceptive Informatics, Inc.	04/04/2006	Agreement for Services (R&D Agreement)
Accentia	Reed-Lane, Inc.	09/28/2006	Clinical Supply Agreement
Accentia	Uppsala Monitoring Centre	01/19/2007	License Agreement
Accentia	ClinAudits, LLC	04/11/2007	Consulting Agreement
Accentia	Wen-Kai Weng, M.D.	11/01/2004	Consulting Agreement
Accentia	PPD Development, LLP	04/10/2006	Master Services Agreement
Accentia	PPD Development, LLP	07/05/2006	Contract Laboratory Quality Agreement
Accentia	Roberts Mitani, LLC	08/23/2006	Confirmation Agreement re: Sale of Biovest
Accentia	CSA Associations, LLC	10/27/2006	Master Agreement
Accentia	Mayo Foundation for Medical Education and Research	02/10/2004	License Agreement
Accentia	Mayo Foundation for Medical Education and Research	12/06/2005	Option Agreement
Analytica	Torreya Partners, LLC	09/15/2008	Engagement Agreement

EXHIBIT C

Pro Forma Recapitalization of Reorganized Accentia

See Attached

Accentia Biopharmaceuticals, Inc.

Pro Forma Recapitalization Chart

		Forecasted as of Plan Effective Date (1)
Total shares of Accentia Common Stock outstanding as of the Petition Date		59,548,208
Class 3 Plan Shares for Southwest Bank Allowed Class 3 Claim	(2)	4,479,340
Class 5 Plan Shares for 2006 Secured Debentures Holders	(3)	3,530,599
Class 6 Plan Shares for 2008 Secured Debentures Holders	(4)	8,838,000
Class 8 Plan Shares	(5)	0
Class 9 Plan Shares for 2007 Debentures Holders	(6)	19,095,452
Class 10 Plan Shares	(7)	8,000,000
Class 13 Plan Shares for Convertible Preferred Stock Holders	(8)	2,819,715

Total outstanding shares of Reorganized Accentia Common Stock on the Plan Effective Date		106,311,314
Shares subject to Existing Accentia Stock Warrants	(9)	21,280,800
Shares subject to Existing Accentia Stock Options		24,414,913

Fully diluted shares of Reorganized Accentia Common Stock		152,007,027

(1)	This recapitalization chart assumes an Effective Date of November 12, 2010.
(2)	Based on an Allowed Class 3 Claim of $4,000,000 plus 6% per annum Postpetition Interest, converting at $1.00 per share on the Effective Date.
(3)	Holders of Claims in Class 5 have the option to (i) convert their Allowed Claims into shares of Reorganized Accentia Common Stock at the fixed conversion price set forth in their 2006 Secured Debentures , (ii) exchange their Allowed Claims into shares of Biovest Common Stock at a conversion rate of $0.75 per share , or (iii) elect a combination of (i) and (ii) above, in each such case on or prior to a designated maturity date. This recapitalization chart assumes the conversion, on the Effective Date, of all of the anticipated Allowed Claims in Class 5 (approximately $6.1 million plus 6% per annum Postpetition Interest) into shares of Reorganized Accentia Common Stock at the fixed conversion price set forth in the 2006 Secured Debentures. This amount would be 1,253,704 shares if Holders of Allowed Claims in Class 5 who are eligible to exchange their Allowed Claims into shares of Biovest Common Stock made such an exchange.
(4)	Holders of Claims in Class 6 have the option to convert their Allowed Claims into shares of Reorganized Accentia Common Stock at $1.10 per share. This recapitalization chart assumes the conversion, on the Effective Date, of all of the anticipated Allowed Claims in Class 6 (approximately $8.9 million plus 7% per annum Postpetition Interest less unearned original issue discount) into shares of Reorganized Accentia Common Stock at $1.10 per share.
(5)	Holders of Claims in Class 8 have the option to convert their Allowed Claims into shares of Reorganized Accentia Common Stock at the Market Price. This recapitalization chart assumes there will be no Allowed Claims in Class 8.
(6)	Holders of Claims in Class 9 will convert their Allowed Claims into shares of Reorganized Accentia Common Stock over a period of 8 quarters, commencing on the Effective Date. This recapitalization chart assumes the conversion, on the Effective Date, of all of the anticipated Allowed Claims in Class 9 (approximately $16.9 million plus 7% per annum Postpetition Interest) into shares of Reorganized Accentia Common Stock at $1.00 per share.
(7)	Holders of Unsecured Claims in Class 10 have the option to convert their Allowed Claims into shares of Reorganized Accentia Common Stock at the Market Price. The Debtors anticipate that the total Allowed Amount of these Claims will be approximately $8 million. This recapitalization chart assumes the conversion of all of the Allowed Unsecured Claims totaling $8 million at a Market Price of $1.00 per share.
(8)	Holders of Convertible Preferred Stock Claims in Class 13 have the option to convert their Allowed Claims into shares of Reorganized Accentia Common Stock at $2.67 per share. This recapitalization chart assumes the conversion, on the Effective Date, of all of the anticipated Allowed Claims in Class 13 (approximately $7.5 million) into shares of Reorganized Accentia Common Stock at $2.67 per share.
(9)	Of this outstanding warrant total, 10,318,928 Accentia warrants issued to investors in Accentia's 2006 Secured Debenture may be exchanged into shares of Biovest common stock at the election of the warrant holders.